As filed with the Securities and Exchange             Registration No. 33-63657
Commission on April 7, 2005

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 14

                                       TO

                                    FORM S-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ING Insurance Company of America

                                     Florida

                                   06-1286272

        Corporate Center One, 2202 North Westshore Boulevard, Suite 350,

                              Tampa, Florida 33607

Linda E. Senker, Esq.                               James A. Shuchart, Esq.
ING                                                 ING
1475 Dunwoody Drive                                 1475 Dunwood Drive
West Chester, PA  19380-1478                        West Chester, PA  19380-1478
(610) 425-4139                                      (610) 425-3563
--------------------------------------------------------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: It is proposed that the public offering will commence as soon as practicable after effectiveness of this filing.

If any of the securities being registered to this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [XX]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legal facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [XX]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                              PART I


--------------------------------------------------------------------------------
ING INSURANCE COMPANY OF AMERICA
SINGLE PREMIUM DEFERRED MODIFIED GUARANTEED ANNUITY CONTRACT

                             ING MULTI-RATE ANNUITY
--------------------------------------------------------------------------------


                                                                  APRIL 29, 2005

THE CONTRACT. The contract described in this prospectus is a group or individual, single purchase payment, modified guaranteed deferred annuity contract issued by ING Insurance Company of America (the "Company," "we," "us," our). The contract is available as a nonqualified deferred annuity. Additionally, the contract is available as a rollover to a traditional Individual Retirement Annuity ("IRA") under section 408(b) of the Internal Revenue Code of 1986, as amended ("Tax Code") or a rollover to a Roth IRA under Tax Code section 408A. See "Purchase" in this prospectus for additional information.


The contract is not offered for sale in the State of New York.

WHY READING THIS PROSPECTUS IS IMPORTANT. This prospectus contains facts about the contract that you should know before investing. The information will help you determine if the contract is right for you. Read this prospectus carefully. If you do invest in the contract, retain this document for future reference.

HOW IT WORKS. Upon purchase, you may direct your purchase payment to different guaranteed terms ranging up to and including twenty years. Each guaranteed term has its own guaranteed interest rate. When the guaranteed term(s) end, you can reinvest in another guaranteed term, begin receiving income payments, or withdraw your full account value.

WITHDRAWALS. You may withdraw all or part of your accumulated funds at any time. WITHDRAWALS PRIOR TO THE END OF A GUARANTEED TERM MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT AND CERTAIN FEES. UPON A FULL WITHDRAWAL, YOU COULD, THEREFORE, RECEIVE LESS THAN YOUR PURCHASE PAYMENT. SEE THE "MARKET VALUE ADJUSTMENT" SECTION AND "FEES" SECTION IN THIS PROSPECTUS FOR ADDITIONAL INFORMATION.

ADDITIONAL DISCLOSURE INFORMATION. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. We do not intend for this prospectus to be an offer to sell or a solicitation of an offer to buy these securities in any state that does not permit their sale. We have not authorized anyone to provide you with information different from that contained in this prospectus. The contract is not a deposit with, obligation of, or guaranteed or endorsed by any bank, nor is it insured by the FDIC.

          Our Home Office:                 Our Customer Service Center:
  ING Insurance Company of America                      ING
       5100 West Lemon Street                      P.O. Box 9271
             Suite 213                       Des Moines, IA 50306-9271
        Tampa, Florida 33609                       1-800-531-4547
           (813) 261-9582


IICA - MRA - 134790

--------------------------------------------------------------------------------
TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            PAGE

CONTRACT OVERVIEW ........................................................

GUARANTEED TERMS AND GUARANTEED INTEREST RATES ...........................

YOUR CHOICES AT THE END OF A GUARANTEED TERM .............................

PURCHASE .................................................................

RIGHT TO CANCEL ..........................................................

FEES .....................................................................

WITHDRAWALS ..............................................................

SYSTEMATIC DISTRIBUTION OPTIONS ..........................................

MARKET VALUE ADJUSTMENT (MVA) ............................................

DEATH BENEFIT ............................................................

INCOME PHASE .............................................................

INVESTMENTS ..............................................................

TAXATION .................................................................

OTHER TOPICS .............................................................
      The Company -- Variable Annuity Account B -- Contract
      Distribution -- Payment of Commissions -- Payment Delay or
      Suspension -- Voting Rights -- Contract Modifications --
      Transfer of Ownership: Assignment -- Involuntary Terminations -- Trading -- Industry Developments -- Legal Matters and
      Proceedings

APPENDIX I -- CALCULATING A MARKET VALUE ADJUSTMENT (MVA) ................   I-1

IICA - MRA - 134790

--------------------------------------------------------------------------------
CONTRACT OVERVIEW
--------------------------------------------------------------------------------

The following is intended as a summary. Please read each section of this prospectus for additional detail.

QUESTIONS: CONTACTING THE COMPANY. To answer your questions, contact your sales representative or write or call our Customer Service Center:

            ING
            P.O. Box 9271
            Des Moines, Iowa 50306-92711
            1-800-531-4547

CONTRACT DESIGN:

The contract described in this prospectus is a group or individual, single purchase payment, modified guaranteed deferred annuity contract issued by ING Insurance Company of America. It is intended to be used as a retirement savings vehicle that allows you to invest in fixed interest options in order to help meet long-term financial goals.

WHO'S WHO:

The contract holder (you): The person to whom we issue an individual contract or a certificate under a group contract.

The Company (we, us, our): ING Insurance Company of America. We issue the contract.

The contract: Both individual contracts and certificates under a group contract are referred to in this prospectus as the contract.

CONTRACT PHASES:

THE ACCUMULATION PHASE

      o AT INVESTMENT. Upon purchase, you may direct your purchase payment to different guaranteed terms ranging up to and including twenty years. Each guaranteed term has its own guaranteed interest rate. Generally, your purchase payment will earn interest at the guaranteed interest rate(s) for the duration of the guaranteed term(s) you select. If you withdraw or transfer amounts prior to the end of a guaranteed term, those amounts may be subject to a market value adjustment and certain fees. See "Market Value Adjustment" and "Fees."

      o AT MATURITY. We will notify you at least 18 days before the guaranteed term ends. If you do not make any election before the guaranteed term ends, we will automatically renew the contract for a guaranteed term of the same or similar duration. If you do not want to automatically renew, contact us before the guaranteed term ends. Prior to the end of a guaranteed term, you can elect to reinvest in a different guaranteed term, begin income phase payments, or withdraw the full amount available at maturity.

THE INCOME PHASE

You may start receiving income phase payments at any time after the first year of the contract. Several payment options are available. See "Income Phase." In general, you may receive payments for a specified period of time or for life; receive payments monthly, quarterly, semi-annually or annually; and select an option that provides a death benefit to beneficiaries.

IICA - MRA - 134790

CONTRACT FACTS:

FREE LOOK/RIGHT TO CANCEL: You may cancel the contract within ten days of receipt (or as otherwise provided by state law). See "Right to Cancel."

DEATH BENEFIT: A beneficiary may receive a benefit in the event of your death prior to the income phase. Benefits during the income phase depend upon the payment option selected. See "Death Benefit" and "Income Phase."

WITHDRAWALS: During the accumulation phase, you may withdraw all or part of your account value. Amounts withdrawn may be subject to a market value adjustment, early withdrawal charge, maintenance fee, tax withholding and taxation. See "Market Value Adjustment," "Withdrawals," "Fees" and "Taxation."

SYSTEMATIC DISTRIBUTION OPTIONS: You may elect to receive regular payments from your account, while retaining the account in the accumulation phase. See "Systematic Distribution Options."

FEES: Certain fees may be deducted from your account value. See "Fees."

TAXATION: You will not generally pay taxes on any earnings from the annuity contract described in this prospectus until they are withdrawn. Tax-qualified retirement arrangements (e.g., IRAs) also defer payment of taxes on earnings until they are withdrawn. If you are considering funding a tax-qualified retirement arrangement with an annuity contract, you should know that the annuity contract does not provide any additional tax deferral of earnings beyond the tax deferral provided by the tax-qualified retirement arrangement. However, annuities do provide other features and benefits which may be valuable to you. You should discuss your alternatives with your financial representative.

Taxes will generally be due when you receive a distribution. Tax penalties may apply in some circumstances. See "Taxation."

MARKET VALUE ADJUSTMENT (MVA): If you withdraw all or part of your account value before a guaranteed term is completed, an MVA may apply. The MVA reflects the change in the value of the investment due to changes in interest rates since the date of investment, and may be positive or negative. See "Market Value Adjustment."

--------------------------------------------------------------------------------
GUARANTEED TERMS AND GUARANTEED INTEREST RATES
--------------------------------------------------------------------------------

The contract offers fixed interest options called guaranteed terms. On the application or enrollment form, you select the guaranteed term(s) you want to invest in from among the guaranteed terms we offer at that time. Your purchase payment earns interest at the guaranteed interest rate applicable to that guaranteed term.

GUARANTEED TERMS:

START DATE. Guaranteed terms always start on the first business day of the month.

LENGTH. Guaranteed terms are offered at our discretion for various lengths of time ranging up to and including twenty years.

MINIMUM PAYMENTS. Your single purchase payment must be at least $10,000. You may divide your single purchase payment among any of the various guaranteed terms we offer, but you must invest at least $1,000 in any single guaranteed term.

GUARANTEED INTEREST RATES: We state the guaranteed interest rates as an effective annual rate of return. In other words, we credit the interest you earn on your purchase payment at a rate that provides the guaranteed rate of return over a one-year period, assuming you make no withdrawals. Guaranteed interest rates will never be less than the minimum guaranteed interest rate stated in the contract. We reserve the right to offer, from time to time, guaranteed interest rates to prospective investors that are higher than those offered to current contract holders with respect to guaranteed terms of the same duration.

IICA - MRA - 134790

ONE GUARANTEED TERM/MULTIPLE GUARANTEED INTEREST RATES. More than one guaranteed interest rate may be applicable during a guaranteed term greater than one year. For example, a guaranteed term of five years may apply one guaranteed interest rate for the first year, a different guaranteed interest rate for the next two years, and a third guaranteed interest rate for the last two years.

EXAMPLE OF INTEREST CREDITING AT THE GUARANTEED INTEREST RATE. The example below shows how interest is credited during a guaranteed term. The hypothetical guaranteed interest rate used in this example is illustrative only and is not intended to predict future guaranteed interest rates to be offered under the contract. Actual guaranteed interest rates offered may be more or less than those shown. The example assumes no withdrawals of any amount during the entire seven-year guaranteed term illustrated. The example does not reflect any market value adjustment, federal income taxes, possible tax penalties, or deductions of any early withdrawal charge, premium taxes, or maintenance fees. See "Withdrawals," "Market Value Adjustment," "Fees" and "Taxation."

      --------------------------------------------------------------------------
      EXAMPLE:

      Purchase payment:                      $20,000
      Guaranteed term:                       7 years
      Guaranteed interest rate:              6.00% per year

      The guaranteed interest rate is applied in this example by using the formula: 1 + the guaranteed interest rate = 1.06

      ACCOUNT VALUE AT END                   INTEREST EARNED AT END
      OF EACH CONTRACT YEAR                  OF EACH CONTRACT YEAR
      ---------------------                  ----------------------
      Contract year 1 = $21,200.00           Interest at end of contract year
      ($20,000.00 x 1.06)                    1 = $1,200.00

      Contract year 2 = $22,472.00           Interest at end of contract year
      ($21,200.00 x 1.06)                    2 = $1,272.00

      Contract year 3 = $23,820.32           Interest at end of contract year
      ($22,472.00 x 1.06)                    3 = $1,348.32

      Contract year 4 = $25,249.54           Interest at end of contract year
      ($23,820.32 x 1.06)                    4 = $1,429.22

      Contract year 5 = $26,764.51           Interest at end of contract year
      ($25,249.54 x 1.06)                    5 = $1,514.97

      Contract year 6 = $28,370.38           Interest at end of contract year
      ($26,764.51 x 1.06)                    6 = $1,605.87

      ACCOUNT VALUE AT END                   INTEREST EARNED AT END
      OF EACH CONTRACT YEAR                  OF EACH CONTRACT YEAR
      End of guaranteed term = $30,072.61    Interest at end of contract year
      ($28,370.38 x 1.06)                    7 = $1,702.23

      Total interest credited in guaranteed term = $10,072.61 ($30,072.61 - $20,000)
      --------------------------------------------------------------------------

DETERMINATION OF GUARANTEED INTEREST RATES. We will periodically determine the guaranteed interest rates we offer at our sole discretion. We have no specific formula for determining the rate of interest we will declare as future guaranteed interest rates. Our determination of guaranteed interest rates is influenced by, but does not necessarily correspond to, interest rates available on the types of debt instruments in which we intend to invest the amounts attributable to the contract. See "Investments." The Company's management will also consider various factors in determining guaranteed interest rates for a given guaranteed term, including some or all of the following:

IICA - MRA - 134790

      o     Regulatory and tax requirements;
      o     Sales commissions;
      o     Administrative expenses;
      o     General economic trends; and
      o     Competitive factors.

The Company's management determines the guaranteed interest rates we will offer. We cannot predict nor guarantee future levels of guaranteed interest rates above the contractually guaranteed minimum rate nor guarantee what rates will be offered in the future.

--------------------------------------------------------------------------------
YOUR CHOICES AT THE END OF A GUARANTEED TERM
--------------------------------------------------------------------------------

At least 18 calendar days prior to the end of a guaranteed term, we will notify you that the guaranteed term is about to end. At the end of a guaranteed term, you can do three things with the amount you have accumulated for that guaranteed term:

      o     Reinvest all or part of it in another guaranteed term;
      o     Withdraw all or part of it; or
      o     Use all or part of it to start your income phase payments.

These choices can also be combined. For example, you can withdraw part of the amount you have accumulated and reinvest the balance or reinvest part and use the balance to start income phase payments. Each of these choices has certain consequences, which you should consider carefully. See "Withdrawals," "Income Phase" and "Taxation."

REQUESTING YOUR CHOICE. Once you decide what you want to do with your account value for that guaranteed term, you must advise us of your decision by completing an election form. We must receive your completed election form at least five days prior to the end of the guaranteed term to which it applies.

If we do not receive your properly completed election form in time, or you do not submit an election form, your account value at the end of the guaranteed term will be automatically reinvested in the following manner:

      o     For a guaranteed term equal to the guaranteed term just ended;
      o If no such guaranteed term is available, for the guaranteed term with the next shortest duration; or
      o If no such shorter guaranteed term is available, for the guaranteed term with the next longest duration

Your account value will then earn interest at the guaranteed interest rate applicable to the guaranteed term automatically selected for you. We will mail a confirmation statement to you the next business day after the completion of the just-ended guaranteed term advising you of the new guaranteed term and guaranteed interest rate.

--------------------------------------------------------------------------------
PURCHASE
--------------------------------------------------------------------------------

CONTRACT TYPE. The contract may be purchased as one of the following:

IICA - MRA - 134790

      (1)   A nonqualified deferred annuity;
      (2) A rollover to a traditional individual retirement annuity (IRA) under Tax Code section 408(b) (limitations apply, see "Purchasing a Traditional IRA" in this section); or
      (3) A rollover to a Roth IRA under Tax Code section 408A (limitations apply, see "Purchasing a Roth IRA" in this section).

HOW TO PURCHASE. To purchase a contract, complete an application or enrollment form and submit it to the Company along with your purchase payment.

PAYMENT METHODS. The following purchase payment methods are allowed:

      o     One lump-sum payment; or
      o     Transfer or rollover from a pre-existing plan or account.

We reserve the right to reject any payments without advance notice.

PAYMENT AMOUNT. The minimum purchase payment is $10,000. We may limit the amount of the maximum purchase payment. All purchase payments over $1,000,000 will be allowed only with our consent. You may not make any additional purchase payments under an existing contract. However, eligible persons may purchase additional contracts at the then prevailing guaranteed interest rates and guaranteed terms.

PURCHASING A TRADITIONAL IRA. To purchase the contract as a traditional IRA, your purchase payment must be a transfer of amounts held in one of the following:

      o     A traditional individual retirement account under Tax Code section
            408(a);
      o A traditional individual retirement annuity under Tax Code section 408(b); or
      o     A retirement plan qualified under Tax Code section 401 or 403.

PURCHASING A ROTH IRA. A contract may be purchased as a Roth IRA under Tax Code section 408A, by transferring amounts previously accumulated under another Roth IRA or from a traditional individual retirement annuity or individual retirement account, provided certain conditions are met. See "Taxation."

ACCEPTANCE OR REJECTION OF APPLICATIONS OR ENROLLMENT FORMS. We must accept or reject your application or enrollment form within two business days of receipt. If the application or enrollment form is incomplete, we may hold it and any accompanying purchase payment for five days. Payments may be held for longer periods only with your consent, pending acceptance of the application or enrollment form. If the application or enrollment form is accepted, a contract will be issued to you. If the application or enrollment form is rejected, we will return it and any payments to you, without interest.

We may also refuse to accept certain forms of premium payments or loan repayments, if applicable, (traveler's checks, for example) or restrict the amount of certain forms of premium payments or loan repayments (money orders totaling more than $5,000, for example). In addition, we may require information as to why a particular form of payment was used (third party checks, for example) and the source of the funds of such payment in order to determine whether or not we will accept it. Use of an unacceptable form of payment may result in us returning your premium payment and not issuing the contract.

WHAT HAPPENS TO YOUR PURCHASE PAYMENT? If we accept your application or enrollment form, your purchase payment becomes part of our general assets and is credited to an account established for you. We will confirm the crediting of your purchase payment within five business days of receipt of your properly completed application or enrollment form. You start earning interest on your purchase payment beginning on the effective date of the contract, which is the date your purchase payment is credited. During the period of time between the date your purchase payment is credited and the start of the guaranteed term you selected, your purchase payment earns interest at the guaranteed interest rate applicable to the guaranteed term you selected.

IICA - MRA - 134790

--------------------------------------------------------------------------------
RIGHT TO CANCEL
--------------------------------------------------------------------------------

You may cancel the contract within ten days of receiving it (or as otherwise provided by state law) by returning it to our Service Center along with a written notice of cancellation. We will issue a refund within seven days of our receipt of the contract and written notice of cancellation. The refund will equal the amount of your purchase payment.

--------------------------------------------------------------------------------
FEES
--------------------------------------------------------------------------------

The following fees and other deductions may impact your account value:

      o     Early Withdrawal Charge (see below);
      o     Maintenance Fee (see below);
      o     Premium Taxes (see below);
      o     Market Value Adjustment (see "Market Value Adjustment"); and
      o     Taxation (see "Taxation").

EARLY WITHDRAWAL CHARGE

Withdrawals of all or a portion of your account value may be subject to a charge. In the case of a partial withdrawal where you request a specified dollar amount, the amount withdrawn from your account will be the amount you specified plus adjustment for any applicable early withdrawal charge.

AMOUNT. The amount is a percentage of the purchase payment you withdraw. The percentage will be determined by the early withdrawal charge schedule below.

PURPOSE. This is a deferred sales charge. It reimburses some of our sales and administrative expenses associated with the contract.

EARLY WITHDRAWAL CHARGE SCHEDULE:

--------------------------------------------------------------------------------------------------------------------
      Years since purchase payment credited:                   0       1      2      3       4     5      6      7
--------------------------------------------------------------------------------------------------------------------
      Fee as a percentage of payment withdrawn:                7%     7%     6%      6%     5%     4%    2%      0%
--------------------------------------------------------------------------------------------------------------------

HOW WE APPLY THE SCHEDULE. For purposes of applying the early withdrawal charge, all time periods are measured from the date your purchase payment is credited, even if you reinvest all or part of your account value in another guaranteed term. Once the early withdrawal charge declines to 0%, it no longer applies, regardless of how long you own the contract.

The early withdrawal charge applies only to withdrawals of your purchase payment. However, for the purposes of this charge, we assume you are withdrawing all or part of your purchase payment first (not your earnings). This assumption is not made for tax purposes. See "Taxation."

EXAMPLE. Assume the first guaranteed term you select is for five years. Further assume that at the end of this five-year guaranteed term, you decide to reinvest your account value for another guaranteed term of four years. Assume you then make a withdrawal (but not a special withdrawal, as described below) during the second year of the new guaranteed term. Because six years have passed since your purchase payment was credited, you would pay a 2% early withdrawal charge, even though you could have withdrawn all or part of your account value at the end of the first five-year guaranteed term without paying an early withdrawal charge. See "Waiver of Charge," below. However, if you make a withdrawal during the third year of the new guaranteed term, or anytime thereafter, you would pay no early withdrawal charge, because seven years would have passed since your purchase payment was credited.

IICA - MRA - 134790

SPECIAL WITHDRAWALS. After 12 months from the contract effective date, you may make one withdrawal equal to 10% or less of your account value during any calendar year, valued at the time we receive your withdrawal request in writing, and we will not deduct any early withdrawal charge. This special withdrawal is subject to the following restrictions:

      o     It applies only to the first withdrawal each calendar year;

      o All subsequent withdrawals that calendar year are subject to an early withdrawal charge, even if you did not withdraw the full 10% with your first withdrawal; and

      o If your first withdrawal of the calendar year is in excess of 10% of your account value, the excess amount is subject to an early withdrawal charge.

WAIVER OF CHARGE. The early withdrawal charge is waived for amounts that are:

      o Withdrawn at the end of a guaranteed term, provided that at least five days prior to the end of that guaranteed term we receive your withdrawal request in writing. (If you reinvest those amounts in another guaranteed term, future withdrawals will be subject to an early withdrawal charge as described above); or

      o $2,500 or less, provided that no withdrawal has been made from your account during the prior 12 months; or

      o Withdrawn due to your election of a systematic distribution option (see "Systematic Distribution Options"); or

      o Withdrawn due to an involuntary termination. This may occur if your account value is less than $2,500. See "Other Topics--Involuntary Terminations."

NURSING HOME WAIVER. If approved in your state, you may withdraw all or a portion of your account value without an early withdrawal charge if all of the following conditions are met:

      o More than one account year has elapsed since the date your purchase payment was credited;

      o The annuitant designated under the contract has spent at least 45 consecutive days in a licensed nursing facility (in New Hampshire, the facility may be non-licensed); and

      o The withdrawal is requested within three years of the designated annuitant's admission to a licensed nursing facility (in Oregon there is no three year limitation and in New Hampshire, the facility may be non-licensed).

We will not waive the early withdrawal charge if the annuitant was in a licensed nursing care facility at the time you purchased the contract. The nursing home waiver may not be available in all states.

MARKET VALUE ADJUSTMENT AND TAXATION. Except for withdrawals at the end of a guaranteed term as noted above, and withdrawals under a systematic distribution option, a market value adjustment is applicable to any amounts you withdraw. Regardless of when or how withdrawals are taken, you may also be required to pay taxes and tax penalties. See "Market Value Adjustment" and "Taxation."

ANNUAL MAINTENANCE FEE

Currently we do not charge a maintenance fee. However, prior to the time you enter the income phase, an annual maintenance fee may be deducted from your account value on each anniversary of the contract's effective date and if you make a full withdrawal from the contract. The terms and conditions under which the maintenance fee may be deducted are stated in the contract. A maintenance fee would be used to reimburse us for our administrative expenses relating to establishing and maintaining the contract.

IICA - MRA - 134790

PREMIUM TAXES

MAXIMUM AMOUNT. Some states and municipalities charge a premium tax on annuities. These taxes currently range from 0% to 4%, depending upon the jurisdiction.

WHEN/HOW. We reserve the right to deduct a charge for premium taxes from your account value or from your payment to the account at any time, but not before there is a tax liability under state law. For example, we may deduct a charge for premium taxes at the time of a complete withdrawal or we may reflect the cost of premium taxes in our income phase payment rates when you commence income phase payments. If, at your death, your beneficiary elects to receive a lump-sum distribution, a charge may be deducted for any premium taxes paid on your behalf for which we have not been reimbursed. If we deduct premium taxes from your purchase payment, the amount invested in a guaranteed term will be equal to the amount of your purchase payment reduced by any applicable premium tax.

--------------------------------------------------------------------------------
WITHDRAWALS
--------------------------------------------------------------------------------

You may withdraw all or part of your account value at any time during the accumulation phase. Amounts are withdrawn on a pro-rata basis from each of the guaranteed terms under the contract. You may request that we inform you in advance of the amount payable upon a withdrawal.

STEPS FOR MAKING A WITHDRAWAL.

      o     Select the withdrawal amount.

            1) Full withdrawal: You will receive, reduced by any required withholding tax, your account value, plus or minus any applicable market value adjustment, and minus any applicable early withdrawal charge and annual maintenance fee.

            2)    Partial Withdrawal (Percentage or Specified Dollar Amount):
                  You will receive, reduced by any required withholding tax, the amount you specify, subject to the value available in your account. However, the amount actually withdrawn from your account will be adjusted for any applicable early withdrawal charge and any positive or negative market value adjustment, and accordingly, may be more or less than the amount requested.

      o     Properly complete a disbursement form and submit it to our Service
            Center.

DELIVERY OF PAYMENT. Payment of withdrawal requests will be made in accordance with the SEC's requirements. Normally, payment will be sent not later than seven days following our receipt of the disbursement form in good order. Generally, a request is considered to be in "good order" when it is signed, dated and made with such clarity and completeness that we are not required to exercise any discretion in carrying it out. However, under certain emergency situations, we may defer payment of any withdrawal for a period not exceeding six months from the date we receive your withdrawal request.

TAXES, FEES AND DEDUCTIONS. Amounts withdrawn may be subject to one or more of the following:

      o Early Withdrawal Charge: Withdrawals of all or a portion of your account may be subject to an early withdrawal charge. This is a deferred sales charge that reimburses us for some of the sales and administrative expenses associated with the contract. See "Fees--Early Withdrawal Charge."

      o Annual Maintenance Fee: If you make a full withdrawal from the contract, we may deduct any applicable annual maintenance fee. See "Fees--Annual Maintenance Fee."

      o Market Value Adjustment (MVA): The MVA reflects changes in interest rates since the deposit period. The MVA may be positive or negative. If you make a withdrawal before the end of a guaranteed term, we will calculate an MVA and the amount withdrawn will be adjusted for any applicable positive or negative MVA. See "Market Value Adjustment."


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      o     Tax Penalty: If you make a withdrawal before you attain age 59 1/2, the amount withdrawn may be subject to a 10% penalty tax. See "Taxation."

      o Tax Withholding: Amounts withdrawn may be subject to withholding for federal income taxes. See "Taxation."

All applicable fees and deductions are deducted from the amount of your withdrawal in accordance with the terms of the contract. Any market value adjustment applicable to your withdrawal, taxes, fees and deductions may either increase or decrease the amount paid to you. To determine which may apply, refer to the appropriate sections of this prospectus, contact your sales representative or call our Service Center at the number listed in "Contract Overview."

--------------------------------------------------------------------------------
SYSTEMATIC DISTRIBUTION OPTIONS
--------------------------------------------------------------------------------

FEATURES OF A SYSTEMATIC DISTRIBUTION OPTION

A systematic distribution option allows you to receive regular payments from the contract without moving into the income phase. By remaining in the accumulation phase, certain rights and flexibility not available during the income phase are retained. These options may be exercised at any time during the accumulation phase of the contract.

The following systematic distribution options may be available:

      o SWO--SYSTEMATIC WITHDRAWAL OPTION. SWO is a series of automatic partial withdrawals from your account based on a payment method you select. It is designed for those who want a periodic income while retaining investment flexibility for amounts accumulated under the contract.

            SWO allows you to withdraw either a specified amount or a specified percentage of the contract's value, or to withdraw amounts over a specified time period that you determine, within certain limits described in the contract. SWO payments can be made on a monthly or quarterly basis, and the amount of each payment is determined by dividing the designated annual amount by the number of payments due each calendar year. SWO payments are withdrawn pro-rata from each of the guaranteed terms under the contract.

            Under a contract purchased as a traditional IRA, if the SWO payment for any year is less than the required minimum distribution under the Tax Code, the SWO payment will be increased to an amount equal to the minimum distribution amount.

            If you participate in SWO, you may not utilize a special withdrawal to make additional withdrawals from the contract. See
            "Withdrawals--Special Withdrawals."

      o ECO--ESTATE CONSERVATION OPTION. ECO offers the same investment flexibility as SWO, but is designed for those who want to receive only the minimum distribution the Tax Code requires each year.

            Under ECO, we calculate the minimum distribution amount required by law, and pay you that amount once a year. ECO is not available under nonqualified contracts or under Roth IRA contracts. ECO payments are withdrawn pro-rata from each of the guaranteed terms under the contract. We will, upon request, inform you in advance of the amount payable under ECO.

            If you participate in ECO, you may not utilize a special withdrawal to make additional withdrawals from the contract. See
            "Withdrawals--Special Withdrawals."


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      o     OTHER SYSTEMATIC DISTRIBUTION OPTIONS. We may add additional systematic distribution options from time to time. You may obtain additional information relating to any of the systematic distribution options from your sales representative or from our Service Center.

AVAILABILITY. If allowed by applicable law, we reserve the right to discontinue the availability of one or all of the systematic distribution options for new elections at any time and to change the terms of future elections.

ELIGIBILITY. To exercise one of these options you must meet certain age criteria and your account value must meet certain minimum requirements. To determine if you meet the age and account value criteria and to assess terms and conditions that may apply, contact your sales representative or our Service Center.

TERMINATION. You may revoke a systematic distribution option at any time by submitting a written request to our Service Center. However, once cancelled, you or your spousal beneficiary may not elect SWO again. In addition, once cancelled, ECO may not be elected again until 36 months have elapsed.

DEDUCTIONS AND TAXATION. When you elect a systematic distribution option, your account value remains in the accumulation phase and subject to the applicable charges and deductions described in "Fees." However, we will not apply an early withdrawal charge or market value adjustment to any part of your account value paid under SWO or ECO. Taking a withdrawal through a systematic distribution option may have tax consequences. If you are concerned about tax implications consult a tax adviser before one of these options is elected. See "Taxation."

--------------------------------------------------------------------------------
MARKET VALUE ADJUSTMENT (MVA)
--------------------------------------------------------------------------------

PURPOSE OF THE MVA. If you make an early withdrawal from the contract, we may need to liquidate certain assets or use existing cash flow that would otherwise be available to invest at current interest rates. The assets we may liquidate to provide your withdrawal amount may be sold at a profit or a loss, depending upon market conditions. To lessen this impact, certain withdrawals are subject to an MVA.

WHAT IS AN MVA? In certain situations described below, including when you make a withdrawal before the end of a guaranteed term, we will calculate an MVA and either add or deduct that value from the amount withdrawn. The calculation we use to determine the MVA reflects the change in the value of your investment due to changes in interest rates since the start of the guaranteed term under the contract. When these interest rates increase, the value of the investment decreases, and the MVA amount may be negative and cause a deduction from your withdrawal amount. Conversely, when these interest rates decrease, the value of the investment increases, and the MVA amount may be positive and cause an increase in your withdrawal amount.

CALCULATION OF THE MVA. For a further explanation of how the MVA is calculated, see Appendix I.

When Does an MVA Apply? An MVA may apply when:

      o You request a withdrawal before the end of a guaranteed term. In this case the withdrawal amount may be increased or decreased by the application of the MVA.

      o You initiate income phase payments before the end of your guaranteed term. In this case an MVA may be applied to any amounts used to start income phase payments. While either a positive or negative MVA may apply to amounts used to start a nonlifetime payment option, only a positive MVA will apply to amounts used to start a lifetime payment option. See "Income Phase."

      o We terminate the contract because your account value is less than $2,500.

      o     You cancel the contract.


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      o     A death benefit is paid upon the death of the annuitant, more than six months after the annuitant's death. See "Death Benefit."

      o A death benefit is paid upon the death of a person other than the annuitant.

WHEN DOES AN MVA NOT APPLY? An MVA will not be applied to:

      o Withdrawals under the Systematic Withdrawal Option or Estate Conservation Option as described in "Systematic Distribution Options."

      o A death benefit payable upon death of an annuitant, if paid within six months of the annuitant's death. See "Death Benefit."

      o Amounts withdrawn at the end of a guaranteed term, provided that at least five days prior to the end of that guaranteed term we receive your withdrawal request in writing. The MVA, however, remains applicable to any amount you reinvest for another guaranteed term.

--------------------------------------------------------------------------------
DEATH BENEFIT
--------------------------------------------------------------------------------

DURING THE ACCUMULATION PHASE

WHO RECEIVES THE BENEFIT? If you or the annuitant dies during the accumulation phase, a death benefit will be paid to your beneficiary in accordance with the terms of the contract subject to the following:

      o Upon the death of a joint contract holder, the surviving joint contract holder will be deemed the designated beneficiary, and any other beneficiary on record will be treated as the beneficiary at the death of the surviving joint contract holder.

      o If you are not a natural person, the death benefit will be payable at the death of the annuitant designated under the contract or upon any change of the annuitant.

      o If you die and no beneficiary exists, the death benefit will be paid in a lump sum to your estate.

DESIGNATING A BENEFICIARY(IES). You may designate a beneficiary on your application or enrollment form, or by providing a written request in good order to our Service Center. Generally, a request is considered to be in "good order" when it is signed, dated and made with such clarity and completeness that we are not required to exercise any discretion in carrying it out.

CALCULATION OF THE BENEFIT. The death benefit is calculated as of the date proof of death and the beneficiary's right to receive the death benefit are received in good order at our Service Center. The amount of the death benefit is determined as follows:

      o If the death benefit is paid within six months of the death of the annuitant, the amount equals your account value.

      o If the death benefit is paid more than six months after the date of death of the annuitant, or if paid upon your death and you are not the annuitant, it equals your account value as adjusted by any applicable market value adjustment.

      o If you are not the annuitant, the death benefit payable may be subject to an early withdrawal charge.

BENEFIT PAYMENT OPTIONS. If you are the annuitant and you die before income phase payments begin, or if you are not a natural person and the annuitant dies before income phase payments begin, any beneficiary under the contract who is an individual has several options for receiving payment of the death benefit. The death benefit may be paid:


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

      o     In one lump-sum payment;

      o In accordance with any of the available income phase payment options (see "Income Phase --Payment Options"); or

      o In certain circumstances, your beneficiary, spousal beneficiary or joint contract holder may have the option to continue the contract rather than receive the death benefit.

Unless your beneficiary elects otherwise, the distribution will be made into an interest bearing account, backed by our general account, that is accessed by the beneficiary through a checkbook feature. The beneficiary may access death benefit proceeds at any time without penalty. Interest earned on this account may be less than interest paid on other settlement options.

TAXATION. The Tax Code requires distribution of death benefit proceeds within a certain period of time. Failure to begin receiving death benefit payments within those time periods can result in tax penalties. Regardless of the method of payment, death benefit proceeds will generally be taxed to the beneficiary in the same manner as if you had received those payments. See "Taxation" for additional information.

CHANGE OF BENEFICIARY. You may change the beneficiary previously designated at any time by submitting notice in writing to our Service Center. The change will not be effective until we receive and record it.

--------------------------------------------------------------------------------
INCOME PHASE
--------------------------------------------------------------------------------

During the income phase you receive payments from your accumulated account value. You may apply all or a portion of your account value to provide these payments. Income phase payments are made to you or you can, subject to availability, request that payments be deposited directly to your bank account. After your death, we will send your designated beneficiary any income phase payments still due. You may be required to pay taxes on all or a portion of the income phase payments you receive. See "Taxation."

PARTIAL ENTRY INTO THE INCOME PHASE. You may elect a payment option for a portion of your account value, while leaving the remaining portion in a guaranteed term(s). Whether the Tax Code considers such payments taxable as annuity payments or as withdrawals is currently unclear; therefore, you should consult with a qualified tax adviser before electing this option.

INITIATING INCOME PHASE PAYMENTS. At least 30 days prior to the date you want to start receiving income phase payments, you must notify us in writing of the following:

      o     Start date;
      o     Payment option (see the payment options table in this section); and
      o Payment frequency (i.e., monthly, quarterly, semi-annually or annually).

The account will continue in the accumulation phase until you properly initiate income phase payments. You may change your payment option election up to 30 days before income phase payments begin. Once you elect for income phase payments to begin, you may not elect a different payment option or elect to receive a lump-sum payment.

WHAT AFFECTS PAYMENT AMOUNTS? Some of the factors that may affect payment amounts include your age, your gender, your account value, the payment option selected and number of guaranteed payments (if any) selected.

MINIMUM PAYMENT AMOUNTS. The payment option you select must result in one or both of the following:

      o     A first payment of at least $50; or


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

      o     Total yearly payments of at least $250.

If your account value is too low to meet these minimum payment amounts, you must elect a lump-sum payment. We reserve the right to increase the minimum payment amount based upon increases in the Consumer Price Index--Urban.

PAYMENT START DATE. Income phase payments may start any time after the first year of the contract, and will start the later of the annuitant's 85th birthday or the tenth anniversary of your purchase payment, unless you elect otherwise.

Regardless of your income phase payment start date, your income phase payments will not begin until you have selected an income phase payment option. Failure to select a payment option by your payment start date, or postponement of the start date past the later of the annuitant's 85th birthday or the tenth anniversary of your purchase payment, may have adverse tax consequences. You should consult with a qualified tax adviser if you are considering either of these courses of action.

PAYMENT LENGTH. If you choose a lifetime income phase payment option with guaranteed payments, the age of the annuitant plus the number of years for which payments are guaranteed must not exceed 95 at the time payments begin. Additionally, federal income tax requirements currently applicable to traditional IRAs provide that the period of years guaranteed may not be greater than the joint life expectancies of the payee and his or her designated beneficiary.

CHARGES DEDUCTED. No early withdrawal charge will be applied to amounts used to start income phase payments, although a market value adjustment may be applicable.

MARKET VALUE ADJUSTMENT. If your income phase payments start before the end of your guaranteed term, a market value adjustment will be applied to any amounts used to start income phase payments. If you select a lifetime payment option, only a positive market value adjustment will be applied. See "Market Value Adjustment."

DEATH BENEFIT DURING THE INCOME PHASE. Upon the death of either the annuitant or the surviving joint annuitant, the amount payable, if any, to your beneficiary depends on the payment option currently in force. Any amounts payable must be paid at least as rapidly as under the method of distribution in effect at the annuitant's death. If you die and you are not the annuitant, any remaining payments will continue to be made to your beneficiary at least as rapidly as under the method of distribution in effect at your death.

TAXATION. To avoid certain tax penalties, you or your beneficiary must meet the distribution rules imposed by the Tax Code. See "Taxation."

INCOME PHASE PAYMENT OPTIONS

The following table lists the income phase payment options and accompanying death benefits that may be available during the income phase. We may offer additional payment options under the contract from time to time.

TERMS USED IN THE TABLES:

ANNUITANT: The person(s) on whose life expectancy the income phase payments are calculated.

BENEFICIARY: The person designated to receive the death benefit payable under the contract.

--------------------------------------------------------------------------------
                      LIFETIME INCOME PHASE PAYMENT OPTIONS
--------------------------------------------------------------------------------
Life Income       LENGTH OF PAYMENTS: For as long as the annuitant lives. It is possible that only one payment will be made should the annuitant die prior to the second payment's due date.

                  DEATH BENEFIT--NONE: All payments end upon the annuitant's death.
--------------------------------------------------------------------------------


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

--------------------------------------------------------------------------------
Life Income--     LENGTH OF PAYMENTS: For as long as the annuitant lives, with
Guaranteed        payments guaranteed for your choice of 5, 10, 15 or 20 years,
Payments          or other periods specified in the contract.

                  DEATH BENEFIT: If the annuitant dies before we have made all the guaranteed payments, payments will continue to the
                  beneficiary.
--------------------------------------------------------------------------------
Life Income--     LENGTH OF PAYMENTS: For as long as either annuitant lives. It
Two Lives         is possible that only one payment will be made if both the annuitant and joint annuitant die before the second payment's due date.

                  CONTINUING PAYMENTS: When you select this option, you will also choose either:

                  (a) 100%, 66 2/3 % or 50% of the payment to continue to the surviving annuitant after the first death; or

                  (b) 100% of the payment to continue to the first annuitant on the second annuitant's death, and 50% of the payment to continue to the second annuitant on the first annuitant's death.

                  DEATH BENEFIT--NONE: All payments end upon the death of both annuitants.
--------------------------------------------------------------------------------
Life Income--     LENGTH OF PAYMENTS: For as long as either annuitant lives,
Two Lives--       with payments guaranteed for a minimum of 120 months, or other
Guaranteed        periods specified in the contract.
Payments
                  CONTINUING PAYMENTS: 100% of the payment to continue to the surviving annuitant after the first death.

                  DEATH BENEFIT: If both annuitants die before the guaranteed payments have all been paid, payments will continue to the beneficiary.
--------------------------------------------------------------------------------
                     NONLIFETIME INCOME PHASE PAYMENT OPTION
--------------------------------------------------------------------------------
Nonlifetime--     LENGTH OF PAYMENTS: Payments will continue for your choice of
Guaranteed        10 through 30 years (or other periods specified in the
Payments          contract).

                  DEATH BENEFIT: If the annuitant dies before we make all the guaranteed payments, payment will continue to the beneficiary.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INVESTMENTS
--------------------------------------------------------------------------------

SEPARATE ACCOUNT. Payments received under the contract and allocated to guaranteed terms will be deposited to, and accounted for, in a nonunitized separate account that we established under Florida law. Prior to January 5, 2000, amounts allocated to guaranteed terms were deposited to, and accounted for, in a nonunitized separate account that we had established under Connecticut law. A nonunitized separate account is a separate account in which you do not participate in the performance of the assets through unit values or any other interest.

Persons allocating amounts to the nonunitized separate account do not receive a unit value of ownership of assets accounted for in the separate account. The assets accrue solely to our benefit and we bear the entire risk of investment gain or loss. All of our obligations due to allocations to the nonunitized separate account are contractual guarantees we have made and are accounted for in the separate account. All of our general assets are available to meet the guarantees under the contracts. However, to the extent provided for in the applicable contracts, assets of the nonunitized separate account are not chargeable with liabilities arising out of any other business we conduct. Income, gains or losses of the separate account are credited to or charged against the assets of the separate account without regard to other income, gains or losses of the Company.

SETTING GUARANTEED INTEREST RATES. We do not have any specific formula for setting guaranteed interest rates for the guaranteed terms. We expect the guaranteed interest rates to be influenced by, but not necessarily correspond to, yields on fixed income securities we acquire with amounts allocated to the guaranteed terms when the guaranteed interest rates are set.


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

TYPES OF INVESTMENTS. Our assets will be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, and certain other investments.

We intend to invest in assets which, in the aggregate, have characteristics, especially cash flow patterns, reasonably related to the characteristics of the liabilities. Various immunization techniques will be used to achieve the objective of close aggregate matching of assets and liabilities. We will primarily invest in investment-grade fixed income securities including:

      o Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government;

      o Debt securities that are rated, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa) or Standard & Poor's Corporation (AAA, AA, A or
            BBB) or any other nationally recognized rating organizations;

      o Other debt instruments including those issued or guaranteed by banks or bank holding companies and of corporations, which although not rated by Moody's, Standard & Poor's, or other nationally recognized rating organizations, are deemed by the Company's management to have an investment quality comparable to securities which may be purchased as stated above; and

      o Commercial paper, cash or cash equivalents, and other short-term investments having a maturity of less than one year which are considered by the Company's management to have investment quality comparable to securities which may be purchased as stated above.

In addition, we may invest in futures and options. We purchase financial futures and related options and options on securities solely for non-speculative hedging purposes. In the event securities prices are anticipated to decline, we may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the nonunitized separate account. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or we may purchase options on securities.

WHILE THIS SECTION GENERALLY DESCRIBES OUR INVESTMENT STRATEGY, WE ARE NOT OBLIGATED TO INVEST THE ASSETS ATTRIBUTABLE TO THE CONTRACT ACCORDING TO ANY PARTICULAR STRATEGY, EXCEPT AS MAY BE REQUIRED BY FLORIDA AND OTHER STATE INSURANCE LAWS. ADDITIONALLY, THE GUARANTEED INTEREST RATES WE ESTABLISH NEED NOT RELATE TO THE INVESTMENT PERFORMANCE WE EXPERIENCE.

--------------------------------------------------------------------------------
TAXATION
--------------------------------------------------------------------------------

INTRODUCTION

This section discusses our understanding of current federal income tax laws affecting the contract. You should keep the following in mind when reading it:

      o Your tax position (or the tax position of the designated beneficiary, as applicable) determines federal taxation of amounts held or paid out under the contract;

      o Tax laws change. It is possible that a change in the future could affect contracts issued in the past;

      o This section addresses federal income tax rules and does not discuss federal estate and gift tax implications, state and local taxes, foreign taxes or any other tax provisions; and


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      o     We do not make any guarantee about the tax treatment of the contract or transactions involving the contract.

We do not intend this information to be tax advice. For advice about the effect of federal income taxes or any other taxes on amounts held or paid out under the contract, consult a tax adviser. For more comprehensive information, contact the Internal Revenue Service ("IRS").

TYPES OF CONTRACTS: NON-QUALIFIED OR QUALIFIED

The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Non-qualified contracts are purchased with after tax contributions and are not related to retirement plans that receive special income tax treatment under the Code.

Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(a), 403(b), 408, 408A or 457 of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on your tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan in order to continue receiving favorable tax treatment. Some retirement plans are subject to additional distribution and other requirements that are not incorporated into our Contract. Because the Plan is not part of the Contract, we are not bound by any Plan's terms or conditions. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAXATION OF NON-QUALIFIED CONTRACTS

      TAXATION PRIOR TO DISTRIBUTION

      We believe that if you are a natural person you will generally not be taxed on increases in the value of a non-qualified Contract until a distribution occurs or until annuity payments begin. This assumes that the Contract will qualify as an annuity contract for federal income tax purposes. For these purposes, the agreement to assign or pledge any portion of the contract value generally will be treated as a distribution. In order to receive deferral of taxation, the following requirements must be satisfied:

            REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such distribution provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit "for additional information on required distributions from non-qualified contracts.

            NON-NATURAL PERSONS. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any nontaxable withdrawals) during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser.

            DELAYED ANNUITY STARTING DATE. If the Contract's annuity starting date occurs (or is scheduled to occur) at a time when the annuitant has reached an advanced age (e.g., age 85), it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.


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      TAXATION OF DISTRIBUTIONS


            GENERAL. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner's investment in the contract at that time. Investment in the contract is generally equal to the amount of all contributions to the contract, plus amounts previously included in your gross income as the result of certain assignments or gifts, less the aggregate amount of non-taxable distributions previously made. The contract value that applies for this purpose is unclear in some respects. For example, the market value adjustment could increase the contract value that applies. Thus, the income on the Contracts could be higher than the amount of income that would be determined without regard to such benefits. As a result, you could have higher amounts of income than will be reported to you.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's cost basis in the contract.


            10% PENALTY TAX. A distribution from a non-qualified Contract may be subject to a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

            o     made on or after the taxpayer reaches age 59 1/2;

            o     made on or after the death of a contract owner;

            o     attributable to the taxpayer's becoming disabled; or

            o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

            TAX-FREE EXCHANGES. Section 1035 of the Tax Code permits the exchange of a life insurance, endowment or annuity contract for an annuity contract on a tax-free basis. In such instance, the "investment in the contract" in the old contract will carry over to the new contract. You should consult with your tax advisor regarding procedures for making Section 1035 exchanges.

If your Contract is purchased through a tax-free exchange of a life insurance, endowment or annuity contract that was purchased prior to August 14, 1982, then any distributions other than annuity payments will be treated, for tax purposes, as coming:

            o First, from any remaining "investment in the contract" made prior to August 14, 1982 and exchanged into the Contract;

            o Next, from any "income on the contract" attributable to the investment made prior to August 14, 1982;

            o     Then, from any remaining "income on the contract"; and

            o     Lastly, from any remaining "investment in the contract".


The IRS has concluded that in certain instances, the partial exchange of a portion of one annuity contract for another contract will be tax-free. However, the IRS has reserved the right to treat transactions it considers abusive as ineligible for favorable partial 1035 tax-free exchange treatment. It is not certain whether the IRS would treat an immediate withdrawal or annuitization after a partial exchange as abusive. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract directly into an immediate annuity. Currently, we will accept a partial 1035 exchange from a non-qualified annuity into a deferred annuity or an immediate annuity as a tax-free transaction unless we believe that we would be expected to treat the transaction as abusive. We are not responsible for the manner in which any other insurance company, for tax reporting purposes, or the IRS, with respect to the ultimate tax treatment, recognizes or reports a partial exchange. We strongly advise you to discuss any proposed 1035 exchange with your tax advisor prior to proceeding with the transaction.



                                       17

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            TAXATION OF ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income. The tax treatment of partial annuitizations is unclear. We currently treat any partial annuitizations, as withdrawals rather than as annuity payments. Please consult your tax adviser before electing a partial annuitization.


            DEATH BENEFITS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or
(ii) if distributed under a payment option, they are taxed in the same way as annuity payments. Special rules may apply to amounts distributed after a Beneficiary has elected to maintain Contract value and receive payments


            ASSIGNMENTS AND OTHER TRANSFERS. A transfer, pledge or assignment of ownership of a Contract, or the designation of an annuitant or payee other than an owner, may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, pledge, assignment, or designation or exchange, should consult a tax adviser as to the tax consequences.

            IMMEDIATE ANNUITIES. Under section 72 of the Tax Code, an immediate annuity means an annuity (1) which is purchased with a single premium, (2) with annuity payments starting within one year from the date of purchase, and (3) which provides a series of substantially equal periodic payments made annually or more frequently. Treatment as an immediate annuity will have significance with respect to exceptions from the 10% early withdrawal penalty, to contracts owned by non-natural persons, and for certain policy exchanges.

            MULTIPLE CONTRACTS. The tax law requires that all non-qualified deferred annuity contracts that are issued by a company or its affiliates to the same contract owner during any calendar year are treated as one non-qualified deferred annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.


            WITHHOLDING. We will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. Withholding will be mandatory, however, if the distributee fails to provide a valid taxpayer identification number or if we are notified by the IRS that the taxpayer identification number we have on file is incorrect. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. In addition, a 10% withholding rate applies to the taxable portion of non-periodic payments. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment.


TAXATION OF QUALIFIED CONTRACTS

            GENERAL

            The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.


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You will not generally pay taxes on earnings from the annuity contract described in this prospectus until they are withdrawn. When an annuity contract is used to fund one of these tax qualified retirement arrangements, you should know that the annuity contract does not provide any additional tax deferral of earnings beyond the tax deferral provided by the tax-qualified retirement arrangement. Tax-qualified retirement arrangements under Tax Code sections 401(a), 401(k), 403(a), 403(b) or governmental 457 plans also generally defer payment of taxes on earnings until they are withdrawn (or in the case of a non-governmental 457 plan, paid or made available to you or a designated beneficiary). However, annuities do provide other features and benefits which may be valuable to you. You should discuss your alternatives with your local representative.

            DISTRIBUTIONS - GENERAL

            For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the plan participant for whose benefit the contract is purchased (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the plan participant reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than by April 1 of the calendar year following the calendar year in which the individual contract owner reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death. Please note that required minimum distributions under qualified Contracts may be subject to surrender charges and/or market value adjustment, in accordance with the terms of the Contract. This could affect the amount that must be taken from the Contract in order to satisfy required minimum distributions.

            DIRECT ROLLOVERS


            If the Contract is used in connection with a pension, profit-sharing, or annuity plan qualified under sections 401(a) or 403(a) of the Code, or is a tax-sheltered annuity under section 403(b) of the Code, or is used with an eligible deferred compensation plan that has a government sponsor and that is qualified under section 457(b), any "eligible rollover distribution" from the Contract will be subject to the direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under section 401(a) of the Code, qualified annuity plan under section 403(a) of the Code, section 403(b) annuity or custodial account, or an eligible section 457(b) deferred compensation plan that has a government sponsor, excluding certain amounts (such as minimum distributions required under section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, or hardship distributions as defined in the tax law).


Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain qualified plans. Prior to receiving an eligible rollover distribution, you will receive a notice (from the plan administrator or us) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.


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            CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS

            Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

            INDIVIDUAL RETIREMENT ANNUITIES - GENERAL

            Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an IRA. Also, amounts in another IRA or individual retirement account can be rolled over or transferred tax-free to an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans for Employees (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. If you make a tax-free rollover of a distribution from any of these IRAs, you may not make another tax-free rollover from the IRA within a 1-year period. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

            INDIVIDUAL RETIREMENT ANNUITIES - DISTRIBUTIONS

            All distributions from a traditional IRA are taxed as received unless either one of the following is true:

            o The distribution is rolled over to a plan eligible to receive rollovers or to another traditional IRA or certain qualified plans in accordance with the Tax Code; or

            o You made after-tax contributions to the IRA. In this case, the distribution will be taxed according to rules detailed in the Tax Code.


To avoid certain tax penalties, you and any designated beneficiary must also meet the minimum distribution requirements imposed by the Tax Code. The requirements do not apply to Roth IRA contracts while the owner is living. These rules may dictate the following:


            o     Start date for distributions;


            o The time period in which all amounts in your account(s) must be distributed; and


            o     Distribution amounts.


Generally, you must begin receiving distributions from a traditional IRA by April 1 of the calendar year following the calendar year in which you attain age 70 1/2. We must pay out distributions from the contract over a period not extending beyond one of the following time periods:


            o Over your life or the joint lives of you and your designated beneficiary; or

            o Over a period not greater than your life expectancy or the joint life expectancies of you and your designated beneficiary.


The amount of each periodic distribution must be calculated in accordance with IRS regulations. If you fail to receive the minimum required distribution for any tax year, a 50% excise tax may be imposed on the required amount that was not distributed.


The following applies to the distribution of death proceeds under 408(b) and 408A (Roth IRA - See below) plans. Different distribution requirements apply after your death.


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If your death occurs on or after you begin receiving minimum distributions under the contract, distributions must be made at least as rapidly as under the method in effect at the time of your death. Code section 401(a)(9) provides specific rules for calculating the required minimum distributions at your death. The death benefit under the contract and also certain other contract benefits, such as living benefits, may affect the amount of the required minimum distribution that must be taken.

If your death occurs before you begin receiving minimum distributions under the contract, your entire balance must be distributed by December 31 of the calendar year containing the fifth anniversary of the date of your death. For example, if you die on September 1, 2005, your entire balance must be distributed to the designated beneficiary by December 31, 2010. However, if distributions begin by December 31 of the calendar year following the calendar year of your death, and you have named a designated beneficiary, then payments may be made over either of the following time-frames:


            o     Over the life of the designated beneficiary; or
            o Over a period not extending beyond the life expectancy of the designated beneficiary.

If the designated beneficiary is your spouse, distributions must begin on or before the later of the following:

            o December 31 of the calendar year following the calendar year of your death; or
            o December 31 of the calendar year in which you would have attained age 70 1/2.

            ROTH IRAS - GENERAL

            Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to limits on the amount of the contributions and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. Certain qualifying individuals may convert an IRA, SEP, or SIMPLE IRA, to a Roth IRA. Such rollovers and conversions are subject to tax, and other special rules may apply. If you make a tax-free rollover of a distribution from a Roth IRA to another Roth IRA, you may not make another tax-free rollover from the Roth IRA from which the rollover was made within a 1-year period. A 10% penalty may apply to amounts attributable to a conversion to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made.

            ROTH IRAS - DISTRIBUTIONS

            A qualified distribution from a Roth IRA is not taxed when it is received. A qualified distribution is a distribution:

            o Made after the five-taxable year period beginning with the first taxable year for which a contribution was made to a Roth IRA of the owner; and

            o Made after you attain age 59 1/2, die, become disabled as defined in the Tax Code, or for a qualified first-time home purchase.

If a distribution is not qualified, it will be taxable to the extent of the accumulated earnings. Under special ordering rules, a partial distribution will first be treated generally as a return of contributions which is not taxable and then as taxable accumulated earnings.

            TAX SHELTERED ANNUITIES - GENERAL


            The Contracts may be used by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Code section 403(b) plans. Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, to a Contract that will provide an annuity for the employee's retirement. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and other specified circumstances. 403(b) plans may be subject to additional distribution and other requirements that are not incorporated into our Contract.



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


In addition, the Treasury proposed 403(b) regulations in November, 2004 which, if finalized, do not take effect until after 2005. These proposed regulations may not be relied upon until they become final. The proposed regulations include rules governing the ability of a 403(b) plan to be terminated which would entitle a participant to a distribution, a revocation of IRS Revenue Ruling 90-204 which would increase restrictions on a participant's right to transfer his or her 403(b) account, the imposition of withdrawal restrictions on non-salary reduction amounts, as well as other changes. As a result, no attempt is made to provide more than general information about the use of the Contracts with 403(b) plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these 403(b) plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we are not bound by the terms and conditions of such plans to the extent such terms contradict the Contract. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. You should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that Contracts are purchased with proceeds from and/or contributions under 403(b) plans that qualify for the intended special federal income tax treatment.


            TAX SHELTERED ANNUITIES - DISTRIBUTIONS


            All distributions from Section 403(b) plans are taxed as received unless either of the following is true:

            o The distribution is rolled over to another plan eligible to receive rollovers or to a traditional individual retirement annuity/account (IRA) in accordance with the Tax Code; or

            o You made after-tax contributions to the plan. In this case, the amount will be taxed according to rules detailed in the Tax Code.

Generally, you must begin receiving distributions by April 1 of the calendar year following the calendar year in which you attain age 70 1/2 or retire, whichever occurs later, unless you had amounts under the contract as of December 31, 1986. In this case, distribution of these amounts generally must begin by the end of the calendar year in which you attain age 75 or retire, if later. The death benefit under the contract and also certain other contract benefits, such as the living benefits, may affect the amount of the required minimum distribution that must be taken. If you take any distributions in excess of the required minimum amount, then special rules require that some or all of the December 31, 1986 balance be distributed earlier.

            OTHER TAX CONSEQUENCES

            As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

            POSSIBLE CHANGES IN TAXATION

            Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

            FEDERAL INCOME TAX WITHHOLDING

            We will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, we may be required to withhold tax, as explained above. The withholding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. In addition, a 10% withholding rate applies to the taxable portion of non-periodic payments (including withdrawals prior to the annuity starting date) and conversions of, and rollovers from, non-Roth IRAs to Roth IRAs. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As discussed above, the withholding rate applicable to eligible rollover distributions is 20%.


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            ASSIGNMENTS

            Adverse tax consequences to the plan and/or to you may result if your beneficial interest in the contract is assigned or transferred to persons other than: a plan participant as a means to provide benefit payments; an alternate payee under a qualified domestic relations order in accordance with code section 414(p); or to the Company as collateral for a loan.

            TAXATION OF COMPANY

            We are taxed as a life insurance company under the Tax Code. The Separate Account is not a separate entity from us. Therefore, it is not taxed separately as a "regulated investment company," but is taxed as part of the Company.

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OTHER TOPICS
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THE COMPANY

We are a stock life insurance company organized under the insurance laws of the State of Connecticut in 1990 and redomesticated under the insurance laws of the State of Florida on January 5, 2000. We are an indirect wholly-owned subsidiary of ING Groep, N.V., a global financial institution active in the fields of insurance, banking and asset management.

Our principal executive offices are located at:

                             5100 West Lemon Street
                                    Suite 213
                              Tampa, Florida 33609

CONTRACT DISTRIBUTION

The Company's subsidiary, ING Financial Advisers, LLC, serves as the principal underwriter for the contracts. ING Financial Advisers, LLC, a Delaware limited liability Company, is registered as a broker-dealer with the SEC. ING Financial Advisers, LLC is also a member of the National Association of Securities Dealers, Inc. (NASD) and the Securities Investor Protection Corporation. ING Financial Advisers, LLC's principal office is located at 151 Farmington Avenue, Hartford, Connecticut 06156.

The contracts are offered to the public by individuals who are registered representatives of ING Financial Advisers, LLC or of other broker-dealers which have entered into a selling arrangement with ING Financial Advisers, LLC. We refer to ING Financial Advisers, LLC and the other broker-dealers selling the contracts as "distributors." All registered representatives selling the contracts must also be licensed as insurance agents for the Company.

Broker-dealers which have or may enter into selling agreements with ING Financial Advisers, LLC include the following broker-dealers which are affiliated with the Company:

      Bancnorth Investment Group, Inc.
      Baring Investment Services, Inc.
      Directed Services, Inc.
      Financial Network Investment Corporation
      Guaranty Brokerage Services, Inc.
      ING America Equities, Inc.
      ING DIRECT Securities, Inc.
      ING Financial Markets, LLC
      ING Financial Partners, Inc.
      ING Funds Distributor, LLC
      ING Investment Management Services, LLC
      Multi-Financial Securities Corporation
      PrimeVest Financial Services, Inc.
      Systematized Benefits Administrators, Inc.



                                       23

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Registered representatives of distributors who solicit sales of the contracts typically receive a portion of the compensation paid to the distributor in the form of commissions or other compensation, depending upon the agreement between the distributor and the registered representative. This compensation, as well as other incentives or payments, is not paid directly by contract owners or the separate account. We intend to recoup this compensation and other sales expenses paid to distributors through fees and charges imposed under the contracts.

COMMISSION PAYMENTS. Persons who offer and sell the contracts may be paid a commission. The maximum percentage amount that may be paid with respect to a given purchase payment is the first-year percentage which ranges from 0% to a maximum of 6% of the first year of payments to an account. Renewal commissions paid on payments made after the first year and asset-based service fees may also be paid. In addition, we may also pay ongoing annual compensation of up to 40% of the commissions paid during the year in connection with certain premium received during that year, if the registered representative attains a certain threshold of sales of Company contracts. Individual registered representatives may receive all or a portion of compensation paid to their distributor, depending upon the firm's practices. Commissions and annual payments, when combined, could exceed 6% of total premium payments. To the extent permitted by SEC and NASD rules and other applicable laws and regulations, we may also pay or allow other promotional incentives or payments in the form of cash payments or other compensation to distributors, which may require the registered representative to attain a certain threshold of sales of Company products.

We may also enter into special compensation arrangements with certain distributors based on those firms' aggregate or anticipated sales of the contracts or other criteria. These special compensation arrangements will not be offered to all distributors, and the terms of such arrangements may differ among distributors based on various factors. Any such compensation payable to a distributor will not result in any additional direct charge to you by us.

Some sales personnel may receive various types of non-cash compensation as special sales incentives, including trips, and we may also pay for some sales personnel to attend educational and/or business seminars. Any such compensation will be paid in accordance with SEC and NASD rules. Management personnel of the Company, and of its affiliated broker-dealers, may receive additional compensation if the overall amount of investments in funds advised by the Company or its affiliates meets certain target levels or increases over time. Compensation for certain management personnel, including sales management personnel, may be enhanced if the overall amount of investments in the contracts and other products issued or advised by the Company or its affiliates increases over time. Certain sales management personnel may also receive compensation that is a specific percentage of the commissions paid to distributors or of purchase payments received under the contracts.

In addition to direct cash compensation for sales of contracts described above, distributors may also be paid additional compensation or reimbursement of expenses for their efforts in selling contracts to you and other customers. These amounts may include:

            o Wholesaling fees calculated as a percentage of the commissions paid to distributors or of purchase payments received under the contracts;

            o     Marketing allowances;

            o Education and training allowances to facilitate our attendance at certain educational and training meetings to provide information and training about our products, including holding training programs at our expense;



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            o     Sponsorship payments to support attendance at meetings by
                  registered representatives who sell our products;

            o Reimbursement for the cost of attendance by registered representatives at conventions that we sponsor;

            o Loans or advances of commissions in anticipation of future receipt of premiums (a form of lending to registered representatives). These loans may have advantageous terms, such as reduction or elimination of the interest charged on the loan and/or forgiveness of the principal amount of the loan, which may be conditioned on contract sales.

We pay dealer concessions, wholesaling fees, overrides, bonuses, other allowances and benefits and the costs of all other incentives or training programs from our resources, which include the fees and charges imposed under the contracts.

The following is a list of the top 25 selling firms that, during 2004, received the most compensation, in the aggregate, from us in connection with the sale of registered variable annuity contracts issued by the Company, ranked by total dollars received:

      1.    Lincoln Investment Planning Inc
      2.    Symetra Investment Services, Inc.
      3.    SunAmerica Securities, Inc.
      4,    Edward D. Jones & Co LP
      5.    Securities America Inc.
      6.    ING Financial Partners, Inc.
      7.    Financial Network Investment Corp/FN
      8.    Valor Insurance Agency Inc
      9.    Huckin Financial Group, Inc.
      10.   National Planning Corporation
      11.   Walnut Street Securities Inc.
      12.   NIA Securities
      13.   MML Investors Services, Inc.
      14.   Cadaret Grant & Co. Inc
      15.   ProEquities Inc
      16.   Investment Professionals Inc
      17.   Jefferson Pilot Securities Corporation
      18.   McGinn Smith & Co., Inc.
      19.   Linsco Private Ledger Corp
      20.   Queens Road Securities
      21.   A G Edwards & Sons
      22.   Horan Securities Inc
      23.   Lincoln Financial Advisors Corporation
      24.   Securities Service Network Inc
      25.   Woodbury Financial Services Inc.

If the amounts paid to ING Financial Advisers, LLC, were included in the table above, the amounts paid to ING Financial Advisers, LLC would be at the top of the list.

This is a general discussion of the types and levels of compensation paid by us for the sale of our variable annuity contracts. It is important for you to know that the payment of volume or sales-based compensation to a distributor or registered representative may provide that registered representative a financial incentive to promote our contracts over those of another Company, and may also provide a financial incentive to promote one of our contracts over another.

The names of the distributor and the registered representative responsible for your account are stated in your enrollment materials.

THIRD PARTY COMPENSATION ARRANGEMENTS. Occasionally:

            o Commissions and fees may be paid to distributors affiliated or associated with the contract holder, you and/or other contract participants; and/or

            o The Company may enter into agreements with entities associated with the contract holder, you and/or other participants. Through such agreements, we may pay the entities for certain services in connection with administering the contract.



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In both these circumstances there may be an understanding that the distributor or entities would endorse us as a provider of the contract. You will be notified if you are purchasing a contract that is subject to these arrangements.


CONTRACT MODIFICATION

Only an authorized officer of the Company may change the terms of the contract. We may change the contract as required by federal or state law. In addition, we may, upon 30 days' written notice to the contract holder, make other changes to group contracts that would apply only to individuals who become participants under that contract after the effective date of such changes. If the group contract holder does not agree to a change, we reserve the right to refuse to establish new accounts under the contract.

Certain changes will require the approval of appropriate state or federal regulatory authorities.

TRANSFER OF OWNERSHIP; ASSIGNMENT

Your rights under a nonqualified contract may be assigned or transferred. An assignment of a contract will only be binding on us if it is made in writing and sent to and accepted by us at our Service Center. We will use reasonable procedures to confirm the assignment is authentic, including verification of signature. If we fail to follow our own procedures, we will be liable for any losses to you directly resulting from the failure. Otherwise, we are not responsible for the validity of any assignment. The rights of the contract holder and the interest of the annuitant and any designated beneficiary will be subject to the rights of any assignee we have on our records. We reserve the right not to accept any assignment or transfer to a non-natural person. In some cases, an assignment may have adverse tax consequences. You should consult a tax adviser.

INVOLUNTARY TERMINATIONS

We reserve the right to terminate any account with a value of $2,500 or less immediately following a partial withdrawal. However, an IRA may only be closed out when payments to the contract have not been received for a 24-month period and the paid-up annuity benefit at maturity would be less than $20 per month. If such right is exercised, you will be given 90 days' advance written notice. No early withdrawal charge will be deducted for involuntary terminations. We do not intend to exercise this right in cases where the account value is reduced to $2,500 or less solely due to investment performance.

EXPERTS


The financial statements and schedules of the Company as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon are included and incorporated herein by reference. Such financial statements and schedules referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.


LEGAL MATTERS

We are, or may be in the future, a defendant in various legal proceedings in connection with the normal conduct of our insurance operations. Some of these cases may seek class action status and may include a demand for punitive damages as well as for compensatory damages. In the opinion of management, the ultimate resolution of any existing legal proceeding is not likely to have a material adverse effect on our ability to meet our obligations under the contract.

IICA - MRA - 134790

ING Financial Advisers, LLC, the principal underwriter and distributor of the contract, (the "distributor"), is a party to threatened or pending lawsuits/arbitration that generally arise from the normal conduct of business. Suits against the distributor sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. In a number of pending cases, claims have been made that a former registered representative of the distributor converted client funds to the representative's personal use. ING Financial Advisers, LLC is not involved in any legal proceeding which, in the opinion of management, is likely to have material adverse effect on its ability to distribute the contract.

FURTHER INFORMATION

This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the Securities and Exchange Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below. We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

                       Securities and Exchange Commission
                               450 Fifth Street NW
                              Washington, DC 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at either 1-800-SEC-0330 or 1-202-942-8090. You may also find more information about the Company by visiting the Company's homepage on the internet at www.ingretirementplans.com.


A copy of the Company's annual report on Form 10-K for the year ended December 31, 2004, accompanies this prospectus. We refer to Form 10-K for a description of the Company and its business, including financial statements. We intend to send contract holders annual account statements and other such legally required reports. We do not anticipate such reports will include periodic financial statements or information concerning the Company.


You can find this prospectus and other information the Company files electronically with the SEC on the SEC's web site at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have incorporated by reference the Company's latest Annual Report on Form 10-K, as filed with the SEC and in accordance with the Securities and Exchange Act of 1934. The Annual Report must accompany this prospectus. Form 10-K contains additional information about the Company including financial statements for the latest fiscal year. We were not required to file any other reports pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act since the end of the fiscal year covered by that Form 10-K.

The registration statement for this prospectus incorporates some documents by reference. We will provide a free copy of any such documents upon the written or oral request of anyone who has received this prospectus. We will not include exhibits to those documents unless they are specifically incorporated by reference into the document. Direct requests to:

                                       ING
                                  P.O. Box 9271
                           Des Moines, Iowa 50306-9271
                                 1-800-531-4547

INQUIRIES

You may contact us directly by writing or calling us at the address or phone number shown above.

IICA - MRA - 134790

--------------------------------------------------------------------------------
APPENDIX I
--------------------------------------------------------------------------------

                   CALCULATING A MARKET VALUE ADJUSTMENT (MVA)

MARKET VALUE ADJUSTMENT FORMULA

The mathematical formula used to determine the MVA is:

                            {((1+i)/(1+j))^(x/365)}

Where:

      o     i is the deposit period yield;
      o     j is the current yield; and
      o x is the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term.

We make an adjustment in the formula of the MVA to reflect the period of time remaining in the guaranteed term from the Wednesday of the week of a withdrawal.

EXPLANATION OF THE MARKET VALUE ADJUSTMENT FORMULA

The MVA essentially involves a comparison of two yields: the yield available at the start of the current guaranteed term of the contract (the deposit period yield) and the yield currently available (the current yield).

The MVA depends on the relationship between the following:

      o The deposit period yield of U.S. Treasury Notes that mature in the last quarter of the guaranteed term; and
      o The current yield of these U.S. Treasury Notes at the time of withdrawal.

If the current yield is the lesser of the two, the MVA will decrease the amount withdrawn from the contract to satisfy the withdrawal request (the MVA will be positive). If the current yield is the higher of the two, the MVA will increase the amount withdrawn from the contract to satisfy the withdrawal request (the MVA will be negative, or detrimental to the investor). As a result of the MVA imposed, the amount withdrawn from the contract prior to the maturity date may be less than the amount paid into the contract.

To determine the deposit period yield and the current yield, certain information must be obtained about the prices of outstanding U.S. Treasury Notes. This information may be found each business day in publications such as the Wall Street Journal, which publishes the yield-to-maturity percentages for all Treasury Notes as of the preceding business day. These percentages are used in determining the deposit period yield and the current yield for the MVA calculation.

DEPOSIT PERIOD YIELD

Determining the deposit period yield in the MVA calculation involves consideration of interest rates prevailing at the start of the guaranteed term from which the withdrawal will be made, as follows:

      o We identify the Treasury Notes that mature in the last three months of the guaranteed term; and
      o We determine the yield-to-maturity percentages of these Treasury Notes for the last business day of each week in the deposit period.

IICA - MRA - 134790

The resulting percentages are then averaged to determine the deposit period yield. The deposit period is the period of time during which the purchase payment or any reinvestment may be made to available guaranteed terms. A deposit period may be a month, a calendar quarter, or any other period of time we specify.

CURRENT YIELD

To determine the current yield, we use the same Treasury Notes identified for the deposit period yield--Treasury Notes that mature in the last three months of the guaranteed term. However, the yield-to-maturity percentages used are those for the last business day of the week preceding the withdrawal. We average these percentages to determine the current yield.

EXAMPLES OF MVA CALCULATIONS

The following are examples of MVA calculations using several hypothetical deposit period yields and current yields. These examples do not include the effect of any early withdrawal charge that may be assessed under the contract upon withdrawal.

EXAMPLE I

Assumptions:                            Assumptions:

i, the deposit period yield, is 4%      i, the deposit period yield, is 5%

j, the current yield, is 6%             j, the current yield, is 6%

x, the number of days remaining         x, the number of days remaining
(computed from Wednesday of the         (computed from Wednesday of the
week of withdrawal) in the              week of withdrawal) in the
guaranteed term, is 927.                guaranteed term, is 927.

MVA = {((1+i)/(1+j))^(x/365}            MVA = {((1+i)/(1+j))^(x/365}

    = {((1.04)/(1.06))^(927/365)}           = {((1.05)/(1.06))^(927/365)}

                        =.9528                                  =.9762

In this example, the deposit period     In this example, the deposit period
yield of 4% is less than the            yield of 5% is less than the
current yield of 6%; therefore, the     current yield of 6%; therefore, the
MVA is less than one. The amount        MVA is less than one. The amount
withdrawn from the guaranteed term      withdrawn from the guaranteed term
is multiplied by this MVA.              is multiplied by this MVA.

If a withdrawal or transfer of a        If a withdrawal or transfer of a
specific dollar amount is               specific dollar amount is
requested, the amount withdrawn         requested, the amount withdrawn
from a guaranteed term will be          from a guaranteed term will be
increased to compensate for the         increased to compensate for the
negative MVA amount. For example, a     negative MVA amount. For example, a
withdrawal request to receive a         withdrawal request to receive a
check for $2,000 would result in a      check for $2,000 would result in a
$2,099.08 withdrawal from the           $2,048.76 withdrawal from the
guaranteed term.                        guaranteed term.

IICA - MRA - 134790

EXAMPLE II

Assumptions:                            Assumptions:

i, the deposit period yield, is 6%      i, the deposit period yield, is 5%

j, the current yield, is 4%             j, the current yield, is 4%

x, the number of days remaining         x, the number of days remaining
(computed from Wednesday of the         (computed from Wednesday of the
week of withdrawal) in the              week of withdrawal) in the
guaranteed term, is 927.                guaranteed term, is 927.

MVA = {((1+i)/(1+j))}^(x/365)           MVA = {((1+i)/(1+j))}^(x/365)

    = {((1.06)/(1.04))}^(927/365)           = {((1.05)/(1.04))}^(927/365)

                      =1.0496                                 =1.0246

In this example, the deposit period     In this example, the deposit period
yield of 6% is greater than the         yield of 5% is greater than the
current yield of 4%; therefore, the current yield of 4%; therefore, the MVA is greater than one. The amount MVA is greater than one. The amount
withdrawn from the guaranteed term      withdrawn from the guaranteed term
is multiplied by this MVA.              is multiplied by this MVA.

If a withdrawal or transfer of a        If a withdrawal or transfer of a
specific dollar amount is               specific dollar amount is
requested, the amount withdrawn         requested, the amount withdrawn
from a guaranteed term will be          from a guaranteed term will be
decreased to compensate for the         decreased to compensate for the
positive MVA amount. For example, a     positive MVA amount. For example, a
withdrawal request to receive a         withdrawal request to receive a
check for $2,000 would result in a      check for $2,000 would result in a
$1,905.49 withdrawal from the           $1,951.98 withdrawal from the
guaranteed term.                        guaranteed term.

IICA - MRA - 134790

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 10-K

              Annual Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

For the fiscal year ended December 31, 2004   Commission file number: 333-49581, 033-63657
                          -----------------                           --------------------

                        ING Insurance Company of America
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   Florida                                06-1286272
--------------------------------------------------------------------------------
       (State or other jurisdiction of                  (IRS employer
         incorporation or organization                identification no.)

Corporate Center One, 2202 North Westshore Boulevard #350, Tampa, Florida      33607
-----------------------------------------------------------------------------------------
           (Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code  (813) 281-3773
                                                    --------------

--------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report

Securities registered pursuant to Section 12(b) of Act: None
Securities registered pursuant to Section 12(g) of Act: None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 Yes /X/ No / /

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this form 10-K or any amendment to this Form 10-K.

                                 Yes /X/ No / /

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act).

                                 Yes / / No /X/

APPLICABLE ONLY TO CORPORATE ISSUERS:
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 25,500 shares of Common Stock as of March 28, 2005, all of which were directly owned by ING Life Insurance and Annuity Company.

NOTE: WHEREAS ING INSURANCE COMPANY OF AMERICA MEETS THE CONDITIONS SET FORTH IN GENERAL INSTRUCTION I(1)(a) AND (b) OF FORM 10-K, THIS FORM IS BEING FILED WITH THE REDUCED DISCLOSURE FORMAT PURSUANT TO GENERAL INSTRUCTION I(2).

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)
                           Annual Report on Form 10-K
                      For the Year Ended December 31, 2004

                                TABLE OF CONTENTS

FORM 10-K
  ITEM NO.                                                                             PAGE
-----------                                                                            ----
                                           PART I
Item 1.        Business*                                                                  3
Item 2.        Properties*                                                                9
Item 3.        Legal Proceedings                                                         10
Item 4.        Submission of Matters to a Vote of Security Holders**                     10

                                          PART II

Item 5.        Market for Registrant's Common Equity and Related Stockholder Matters     11
Item 6.        Selected Financial Data***                                                11
Item 7.        Management's Narrative Analysis of the Results of Operations and
                  Financial Condition*                                                   11
Item 7A.       Quantitative and Qualitative Disclosures About Market Risk                26
Item 8.        Financial Statements and Supplementary Data                               28
Item 9.        Changes in and Disagreements with Accountants on Accounting and
                  Financial Disclosure                                                   60
Item 9A.       Controls and Procedures                                                   60
Item 9B.       Other Information                                                         60

                                          PART III

Item 10.       Directors and Executive Officers of the Registrant**                      60
Item 11.       Executive Compensation**                                                  60
Item 12.       Security Ownership of Certain Beneficial Owners and Management**          60
Item 13.       Certain Relationships and Related Transactions**                          61
Item 14.       Principal Accountant Fees and Services                                    61

                                          PART IV

Item 15.       Exhibits, Financial Statement Schedules                                   63

               Index to Financial Statement Schedules                                    66
               Signatures                                                                69

  * Item prepared in accordance with General Instruction I(2) of Form 10-K.
 ** Item omitted pursuant to General Instruction I(2) of Form 10-K, except as to
    Part III, Item 10 with respect to compliance with Sections 406 and 407 of the Sarbanes-Oxley Act of 2002.
*** Although item may be omitted pursuant to General Instruction I(2) of Form
    10-K, the Company has provided certain disclosures under this item.

                                     PART I

ITEM 1.   BUSINESS
          (Dollar amounts in millions, unless otherwise stated)

ORGANIZATION OF BUSINESS

ING Insurance Company of America ("IICA" or the "Company") is a stock life insurance company organized in 1990 under the insurance laws of Connecticut. Effective January 5, 2000, the Company's state of domicile changed from Connecticut to Florida. The Company is a wholly-owned subsidiary of ING Life Insurance and Annuity Company ("ILIAC"). ILIAC was a wholly-owned subsidiary of ING Retirement Holdings, Inc. ("HOLDCO"), which was a wholly-owned subsidiary of ING Retirement Services, Inc. ("IRSI") until March 30, 2003. IRSI was a wholly-owned subsidiary of Lion Connecticut Holdings Inc. ("Lion") until March 30, 2003, which in turn was ultimately owned by ING Groep N.V. ("ING"). On March 30, 2003, a series of mergers occurred in the following order: IRSI merged into Lion, and HOLDCO merged into Lion. As a result, ILIAC is now a direct wholly-owned subsidiary of Lion, which, in turn, is an indirect, wholly-owned subsidiary of ING. ING is a global financial services company based in The Netherlands, with American Depository Shares listed on the New York Stock Exchange under the symbol "ING."

DESCRIPTION OF BUSINESS

The Company principally offers annuity contracts in the education market to individuals on a qualified and non-qualified basis and to employer-sponsored retirement plans qualified under Internal Revenue Code Sections 401, 403, and
408. These contracts may be deferred or immediate ("payout annuities").

The Company has one operating segment, ING U.S. Financial Services ("USFS").

PRODUCTS AND SERVICES

The Company's products provide customers with variable and/or fixed investment options. Variable options generally provide for full assumption by the customer of investment risks. Assets supporting variable options are held in Separate Accounts that invest in mutual funds managed and/or distributed by the Company or its affiliates or advised and/or distributed by non-affiliates. Variable Separate Account investment income and realized capital gains and losses are not reflected in the Statements of Operations.

Fixed options are either "fully guaranteed" or "experience-rated". Fully guaranteed fixed options provide guarantees on investment returns, maturity values, and, if applicable, benefit payments. Other fixed options are "experience-rated" and require the customer to assume investment (including realized capital gains and losses on the sale of invested assets) and other risks subject to, among other things, principal and interest guarantees. The Company has not issued these experience-rated fixed options since 2001.

FEES AND MARGINS

Insurance and expense charges, investment management fees and other fees earned by the Company vary by product and depend, among other factors, on the funding option selected by the customer under the product. For annuity products where assets are allocated to variable funding options, the Company may charge the Separate Account asset-based insurance and expense fees.

In addition, when a customer selects a variable funding option, the Company may receive compensation from the fund's adviser, administrator, or other affiliated entity for the performance of certain shareholder services. The Company may also receive administrative service, distribution (12b-1), and/or service plan fees from funds in which customers invest, in addition to compensation from the fund's adviser, administrator, or other affiliated entity. For fixed funding options, the Company earns a margin, which is based on the difference between income earned on the investments supporting the liability and interest credited to customers. The Company may also receive other fees or charges depending on the nature of the products.

PRINCIPAL MARKETS AND METHOD OF DISTRIBUTION

The Company's products are offered primarily to individuals and employer-sponsored groups in the education market. The Company's products generally are sold through a managed network of broker/dealers and dedicated career agents.

The Company is not dependent upon any single customer and no single customer accounted for 10% or more of revenue in 2004. In addition, the loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the earnings of the Company.

ASSETS UNDER MANAGEMENT

A substantial portion of fees or other charges and margins is based on assets under management. Assets under management are principally affected by net deposits (i.e., new deposits less surrenders), investment performance (i.e., interest credited to customer accounts for fixed options or market performance for variable options) and customer retention. Assets under management were as follows at December 31:

                                                               2004       2003
--------------------------------------------------------------------------------
New deposits
   Annuities--variable options                               $   18.0   $   17.9
   Annuities--fixed options                                       2.6        4.6
--------------------------------------------------------------------------------
Total deposits                                               $   20.6   $   22.5
================================================================================

Customer assets under management
   Annuities--variable options                               $  540.3   $  584.4
   Annuities--fixed options                                     118.0      138.9
--------------------------------------------------------------------------------
Total customer assets under management                       $  658.3   $  723.3
================================================================================

Assets under management are available for contractowner withdrawal and are generally subject to fair value adjustments and/or deferred surrender charges. To encourage customer retention and recover acquisition expenses, contracts typically impose a surrender charge on contractowner balances withdrawn within a period of time after the contract's inception. The period of time and level of the charge vary by product. More favorable credited rates may also be offered after policies have been in force for a period of time. Existing tax penalties on annuity distributions prior to age 59-1/2 provide further disincentive to customers for premature surrenders of account balances, but generally do not impede transfers of those balances to products of competitors.

COMPETITION

Competition arises from an array of financial services companies including other insurance companies, banks, mutual funds, and other investment managers. Principal competitive factors are reputation for investment performance, product features, service, cost, and the perceived financial strength of the investment manager or sponsor. Competition may affect, among other matters, both business growth and the pricing of the Company's products and services.

INVESTMENT OVERVIEW AND STRATEGY

The Company's investment strategy involves diversification by asset class, and seeks to add economic diversification and to reduce the risks of credit, liquidity, and embedded options within certain investment products, such as convexity risk on collateralized mortgage obligations and call options. The investment management function is centralized under ING Investment Management LLC ("IIM"), an affiliate of the Company, pursuant to an investment advisory agreement. Separate portfolios are established for each general type of product within the Company.

The Company's General Account invests primarily in fixed maturity investments, including publicly issued bonds (including government bonds), privately placed notes and bonds, mortgage-backed securities, and asset-backed securities. The primary investment strategy is to optimize the risk-adjusted return through superior asset selection predicated on a developed relative value approach, solid credit research and monitoring, superior management of interest rate risk, and active exploration into new investment product opportunities. Investments are purchased when market returns, adjusted for risk and expenses, are sufficient to profitably support growth of the liability block of business. In addition, assets and liabilities are analyzed and reported for internal management purposes on an option-adjusted basis. The level of required capital of given transactions is a primary factor in determining relative value among different investment and liability alternatives, within the scope of each product type's objective. An active review of existing holdings identifies specific assets that could be effectively traded in order to enhance the risk-adjusted returns of the portfolio, while minimizing adverse tax and accounting impacts. The Company strives to maintain a portfolio average asset quality rating of A, excluding mortgage loans, but including mortgage-backed securities, which are reported with bonds, based on Standard & Poor's ("S&P") ratings classifications.

RATINGS

On December 15, 2004, S&P reaffirmed its AA (Very Strong) counterparty credit and financial strength rating of ING's primary U.S. insurance operating companies ("ING U.S."), including the Company. S&P, also on this date, revised the outlook on the core insurance operating companies from negative to stable, reflecting ING's commercial position and diversification, financial flexibility, reduced capital leverage, and improved profitability. The outlook revisions recognize ING's progress in setting a more focused and decisive strategic direction and implementing more integrated financial management across banking and insurance.

On December 17, 2004, Moody's Investor's Service, Inc. ("Moody's") issued a credit opinion affirming the financial strength rating of ING U.S., including the Company, of Aa3 (Excellent) with a stable outlook. The rating is based on the strong implicit support and financial strength of the parent company, ING. Furthermore, Moody's noted that ING U.S. has built a leading market share in the domestic individual life insurance, annuity, and retirement plan businesses. ING U.S. enjoys product diversity, further enhancing its credit profile through the use of these multiple distribution channels.

On December 22, 2004, A.M. Best Company, Inc. ("A.M. Best") reaffirmed the financial strength rating of A+ (Superior) of ING U.S., including the Company, while maintaining its negative outlook for ING U.S. These rating actions follow ING's announcement of its intention to sell Life Insurance Company of Georgia ("LOG"), as well as the conclusion of A.M. Best's review of ING's plan to exit the U.S. individual reinsurance business. ING closed the transaction to exit the U.S. individual life reinsurance business on December 31, 2004, and the sale of LOG is expected to be completed during the second quarter of 2005, subject to regulatory approval. Neither of these transactions directly impact the Company.

REGULATION

The Company's operations are subject to comprehensive regulation throughout the United States. The laws of the various jurisdictions establish supervisory agencies, including the state insurance departments, with broad authority to grant licenses to transact business and regulate many aspects of the products and services offered by the Company, as well as solvency and reserve adequacy. Many agencies also regulate the investment activities of insurance companies on the basis of quality, diversification, and other quantitative criteria. The Company's operations and accounts are subject to examination at regular intervals by certain of these regulators.

Operations conducted by the Company are subject to regulation by various state insurance departments in the states where the Company conducts business. The Company is domiciled in Florida. Among other matters, these agencies may regulate premium rates, trade practices, agent licensing, policy forms, underwriting and claims practices, and minimum interest rates to be credited to fixed annuity customer accounts.

The Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers ("NASD") and, to a lesser extent, the states regulate the sales and investment management activities and operations of the Company. Generally, the Company's variable annuity products and certain of its fixed annuities are registered as securities with the SEC. Regulations of the SEC, Department of Labor ("DOL"), and Internal Revenue Service ("IRS") also impact certain of the Company's annuity and other investment and retirement products. These products may involve Separate Accounts and mutual funds registered under the Investment Company Act of 1940.

INSURANCE HOLDING COMPANY LAWS

A number of states regulate affiliated groups of insurers such as the Company under holding company statutes. These laws, among other things, place certain restrictions on transactions between affiliates such as dividends and other distributions that may be paid to the Company's parent corporation.

INSURANCE COMPANY GUARANTY FUND ASSESSMENTS

Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state.

The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Association ("NOLHGA") and the amount of premiums written in each state. The Company has recorded $0.2 and $0.4 for this liability as of December 31, 2004 and 2003, respectively.

For information regarding certain other potential regulatory changes relating to the Company's businesses, see "Risk Factors" in Item 1 "Business".

EMPLOYEES

The Company utilizes the employees of ING North America Insurance Corporation, Inc. and other affiliates. Services provided by the employees of affiliated companies include underwriting, new business processing, customer service, actuarial, risk management, human resources, investment management, finance, information technology, and legal and compliance services. The Company receives an expense allocation, at cost, based on its utilization of employees of affiliates.

RISK FACTORS

In addition to the normal risks of business, the Company is subject to significant risks and uncertainties, including those which are described below.

   EQUITY MARKET VOLATILITY COULD NEGATIVELY IMPACT THE COMPANY'S PROFITABILITY AND FINANCIAL CONDITION

The sales and profitability of the Company's variable annuity products could be impacted by declines in the equity markets. Generally, sales of variable annuities decrease when equity markets decline over an extended period of time. The amount of fees the Company receives on its variable annuity products is based on the account values of the Separate Accounts which support such variable earnings. A decline in the equity markets will likely result in a decrease in such account values and therefore a decrease in the fees the Company receives on its variable annuities. To the extent that the actual performance of the equity markets and the Company's expectations of future performance decrease its future profit expectations, the Company may be required to accelerate the amount of deferred acquisition cost amortization in a given period, potentially negatively impacting its net income in a period.

   THE COMPANY'S EFFORTS TO REDUCE THE IMPACT OF INTEREST RATE CHANGES ON ITS PROFITABILITY AND FINANCIAL CONDITION MAY NOT BE EFFECTIVE

The Company attempts to reduce the impact of changes in interest rates on the profitability and financial condition of its fixed annuity operations. The Company accomplishes this reduction primarily by managing the duration of its assets relative to the duration of its liabilities. During a period of rising interest rates, annuity contract surrenders and withdrawals may increase as customers seek to achieve higher returns. Despite its efforts to reduce the impact of rising interest rates, the Company may be required to sell assets to raise the cash necessary to respond to such surrenders and withdrawals, thereby realizing capital losses on the assets sold. An increase in policy surrenders and withdrawals may also require the Company to accelerate amortization of policy acquisition costs relating to these contracts, which would further reduce its net income.

During periods of declining interest rates, borrowers may prepay or redeem mortgages and bonds that the Company owns, which would force it to reinvest the proceeds at lower interest rates. The Company's General Account products generally contain minimum interest rate guarantees. These minimum guarantees may constrain the Company's ability to lower credited interest rates in response to lower investment returns. Therefore, it may be more difficult for the Company to maintain its desired spread between the investment income it earns and the interest it credits to its customers, thereby reducing its profitability.

   A DOWNGRADE IN ANY OF THE RATINGS FOR THE COMPANY MAY, AMONG OTHER THINGS, INCREASE POLICY SURRENDERS AND WITHDRAWALS, REDUCE NEW SALES, AND TERMINATE RELATIONSHIPS WITH DISTRIBUTORS, ANY OF WHICH COULD ADVERSELY AFFECT ITS PROFITABILITY AND FINANCIAL CONDITION

Ratings are important factors in establishing the competitive position of insurance companies. A downgrade, or the potential for such a downgrade, of any of the ratings for the Company could, among other things:

- Materially increase the number of annuity contract surrenders and withdrawals;

- Result in the termination of relationships with broker-dealers, banks, agents, wholesalers, and other distributors of the Company's products and services; and

-  Reduce new sales of annuity contracts.

Any of these consequences could adversely affect the Company's profitability and financial condition.

Rating organizations assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating organization, general economic conditions, and circumstances outside the rated company's control. In addition, rating organizations may employ different models and formulas to assess financial strength of a rated company, and from time to time rating organizations have, in their discretion, altered the models. Changes to the models, general economic conditions, or circumstances outside the Company's control could impact a rating organization's judgment of its rating and the subsequent rating it assigns the Company. The Company cannot predict what actions rating organizations may take, or what actions it may be required to take in response to the actions of rating organizations, which could adversely affect the Company.

   THE COMPANY'S INVESTMENT PORTFOLIO IS SUBJECT TO SEVERAL RISKS THAT MAY DIMINISH THE VALUE OF ITS INVESTED ASSETS AND ADVERSELY AFFECT ITS SALES, PROFITABILITY AND THE INVESTMENT RETURNS CREDITED TO CERTAIN OF ITS CUSTOMERS

The Company's investment portfolio is subject to several risks, including, among other things:

- The Company may experience an increase in defaults or delinquency in the investment portfolios.

- The Company may have greater difficulty selling privately placed fixed maturity securities in a timely manner, because they are less liquid than publicly traded fixed maturity securities.

- During periods of declining interest rates, borrowers may prepay or redeem prior to maturity (i) mortgages that back certain mortgage-backed securities and (ii) bonds with embedded call options that the Company owns which would force it to reinvest the proceeds received at lower interest rates.

Any of these consequences may diminish the value of the Company's invested assets and adversely affect its sales, profitability, or the investment returns credited to its customers.

   CHANGES IN REGULATION IN THE UNITED STATES MAY REDUCE THE COMPANY'S PROFITABILITY

The Company's insurance business is subject to comprehensive regulation and supervision throughout the United States by both state and federal regulators. The primary purpose of state regulation of the insurance business is to protect contractowners, and not necessarily to protect other constituencies such as creditors or investors. State insurance regulators, state attorneys general, the National Association of Insurance Commissioners, the SEC, and the NASD continually reexamine existing laws and regulations and may impose changes in the future. Changes in federal legislation and administrative policies in areas such as employee benefit plan regulation, financial services regulation, and federal taxation could lessen the advantages of certain of the Company's products as compared to competing products, or possibly result in the surrender of some existing contracts and policies or reduced sales of new products and, therefore, could reduce the Company's profitability.

The insurance industry has recently become the focus of greater regulatory scrutiny due to questionable business practices relating to trading and pricing within the mutual fund and variable annuity industries, allegations related to improper special payments, price-fixing, conflicts of interest and improper accounting practices, and other misconduct alleged by and initiatives of the New York Attorney General, state insurance departments, and in related litigation. As a result, a large number of insurance companies, including certain ING affiliates, have been requested to provide information to regulatory authorities. In some cases, this regulatory scrutiny has led to new proposed legislation regulating insurance companies, regulatory penalties and related litigation. At this time, the Company does not believe that any such regulatory scrutiny will materially impact it; however, the Company cannot guarantee that new laws, regulations, or other regulatory action aimed at the business practices under scrutiny would not adversely affect its business. The adoption of new laws or regulations, enforcement action or litigation, whether or not involving the Company, could influence the manner in which it distributes its insurance products, which could adversely impact the Company.

ITEM 2.   PROPERTIES

The Company's principal executive office is located at Corporate Center One, 2202 North Westshore Boulevard #350, Tampa, Florida 33607 and its principal office for operations is located at 151 Farmington Avenue, Hartford, Connecticut 06156. The Company occupies office space that is leased by ILIAC or other affiliates. Expenses associated with these offices are allocated on a direct and indirect basis to the Company. Affiliates within ING's U.S. operations also provide the Company with various management, finance, investment management and other administrative services, from facilities located at 5780 Powers Ferry Road, N.W., Atlanta, Georgia 30327-4390. Affiliates also provide the Company with product management, sales, marketing, customer and other administrative services for its annuity business from facilities located in West Chester, Pennsylvania and Des Moines, Iowa. The affiliated companies are reimbursed for the Company's use of these services and facilities under a variety of intercompany agreements.

ITEM 3.   LEGAL PROCEEDINGS

The Company is a party to threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitration, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company's operations or financial position.

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

                                     PART II

ITEM 5.   MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no public trading market for the Company's Common Stock. All of the Company's outstanding common stock is owned by ILIAC, which is a wholly-owned subsidiary of Lion, which is ultimately owned by ING.

The Company's ability to pay dividends is subject to the prior approval of the insurance regulatory authorities of the State of Florida for payment of any dividend which exceeds certain statutorily prescribed thresholds that are calculated in relation to a company's statutory surplus and/or its net gains from operations.

The Company did not pay dividends to its parent or receive capital contributions from its parent in 2004, 2003, or 2002.

ITEM 6.   SELECTED FINANCIAL DATA
          (Dollar amounts in millions, unless otherwise stated)

                        ING INSURANCE COMPANY OF AMERICA
                    3-YEAR SUMMARY OF SELECTED FINANCIAL DATA

                                                   2004         2003         2002
------------------------------------------------------------------------------------
OPERATING RESULTS
Net investment income                           $      9.5   $      6.6   $      6.7
Fee income                                             8.1          8.3         10.3
Net realized capital gains (losses)                    1.3          2.3         (2.4)
Total revenue                                         18.9         17.2         14.6
Interest credited and other benefits to
  contractowners                                       3.7          1.9          5.8
Amortization of deferred policy acquisition
  costs and value of business acquired                 5.1          3.6         10.6
Income (loss) before cumulative effect of
  change in accounting principle                       5.9          6.3         (3.3)
Cumulative effect of change in accounting
  principle, net of tax                                 --           --       (101.8)
Net income (loss)                                      5.9          6.3       (105.1)

FINANCIAL POSITION
Total investments                               $    185.2   $    133.1   $    129.6
Assets held in separate accounts                     540.3        660.7        622.0
Total assets                                         790.8        852.7        808.2
Future policy benefits and claims reserves           123.0         86.6         91.1
Liabilities related to separate accounts             540.3        660.7        622.0
Total shareholder's equity                            96.3         92.6         85.9

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION
          (Dollar amounts in millions, unless otherwise stated)

OVERVIEW

The following narrative analysis of the results of operations presents a review of ING Insurance Company of America ("IICA" or the "Company") for each of the two years ended December 31, 2004 and 2003 and financial condition as of December 31, 2004 versus 2003. This overview should be read in its entirety and in conjunction with the selected financial data, financial statements, related notes and other data found under Part II, Item 6 and Item 8 contained herein.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)

FORWARD-LOOKING INFORMATION/RISK FACTORS

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in this report and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the Securities Exchange Commission ("SEC"). Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Statements using verbs such as "expect," "anticipate," "believe" or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Company's beliefs concerning future levels of sales and redemptions of the Company's products, investment spreads and yields, or the earnings and profitability of the Company's activities.

Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which are subject to change. These uncertainties and contingencies could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable developments. Some may be national in scope, such as general economic conditions, changes in tax law, and changes in interest rates. Some may be related to the insurance industry generally, such as pricing competition, regulatory developments, and industry consolidation. Others may relate to the Company specifically, such as litigation, regulatory action, and risks associated with the Company's investment portfolio, such as changes in credit quality, price volatility, and liquidity. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the SEC. Except as may be required by the federal securities laws, the Company disclaims any obligation to update forward-looking information.

CRITICAL ACCOUNTING POLICIES

GENERAL

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions in certain circumstances that affect amounts reported in the accompanying financial statements and related footnotes. These estimates and assumptions are evaluated on an on-going basis based on historical developments, market conditions, industry trends, and other information that is reasonable under the circumstances. There can be no assurance that actual results will conform to estimates and assumptions, and that reported results of operations will not be materially adversely affected by the need to make future accounting adjustments to reflect changes in these estimates and assumptions from time to time.

The Company has identified the following estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability: reserves, other-than-temporary impairment testing, and amortization of value of business acquired ("VOBA"). In developing these estimates, management makes subjective and complex judgments that are inherently uncertain and subject to material changes as facts and circumstances develop. Although variability is inherent in these estimates, management believes the amounts provided are appropriate based upon the facts available upon compilation of the financial statements.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
CRITICAL ACCOUNTING POLICIES (continued)

RESERVES

The Company establishes and carries actuarially determined reserve liabilities which are calculated to meet its future obligations. Changes in or deviations from the assumptions used can significantly affect the Company's reserve levels and related future operations.

Reserves for deferred annuity investment contracts and immediate annuities without life contingent benefits are equal to cumulative deposits less charges and withdrawals plus credited interest thereon (rates range from 3.0% to 7.8.% for all years presented) net of adjustments for investment experience that the Company is entitled to reflect in future credited interest. These reserves also include unrealized gains/losses related to investments and unamortized realized gains/losses on investments for experience-rated contracts. Reserves on experience-rated contracts reflect the rights of contractowners, plan participants, and the Company.

Reserves for immediate annuities with life contingent benefits are computed on the basis of assumed interest discount rates, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by plan, year of issue and policy duration. Reserve interest rates range from 4.9% to 8.0% for all years presented.

OTHER-THAN-TEMPORARY IMPAIRMENT TESTING

The Company's accounting policy requires that a decline in the value of an investment below its amortized cost basis be assessed to determine if the decline is other-than-temporary. If so, the investment is deemed to be other-than-temporarily impaired, and a charge is recorded in net realized capital losses equal to the difference between fair value and the amortized cost basis of the investment. The fair value of the other-than-temporarily impaired investment becomes its new cost basis.

In addition, the Company invests in structured securities that meet the criteria of Emerging Issues Task Force ("EITF") Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under EITF Issue No. 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company's ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been an adverse change in cash flow since the remeasurement date. When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value and the loss is accounted for as a realized loss.

The evaluation of other-than-temporary impairments included in the General Account is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether declines in the fair value of investments should be recognized in current period earnings. The risks and uncertainties include the length of time and extent to which the fair value has been less than amortized cost, changes in general economic conditions, the issuer's financial condition or near-term recovery prospects, and the effects of changes in interest rates.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
CRITICAL ACCOUNTING POLICIES (continued)

AMORTIZATION OF VALUE OF BUSINESS ACQUIRED

VOBA represents the outstanding value of in force business capitalized and is subject to amortization in purchase accounting when the Company was acquired. The value is based on the present value of estimated net cash flows embedded in the Company's contracts.

The amortization methodology used for VOBA varies by product type. Statement of Financial Accounting Standards ("FAS") No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," ("FAS 97") applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, VOBA is amortized, with interest, over the life of the related contracts (usually 25 years) in relation to the present value of estimated future gross profits from investment, mortality, and expense margins; asset-based fees, policy administration, and surrender charges; less policy maintenance fees and non-capitalized commissions, as well as realized gains and losses on investments.

Changes in assumptions can have a significant impact on VOBA balances and amortization rates. Several assumptions are considered significant in the estimation of future gross profits associated with variable deferred annuity products. One of the most significant assumptions involved in the estimation of future gross profits is the assumed return associated with the variable account performance. To reflect the volatility in the equity markets, this assumption involves a combination of near-term expectations and long-term assumptions regarding market performance. The overall return on the variable account is dependent on multiple factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds, as well as equity sector weightings. Other significant assumptions include surrender and lapse rates, estimated interest spread, and estimated mortality.

Due to the relative size and sensitivity to minor changes in underlying assumptions of VOBA balances, the Company performs a quarterly and annual analysis of VOBA for the annuity business. The VOBA balances are evaluated for recoverability and are reduced to the extent that estimated future gross profits are inadequate to recover the asset.

At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued reasonableness. Any adjustment in estimated profit requires that the amortization rate be revised ("unlocking"), retroactively to the date of the policy or contract issuance. The cumulative prior period adjustment is recognized as a component of current period amortization. In general, increases in investment, mortality, and expense margins, and thus estimated future profits, lower the rate of amortization. However, decreases in investment, mortality, and expense margins, and thus estimated future profits, increase the rate of amortization.

Deferred policy acquisition costs ("DAC") represents policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and agency expenses, related to the production of new and renewal business. DAC, in the amount of $0.9 as of December 31, 2004 and 2003, is included in other assets on the Balance Sheets and the related amortization is included in VOBA amortization.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
CRITICAL ACCOUNTING POLICIES (continued)

ANALYSIS OF VOBA

During 2004, VOBA amortization increased principally due to a decrease in estimated future profits, due to higher surrenders and a decrease in assets under management.

During 2003 the Company reset long-term assumptions for the Separate Account returns from 9.0% to 8.5% (gross before fund management fees and mortality, expense, and other policy charges), reflecting a blended return of equity and other sub-accounts. The 2003 unlocking adjustment was primarily driven by improved market performance compared to expected performance during 2003. For the year ended December 31, 2003, the Company recorded a deceleration of VOBA amortization totaling $1.1 before tax, or $0.7, net of $0.4 of federal income tax expense.

As part of the regular analysis of VOBA, at the end of 2002, the Company unlocked its long-term rate of return assumptions. The Company reset long-term return assumptions for the Separate Account returns to 9.0% (gross before fund management fees and mortality and expense and other policy charges), as of December 31, 2002, reflecting a blended return of equity and other sub-accounts. The unlocking adjustment in 2002 was primarily driven by the sustained downturn in the equity markets and revised expectations for future returns. During 2002, the Company recorded an acceleration of VOBA amortization totaling $3.5 before tax, or $2.3, net of $1.2 of federal income tax benefit.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

NET INCOME: Net income decreased by $0.4 to $5.9 for 2004, as compared to $6.3 for 2003. Decreased net income is primarily the result of an increase in amortization of VOBA partially offset by an increase in net investment income in excess of interest credited.

NET INVESTMENT INCOME: Net investment income from General Account assets increased $2.9 to $9.5 for 2004 from $6.6 for 2003. The increase is primarily due to the inclusion of interest income of $3.0 on the guaranteed portion of the separate accounts beginning in 2004 as required with the adoption of Statement of Position ("SOP") 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts".

FEE INCOME: Fee income for 2004 decreased by $0.2 to $8.1 from $8.3 for 2003. A substantial portion of fee income is calculated based on variable assets under management. The decrease in fee income was primarily due to a decrease in the Company's average variable assets under management by 7.5%.

NET REALIZED CAPITAL GAINS: Net realized capital gains for 2004 decreased by $1.0 to $1.3 from $2.3 for 2003. The decrease in gains is primarily due to rising interest rates in 2004. In an increasing rate environment, the market value of fixed maturities in the portfolios decreases, which in turn, results in lower realized gains upon sale.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
RESULTS OF OPERATIONS (continued)

INTEREST CREDITED AND OTHER BENEFITS TO CONTRACTOWNERS: Interest credited and other benefits to contractowners increased $1.8 to $3.7 from $1.9 for 2003. The increase is primarily due to the inclusion of interest credited to contractowners on the guaranteed portion of the separate accounts, as required by SOP 03-1.

OPERATING EXPENSES: Operating expenses for 2004 decreased by $0.7 to $2.7 from $3.4 for 2003. The decrease is principally related to reductions in premium tax expenses, guarantee fund assessments and the overall decrease in assets under management by 9%.

AMORTIZATION OF VOBA: Amortization of VOBA for 2004, increased by $1.5 to $5.1 from $3.6 for 2003. Amortization of long-duration products is recorded in proportion to actual and estimated future gross profits. Estimated gross profits are computed based on assumptions related to the underlying contracts, including but not limited to interest margins, surrenders, withdrawals, expenses, and asset growth. Due to higher surrenders and a decrease in assets under management, the Company's estimate of future profits decreased.

FINANCIAL CONDITION

INVESTMENTS

INVESTMENT STRATEGY

The Company's investment strategy for its General Account investments involves diversification by asset class, and seeks to add economic diversification and to reduce the risks of credit, liquidity, and embedded options within certain investment products, such as convexity risk on collateralized mortgage obligations and call options. The investment management function is centralized under ING Investment Management LLC ("IIM"), pursuant to an investment advisory agreement. Separate portfolios are established for each general type of product within IICA.

The Company invests its General Account primarily in fixed maturity investments, including publicly issued bonds (including government bonds), privately placed notes and bonds, mortgage-backed securities, and asset-backed securities. The primary investment strategy is to optimize the risk-adjusted return through superior asset selection predicated on a developed relative value approach, credit research and monitoring, superior management of interest rate risk, and active exploration into new investment product opportunities. Investments are purchased when market returns, adjusted for risk and expenses, are sufficient to profitably support growth of the liability block of business. In addition, assets and liabilities are analyzed and reported for internal management purposes on an option-adjusted basis. The level of required capital of given transactions is a primary factor in determining relative value among different investment and liability alternatives, within the scope of each product type's objective. An active review of existing holdings identifies specific assets that could be effectively traded in order to enhance the risk-adjusted returns of the portfolio, while minimizing adverse tax and accounting impacts. The Company strives to maintain a portfolio average asset quality rating of A, excluding mortgage loans, but including mortgage-backed securities that are reported with bonds, based on Standard & Poor's ratings classifications.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
FINANCIAL CONDITION (continued)


PORTFOLIO COMPOSITION

The following table presents the investment portfolio at December 31, 2004 and 2003.

                                                     2004                       2003
                                           -----------------------    -----------------------
                                           FAIR VALUE          %      FAIR VALUE          %
-----------------------------------------------------------------------------------------------
Fixed maturities, including
  securities pledged                       $    185.2        100.0%   $    133.1        100.0%
===============================================================================================

FIXED MATURITIES

Fixed maturities available-for-sale as of December 31, 2004 were as follows:

                                                                GROSS        GROSS
                                                 AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                                   COST         GAINS       LOSSES        VALUE
---------------------------------------------------------------------------------------------------
Fixed maturities:
U.S. government and government
  agencies and authorities                      $     47.2   $      0.2   $      0.4   $     47.0
U.S. corporate securities:
  Public utilities                                     9.8          0.3          0.1         10.0
  Other corporate securities                          64.3          2.5          0.3         66.5
---------------------------------------------------------------------------------------------------
  Total U.S. corporate securities                     74.1          2.8          0.4         76.5
---------------------------------------------------------------------------------------------------

Foreign securities                                     6.6          0.5           --          7.1
Residential mortgage-backed securities                30.6          0.1          0.3         30.4
Commercial mortgage-backed securities                  9.2          0.5          0.1          9.6
Other asset-backed securities                         14.2          0.4           --         14.6
---------------------------------------------------------------------------------------------------
Total fixed maturities including fixed
  maturities, pledged to creditors                   181.9          4.5          1.2        185.2
Less: fixed maturities pledged to creditors           20.4           --          0.2         20.2
---------------------------------------------------------------------------------------------------

Fixed maturities                                $    161.5   $      4.5   $      1.0   $    165.0
===================================================================================================

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
FINANCIAL CONDITION (continued)

Fixed maturities available-for-sale as of December 31, 2003 were as follows:

                                                                GROSS        GROSS
                                                 AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                                   COST         GAINS       LOSSES        VALUE
---------------------------------------------------------------------------------------------------
Fixed maturities:
U.S. government and government
  agencies and authorities                      $      7.6   $      0.4   $       --   $      8.0
U.S. corporate securities:
  Public utilities                                     4.1          0.1           --          4.2
  Other corporate securities                          68.3          3.5          0.3         71.5
---------------------------------------------------------------------------------------------------
Total U.S. corporate securities                       72.4          3.6          0.3         75.7
---------------------------------------------------------------------------------------------------

Foreign securities                                     9.0          0.6           --          9.6
Residential mortgage-backed securities                26.3          0.2          0.3         26.2
Commercial mortgage-backed securities                  4.9          0.4           --          5.3
Other asset-backed securities                          7.7          0.6           --          8.3
---------------------------------------------------------------------------------------------------

Fixed maturities                                $    127.9   $      5.8   $      0.6   $    133.1
===================================================================================================

At December 31, 2004 and 2003, respectively, the Company's carrying value of available-for-sale fixed maturities, including fixed maturities pledged to creditors (hereinafter referred to as "total fixed maturities") represented 100% of the total general account invested assets. For the same periods, $61.1, or 33.0% of total fixed maturities, and $92.3, or 69.3% of total fixed maturities, respectively, supported experience-rated products. Total fixed maturities reflected net unrealized capital gains of $3.3 and $5.2 at December 31, 2004 and 2003, respectively.

It is management's objective that the portfolio of fixed maturities be of high quality and be well diversified by market sector. The fixed maturities in the Company's portfolio are generally rated by external rating agencies and, if not externally rated, are rated by the Company on a basis believed to be similar to that used by the rating agencies. The average quality rating of the Company's fixed maturities portfolio was AA and AA- at December 31, 2004 and 2003, respectively. Ratings are calculated using a rating hierarchy that considers S&P, Moody's, and internal ratings.

Total fixed maturities by quality rating category, including fixed maturities pledged to creditors, were as follows at December 31:

                                                          2004                       2003
                                                -----------------------    -----------------------
                                                   FAIR         % OF          FAIR         % OF
                                                   VALUE        TOTAL         VALUE        TOTAL
----------------------------------------------------------------------------------------------------
AAA                                             $     99.7         53.8%   $     63.5         47.7%
AA                                                     5.9          3.2           1.6          1.2
A                                                     46.2         24.9          36.9         27.7
BBB                                                   29.0         15.7          30.0         22.6
BB                                                     4.4          2.4           0.1          0.1
B and below                                              -          0.0           1.0          0.7
----------------------------------------------------------------------------------------------------
  Total                                         $    185.2        100.0%   $    133.1        100.0%
====================================================================================================

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
FINANCIAL CONDITION (continued)

97.6% and 99.2% of fixed maturities were invested in securities rated BBB and above (Investment Grade) at December 31, 2004 and 2003, respectively.

Fixed maturities rated BB and below (Below Investment Grade) may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

Total fixed maturities by market sector, including fixed maturities pledged to creditors, were as follows, at December 31:

                                                          2004                       2003
                                                -----------------------    -----------------------
                                                   FAIR         % OF          FAIR         % OF
                                                   VALUE        TOTAL         VALUE        TOTAL
----------------------------------------------------------------------------------------------------
U.S. Corporate                                  $     76.5         41.3%   $     75.7         56.9%
Residential Mortgage-backed                           30.4         16.4          26.2         19.7
U.S. Treasuries/Agencies                              47.0         25.4           8.0          6.0
Asset-backed                                          14.6          7.9           8.3          6.2
Commercial/Multifamily Mortgage-backed                 9.6          5.2           5.3          4.0
Foreign(1)                                             7.1          3.8           9.6          7.2
----------------------------------------------------------------------------------------------------
  Total                                         $    185.2        100.0%   $    133.1        100.0%
====================================================================================================

(1) Primarily U.S. dollar denominated

The amortized cost and fair value of total fixed maturities for the year-ended December 31, 2004 are shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called, or prepaid.

                                                 AMORTIZED      FAIR
                                                   COST         VALUE
-------------------------------------------------------------------------
Due to mature:
  One year or less                              $      2.7   $      2.8
  After one year through five years                   81.8         82.3
  After five years through ten years                  28.3         29.2
  After ten years                                     15.1         16.3
  Mortgage-backed securities                          39.8         40.0
  Other asset-backed securities                       14.2         14.6
  Less: fixed maturities pledged                      20.4         20.2
-------------------------------------------------------------------------
  Fixed maturities                              $    161.5   $    165.0
=========================================================================

At December 31, 2004 and 2003, fixed maturities with carrying values of $6.6 and $6.7 were on deposit as required by regulatory authorities.

The Company did not have any investments in a single issuer, other than obligations of the U.S. government, with a carrying value in excess of 10% of the Company's shareholder's equity at December 31, 2004 or 2003.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
FINANCIAL CONDITION (continued)

OTHER-THAN-TEMPORARY IMPAIRMENTS

The Company analyzes the General Account investments to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis. Management considers the length of the time and the extent to which the fair value has been less than amortized cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in fair value. If it is probable that all amounts due according to the contractual terms of an investment will not be collected, an other-than-temporary impairment is considered to have occurred.

In addition, the Company invests in structured securities that meet the criteria of Emerging Issues Task Force ("EITF") Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under EITF Issue No. 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company's ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been an adverse change in cash flow since the last remeasurement date.

When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value and the loss accounted for as a realized loss. The Company had no other-than-temporary impairments for the years ended December 31, 2004 and 2003.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities.

SOURCE AND USES OF LIQUIDITY

The Company's principal sources of liquidity are product charges, investment income, proceeds from the maturing and sale of investments, and capital contributions. Primary uses of liquidity are payments of commissions and operating expenses, interest and premium credits, investment purchases, contract maturities, withdrawals, and surrenders.

The Company's liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. For a description of the Company's asset/liability management strategy, see Item 7A "Quantitative and Qualitative Disclosures About Market Risk." The Company has entered into agreements with ILIAC under which ILIAC has agreed to cause the Company to have sufficient capital to meet certain capital and surplus levels.

Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. The Company maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), an affiliate of the Company, whereby either party can borrow from the other up to 0.5% of IICA's statutory admitted assets as of the prior December 31 from one another. IICA also maintains a $30.0 revolving loan agreement with SunTrust Bank and a $30.0 revolving loan agreement with the Bank of New York. The Company had no outstanding balance under any of these facilities as of December 31, 2004 or 2003.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
LIQUIDITY AND CAPITAL RESOURCES (continued)

Management believes that these sources of liquidity are adequate to meet the Company's short-term cash obligations.

CAPITAL CONTRIBUTIONS AND DIVIDENDS

The Company's ability to pay dividends is subject to the prior approval of the insurance regulatory authorities of the State of Florida for payment of any dividend, which exceeds certain statutorily prescribed thresholds that are calculated in relation to a company's statutory surplus and/or its net gains from operations.

The Company did not pay dividends to its parent or receive capital contributions from its parent in 2004, 2003, or 2002.

SEPARATE ACCOUNTS

Separate Account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners who bear the investment risk, subject, in limited cases, to minimum guaranteed rates. Investment income and investment gains and losses generally accrue directly to such contractowners. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company or its affiliates.

Separate Account assets supporting variable options under annuity contracts are invested, as designated by the contractowner or participant (who bears the investment risk subject, in limited cases, to certain minimum guarantees) under a contract, in shares of mutual funds which are managed by its affiliates, or other selected mutual funds not managed by the Company or its affiliates.

Separate Account assets and liabilities are carried at fair value and shown as separate captions in the Balance Sheets. Deposits, investment income, and net realized and unrealized capital gains and losses of the Separate Accounts are not reflected in the Financial Statements (with the exception of realized and unrealized capital gains and losses on the assets supporting the guaranteed interest option). The Statements of Cash Flows do not reflect investment activity of the Separate Accounts.

Assets and liabilities of separate account arrangements that do not meet the criteria in SOP 03-1 for presentation in the separate caption in the Balance Sheets (primarily guaranteed interest options) and revenue and expenses related to such arrangements, are consolidated in the financial statements in the general account. At December 31, 2004 and 2003, unrealized gains (losses) of $(0.1) and $5.0, respectively, on assets supporting a guaranteed interest option are reflected in shareholder's equity.

OFF-BALANCE SHEET ARRANGEMENTS AND AGGREGATE CONTRACTUAL OBLIGATIONS

Through the normal course of investment operations, the Company commits to either purchase or sell securities or money market instruments at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either a higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments. At December 31, 2004 and 2003, the Company had no off-balance sheet commitments to purchase investments.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
LIQUIDITY AND CAPITAL RESOURCES (continued)

As of December 31, 2004, the Company had certain contractual obligations due over a period of time as summarized in the following table:

                                                           PAYMENTS DUE BY PERIOD
                                       ----------------------------------------------------------------
                                                     LESS THAN                              MORE THAN
CONTRACTUAL OBLIGATIONS                   TOTAL       1 YEAR      1-3 YEARS    3-5 YEARS     5 YEARS
-------------------------------------------------------------------------------------------------------
  Reserves for insurance obligations   $    695.9   $    156.3   $    196.9   $    120.3   $    222.4
=======================================================================================================

Reserves for insurance contract obligations consist of actuarially determined `liabilities for the Company to meet its further obligations under its variable annuity, fixed annuity, and other investment or retirement products. At December 31, 2004, the Company had no outstanding contractual obligations associated with long term debt, operating leases, or purchase obligations.

REINSURANCE

The Company utilizes indemnity reinsurance agreements to reduce its exposure to large losses in all aspects of its insurance business. Such reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the primary liability of the Company as direct insurer of the risks reinsured. The Company evaluates the financial strength of potential reinsurers and continually monitors the financial condition of reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Company's Balance Sheets.

SECURITIES LENDING

The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent, and retained and invested by the lending agent according to the Company's guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

RISK-BASED CAPITAL

The National Association of Insurance Commissioners ("NAIC") risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Company has complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate that the Company has total adjusted capital above all required capital levels.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)

RECENTLY ADOPTED ACCOUNTING STANDARDS

(See Significant Accounting Policies in Notes to the Financial Statements for further information.)

ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS

The Company adopted SOP 03-1 on January 1, 2004. SOP 03-1 establishes several new accounting and disclosure requirements for certain nontraditional long-duration contracts and for separate accounts including, among other things, a requirement that assets and liabilities of separate account arrangements that do not meet certain criteria be accounted for as general account assets and liabilities, and that revenues and expenses related to such arrangements, be consolidated with the respective lines in the Statements of Operations. In addition, SOP 03-1 requires that additional liabilities be established for certain guaranteed death and other benefits and for products with certain patterns of cost of insurance charges. In addition, sales inducements provided to contractholders must be recognized on the Balance Sheets separately from deferred acquisition costs and amortized as a component of benefits expense using methodology and assumptions consistent with those used for amortization of deferred policy acquisition costs.

The Company evaluated all requirements of SOP 03-1 which resulted in the consolidation of the Separate Account supporting the guarantee option into the General Account. Requirements to establish additional liabilities for minimum guarantee benefits are applicable to the Company, however, the Company's policies on contract liabilities have historically been, and continue to be, in conformity with the newly established requirements. Requirements for recognition of additional liabilities for products with certain patterns of cost of insurance charges are not applicable to the Company. The adoption of SOP 03-1 did not have a significant effect on the Company's financial position, results of operations, or cash flows.

In the fourth quarter of 2004, the Company inplemented Technical Practice Aid 6300.05 - 6300.08, "Q&As Related to the Implementation of SOP 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounting" (the "TPA").

The TPA, which was approved in September 2004, provides additional guidance regarding certain implicit assessments that may be used in the testing of the base mortality function on contracts, which is performed to determine whether additional liabilities are required in conjunction with SOP 03-1. In addition, the TPA provides additional guidance surrounding the allowed level of aggregation of additional liabilities determined under SOP 03-1. The adoption of the TPA did not have an impact on the Company's financial position, results of operations, or cash flows.

The implementation of SOP 03-1 also raised questions regarding the interpretation of the requirements of Statement of Financial Accounting Standards ("FAS") No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," concerning when it is appropriate to record an unearned revenue liability related to the insurance benefit function. To clarify its position, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position No. FAS 97-1 ("FSP FAS 97-1"), "Situations in Which Paragraphs 17(b) and 20 of FASB Statement No. 97 Permit or Require Accrual of an Unearned Revenue Liability", effective for fiscal periods beginning subsequent to the date the guidance was issued, June 18, 2004. The Company adopted FSP FAS 97-1 on

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
RECENTLY ADOPTED ACCOUNTING STANDARDS (continued)

July 1, 2004. The adoption of FSP FAS 97-1 did not have an impact on the Company's financial position, results of operations, or cash flows.

LEGISLATIVE INITIATIVES

Certain elements of the Jobs and Growth Tax Relief Reconciliation Act of 2003, in particular the reduction in the tax rates on long-term capital gains and corporate dividends, impact the relative competitiveness of the Company's products, especially variable annuities. While sales of products do not appear to have been reduced to date, the long-term effect of the Jobs and Growth Act of 2003 on the Company's financial condition or results of operation cannot be reasonably estimated at this time.

Other legislative proposals under consideration include repealing the estate tax, reducing the taxation on annuity benefits, changing the taxation of products, and changing life insurance company taxation. Some of these proposals, if enacted, could have a material effect on life insurance, annuity and other retirement savings product sales. The impact on the Company's products cannot be predicted.

Legislation to restructure the Social Security System and expand private pension plan incentives also may be considered. Prospects for enactment and the ultimate effect of these proposals are uncertain.

REGULATORY MATTERS

As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

FUND REGULATORY ISSUES

Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares, revenue sharing and directed brokerage, compensation, sales practices and suitability, arrangements with service providers, pricing, compliance and controls, and adequacy of disclosure.

In addition to responding to governmental and regulatory requests on fund regulatory issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of certain affiliates of the Company, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended.

ITEM 7. MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION (continued)
REGULATORY MATTERS (continued)

An affiliate of the Company, ING Funds Distributors, LLC ("IFD") has received notice from the staff of the National Association of Securities Dealers ("NASD") that the staff has made a preliminary determination to recommend that disciplinary action be brought against IFD and one of its registered persons for violations of the NASD Conduct Rules and federal securities laws in connection with frequent trading arrangements.

Other regulators, including the SEC and the New York Attorney General, are also likely to take some action with respect to certain ING affiliates before concluding their investigation of ING relating to fund trading. The potential outcome of such action is difficult to predict but could subject certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of such action will have a material adverse effect on ING or ING's U.S.-based operations, including the Company.

ING has agreed to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC. Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING's U.S.-based operations, including the Company.

OTHER REGULATORY MATTERS

The New York Attorney General and other regulators are also conducting broad inquiries and investigations involving the insurance industry. These initiatives currently focus on, among other things, compensation and other sales incentives, potential conflicts of interest, potential anti-competitive activity, marketing practices, certain financial reinsurance arrangements, and disclosure. It is likely that the scope of these investigations will further broaden before the investigations are concluded. U.S. affiliates of ING have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information.

These initiatives may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged.

In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

For further discussion of the Company's regulatory matters, see "Risk Factors" in Part 1, Item 1 "Business."

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Asset/liability management is integrated into many aspects of the Company's operations, including investment decisions, product development, and determination of crediting rates. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables in the modeling process include interest rates, anticipated contractowners behavior, and variable separate account performance. Contractowners bear the investment risk related to variable insurance products, subject, in limited cases, to certain minimum guaranteed rates.

The fixed account liabilities are supported by a portfolio principally composed of fixed rate investments that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available-for-sale. This enables the Company to respond to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risk, as well as other risks. The Company's asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

On the basis of these analyses, management believes there is currently no material solvency risk to the Company.

INTEREST RATE RISK

The Company defines interest rate risk as the risk of an economic loss due to adverse changes in interest rates. This risk arises from the Company's primary activity of investing fixed annuity premiums received in interest-sensitive assets and carrying these funds as interest-sensitive liabilities. The Company manages the interest rate risk in its assets relative to the interest rate risk in its liabilities. A key measure used to quantify this exposure is duration. Duration measures the sensitivity of the assets and liabilities to changes in interest rates.

To calculate duration related to annuities, the Company projects asset and liability cash flows under stochastic arbitrage free interest rate scenarios and calculates their net present value using LIBOR/swap spot rates. Duration is calculated by revaluing these cash flows given a small change in interest rates and determining the percentage change in the fair value. The cash flows used in this calculation include the expected coupon and principal payments on the assets and all benefit cash flows on the interest-sensitive liabilities. The projections include assumptions that reflect the effect of changing interest rates on the prepayment, lapse, leverage, and/or option features of instruments, where applicable. Such assumptions relate primarily to mortgage-backed securities, collateralized mortgage obligations, callable corporate obligations, and fixed rate deferred and immediate annuities.

For further discussion of the Company's interest rate risks, see "Risk Factors" in Part 1, Item 1 "Business". The Company's operations are significantly influenced by changes in the equity markets. The Company's profitability depends largely on the amount of assets under management, which is primarily driven by the level of sales, equity market appreciation and depreciation, and the persistency of the in force block of business. Prolonged

MARKET RISK

and precipitous declines in the equity markets can have a significant impact on the Company's operations. As a result, sales of variable products may decline and surrender activity may increase, as customer sentiment towards the equity market turns negative. Lower assets under management will have a negative impact on the Company's financial results, primarily due to lower fee income on variable annuities. Furthermore, the Company may experience a reduction in profit margins if a significant portion of the assets held in the variable annuity separate account move to the general account and the Company is unable to earn an acceptable investment spread, particularly in light of the low interest rate environment and the presence of contractually guaranteed interest credited rates.

In addition, prolonged declines in the equity market may also decrease the Company's expectations of future gross profits, which are utilized to determine the amount of DAC/VOBA to be amortized in a given financial statement period. A significant decrease in the Company's estimated gross profits would require the Company to accelerate the amount of DAC/VOBA amortization in a given period, potentially causing a material adverse deviation in the period's net income. Although an acceleration of DAC amortization would have a negative impact on the Company's earnings, it would not affect the Company's cash flow or liquidity position. For further discussion, see "Risk Factors" in Part 1, Item 1 "Business."

ITEM 8.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                          INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
Report of Independent Registered Public Accounting Firm                    29

Financial Statements:

     Statements of Operations for the years ended
        December 31, 2004, 2003 and 2002                                   30

     Balance Sheets as of December 31, 2004 and 2003                       31

     Statements of Changes in Shareholder's Equity for the years ended
        December 31, 2004, 2003 and 2002                                   32

     Statements of Cash Flows for the years ended
        December 31, 2004, 2003 (Restated) and 2002 (Restated)             33

Notes to Financial Statements                                              34

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
ING Insurance Company of America

We have audited the accompanying balance sheets of ING Insurance Company of America as of December 31, 2004 and 2003, and the related statements of operations, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We are not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ING Insurance Company of America as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed the accounting principle for goodwill and other intangible assets effective January 1, 2002. As discussed in Note 2 to the financial statements, the Company restated certain amounts presented in the statements of cash flows related to its interest credited to contractowners for investment type contracts for the years ended December 31, 2003 and 2002.

                                                           /s/ Ernst & Young LLP


Atlanta, Georgia
March 31, 2005

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

                            STATEMENTS OF OPERATIONS
                                  (In millions)

                                                                                YEAR ENDED DECEMBER 31,
                                                                         ------------------------------------
                                                                            2004         2003         2002
                                                                         ----------   ----------   ----------
Revenues:
   Net investment income                                                 $      9.5   $      6.6   $      6.7
   Fee income                                                                   8.1          8.3         10.3
   Net realized capital gains (losses)                                          1.3          2.3         (2.4)
                                                                         ----------   ----------   ----------
           Total revenue                                                       18.9         17.2         14.6
                                                                         ----------   ----------   ----------
Benefits and Expenses:
   Interest credited and other benefits to contractowners                       3.7          1.9          5.8
   Operating expenses                                                           2.7          3.4          3.5
   Amortization of value of business acquired                                   5.1          3.6         10.6
                                                                         ----------   ----------   ----------
           Total benefits and expenses                                         11.5          8.9         19.9
                                                                         ----------   ----------   ----------
Income (loss) before income taxes and cumulative effect of change
   in accounting principle                                                      7.4          8.3         (5.3)
Income tax expense (benefit)                                                    1.5          2.0         (2.0)
                                                                         ----------   ----------   ----------
Income (loss) before cumulative effect of change in accounting
   principle                                                                    5.9          6.3         (3.3)
Cumulative effect of change in accounting principle, net of tax                  --           --       (101.8)
                                                                         ----------   ----------   ----------
Net income (loss)                                                        $      5.9   $      6.3   $   (105.1)
                                                                         ==========   ==========   ==========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

                                 BALANCE SHEETS
                        (In millions, except share data)

                                                                               DECEMBER 31,
                                                                         -----------------------
                                                                            2004         2003
                                                                         ----------   ----------
ASSETS:
Investments:
   Fixed maturities, available-for-sale, at fair value (amortized cost
     of $161.5 at 2004 and $127.9 at 2003)                               $    165.0   $    133.1
   Securities pledged (amortized cost of $20.4 at 2004)                        20.2           --
                                                                         ----------   ----------
Total investments                                                             185.2        133.1
                                                                         ----------   ----------
Cash and cash equivalents                                                      11.4          4.8
Short-term investments under securities loan agreement                         20.8           --
Value of business acquired                                                     28.2         31.6
Other assets                                                                    4.9         22.5
Assets held in separate accounts                                              540.3        660.7
                                                                         ----------   ----------
Total assets                                                             $    790.8   $    852.7
                                                                         ==========   ==========
LIABILITIES AND SHAREHOLDER'S EQUITY
Future policy benefits and claim reserves                                $    123.0   $     86.6
Due to affiliates                                                               0.7          0.6
Payables under securities loan agreement                                       20.8           --
Current income taxes                                                            0.1          1.7
Deferred income taxes                                                           8.0          7.9
Other liabilities                                                               1.6          2.6
Liabilities related to separate accounts                                      540.3        660.7
                                                                         ----------   ----------
Total liabilities                                                             694.5        760.1
                                                                         ==========   ==========

Shareholder's equity:
Common stock (35,000 shares authorized; 25,500 issued and outstanding,
   $100 per share value)                                                        2.5          2.5
Additional paid-in capital                                                    181.2        181.2
Accumulated other comprehensive income                                           --          2.2
Retained earnings (deficit)                                                   (87.4)       (93.3)
                                                                         ----------   ----------
Total shareholder's equity                                                     96.3         92.6
                                                                         ----------   ----------
Total liabilities and shareholder's equity                               $    790.8   $    852.7
                                                                         ==========   ==========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

                  STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                  (In millions)

                                                                                ACCUMULATED
                                                               ADDITIONAL          OTHER            RETAINED            TOTAL
                                              COMMON            PAID-IN        COMPREHENSIVE        EARNINGS        SHAREHOLDER'S
                                              STOCK             CAPITAL            INCOME           (DEFICIT)           EQUITY
                                         ---------------    ---------------   ---------------   ---------------    ---------------
Balance at December 31, 2001             $           2.5    $         180.9   $           1.3   $           5.5    $         190.2
Comprehensive loss:
   Net loss                                           --                 --                --            (105.1)            (105.1)
   Other comprehensive income,
     net of tax:
        Net unrealized gain on
          securities ($0.8 pretax)                    --                 --               0.5                --                0.5
                                                                                                                   ---------------
   Comprehensive loss                                                                                                       (104.6)
   SERP - transfer                                    --                0.3                --                --                0.3
                                         ---------------    ---------------   ---------------   ---------------    ---------------
Balance at December 31, 2002                         2.5              181.2               1.8             (99.6)              85.9
Comprehensive income:
   Net income                                         --                 --                --               6.3                6.3
   Other comprehensive income,
     net of tax:
        Net unrealized gain on
          securities ($0.6 pretax)                    --                 --               0.4                --                0.4
                                                                                                                   ---------------
   Comprehensive income                                                                                                        6.7
                                         ---------------    ---------------   ---------------   ---------------    ---------------
Balance at December 31, 2003                         2.5              181.2               2.2             (93.3)              92.6
Comprehensive income:
   Net income                                         --                 --                --               5.9                5.9
   Other comprehensive loss,
     net of tax:
        Net unrealized loss on
          securities ($(3.3) pretax)                  --                 --              (2.2)               --               (2.2)
                                                                                                                   ---------------
   Comprehensive income                                                                                                        3.7
                                         ---------------    ---------------   ---------------   ---------------    ---------------
Balance at December 31, 2004             $           2.5    $         181.2   $            --   $         (87.4)   $          96.3
                                         ===============    ===============   ===============   ===============    ===============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

                            STATEMENTS OF CASH FLOWS
                                  (In millions)

                                                                                 YEAR ENDED DECEMBER 31,
                                                                         --------------------------------------
                                                                            2004          2003          2002
                                                                                       (RESTATED)    (RESTATED)
                                                                         ----------    ----------    ----------
Cash Flows from Operating Activities:
   Net income (loss)                                                     $      5.9    $      6.3    $   (105.1)
   Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
        Capitalization of deferred policy acquisition costs                    (2.3)          0.3          (0.4)
        Amortization of deferred policy acquisition costs and
          value of business acquired                                            6.8           2.6          10.2
        Net accretion/decretion of discount/premium                             0.5           0.2            --
        Future policy benefits, claims reserves, and
           interested credited                                                  3.7           1.9           5.8
        Impairment of goodwill                                                   --            --         101.8
        Net realized capital (gains) losses                                    (1.3)         (2.3)          2.4
        Provision for deferred income taxes                                     1.3           1.4           1.3
        Change in:
          Asset accruals                                                       (2.2)         (0.3)         (0.4)
          Other payables and accruals                                           1.0          (0.1)         (0.1)
                                                                         ----------    ----------    ----------
Net cash provided by operating activities                                      13.4          10.0          15.5
                                                                         ----------    ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from the sale, maturity, or redemption of:
     Fixed maturities, available-for-sale                                     211.0         206.3         133.1
   Acquisition of:
     Fixed maturities, available-for-sale                                    (213.0)       (210.3)       (128.1)
   Other, net                                                                    --          (0.2)          0.7
                                                                         ----------    ----------    ----------
Net cash provided by (used in) investing activities                            (2.0)         (4.2)          5.7
                                                                         ----------    ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Deposits for investment contracts                                            3.3           3.2           5.2
   Maturities and withdrawals from investment contracts                        (8.0)         (7.3)        (15.3)
   Other, net                                                                  (0.1)         (2.1)         (5.3)
                                                                         ----------    ----------    ----------
Net cash used in financing activities                                          (4.8)         (6.2)        (15.4)
                                                                         ----------    ----------    ----------
Net increase (decrease) in cash and cash equivalents                            6.6          (0.4)          5.8
Cash and cash equivalents, beginning of year                                    4.8           5.2          (0.6)
                                                                         ----------    ----------    ----------
Cash and cash equivalents, end of year                                   $     11.4    $      4.8    $      5.2
                                                                         ==========    ==========    ==========
Supplemental cash flow information:
Income taxes paid (received), net                                        $      1.9    $      1.1    $     (1.3)
                                                                         ==========    ==========    ==========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

1.   SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     ING Insurance Company of America ("IICA" or the "Company"), a stock life insurance company domiciled in the state of Florida, is a provider of financial services in the United States. The Company is a wholly-owned subsidiary of ING Life Insurance and Annuity Company ("ILIAC"). ILIAC was a wholly-owned subsidiary of ING Retirement Holdings, Inc. ("HOLDCO"), which was a wholly-owned subsidiary of ING Retirement Services, Inc. ("IRSI") until March 30, 2003. IRSI was a wholly-owned subsidiary of Lion Connecticut Holdings Inc. ("Lion") until March 30, 2003, which in turn was ultimately owned by ING Groep N.V. ("ING"). On March 30, 2003, a series of mergers occurred in the following order: IRSI merged into Lion and HOLDCO merged into Lion. As a result, ILIAC is now a direct wholly-owned subsidiary of Lion, which in turn is an indirect wholly-owned subsidiary of ING. ING is a global financial services company based in The Netherlands, with American Depository Shares listed on the New York Stock Exchange under the symbol "ING".

     DESCRIPTION OF BUSINESS

     The Company principally offers annuity contracts in the education market to individuals on a qualified and non-qualified basis and to employer-sponsored retirement plans qualified under Internal Revenue Code Sections 401, 403, and 408. The Company's products are generally distributed through a managed network of broker/dealers and dedicated career agents.

     The Company has one operating segment, ING U.S. Financial Services ("USFS"), and all revenue reported by the Company comes from external customers.

     RECENTLY ADOPTED ACCOUNTING STANDARDS

     ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS

     The Company adopted Statement of Position ("SOP") 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," on January 1, 2004. SOP 03-1 establishes several new accounting and disclosure requirements for certain nontraditional long-duration contracts and for separate accounts including, among other things, a requirement that assets and liabilities of separate account arrangements that do not meet certain criteria be accounted for as general account assets and liabilities, and that revenues and expenses related to such arrangements, be consolidated with the respective lines in the Statements of Operations. In addition, the SOP requires that additional liabilities be established for certain guaranteed death and other benefits and for products with certain patterns of cost of insurance charges. In addition, sales inducements provided to contractholders must be recognized on the Balance Sheet separately from deferred acquisition costs and amortized as a component of benefits expense using methodology and assumptions consistent with those used for amortization of deferred policy acquisition costs ("DAC").

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

1.   SIGNIFICANT ACCOUNTING POLICIES (continued)

     The Company evaluated all requirements of SOP 03-1, which resulted in the consolidation of the Company's Separate Account supporting the guarantee option into the General Account. Requirements to establish additional liabilities for minimum guarantee benefits are applicable to the Company, however, the Company's policies on contract liabilities have historically been, and continue to be, in conformity with the newly established requirements. Requirements for recognition of additional liabilities for products with certain patterns of cost of insurance charges are not applicable to the Company. The adoption had no significant effect on the Company's financial position, results of operations, or cash flows.

     In the fourth quarter of 2004, the Company implemented Technical Practice Aid 6300.05 - 6300.08, "Q&As Related to the Implementation of SOP 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" (the "TPA").

     The TPA, which was approved in September 2004, provides additional guidance regarding certain implicit assessments that may be used in the testing of the base mortality function on contracts, which is performed to determine whether additional liabilities are required in conjunction with SOP 03-1. In addition, the TPA provides additional guidance surrounding the allowed level of aggregation of additional liabilities determined under SOP 03-1. The adoption of the TPA did not have an impact on the Company's financial position, results of operations, or cash flows.

     The implementation of SOP 03-1 raised questions regarding the interpretation of the requirements of Statement of Financial Accounting Standards ("FAS") No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," ("FAS 97") concerning when it is appropriate to record an unearned revenue liability related to the insurance benefit function. To clarify its position, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position No. FAS 97-1 ("FSP FAS 97-1"), "Situations in Which Paragraphs 17(b) and 20 of FASB Statement No. 97 Permit or Require Accrual of an Unearned Revenue Liability," effective for fiscal periods beginning subsequent to the date the guidance was issued, June 18, 2004. The Company adopted FSP FAS 97-1 on July 1, 2004. The adoption of FSP FAS 97-1 did not have an impact on the Company's financial position, results of operations, or cash flows.

     THE MEANING OF OTHER-THAN-TEMPORARY IMPAIRMENT AND ITS APPLICATION TO CERTAIN INVESTMENTS

     In March 2004, the Emerging Issues Task Force ("EITF") reached a final consensus on EITF Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," requiring that a three-step impairment model be applied to securities within its scope. The three-step model is to be applied on a security-by-security basis as follows:

     Step 1: Determine whether an investment is impaired. An investment is impaired if the fair value of the investment is less than its cost basis.
     Step 2: Evaluate whether an impairment is other-than-temporary.
     Step 3: If the impairment is other-than-temporary, recognize an impairment loss equal to the difference between the investment's cost and its fair value.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

1.   SIGNIFICANT ACCOUNTING POLICIES (continued)

     On September 30, 2004, the FASB issued FASB Staff Position No. EITF Issue 03-1-1 ("FSP EITF 03-1-1"), "Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1, 'The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,'" which delayed the EITF Issue No. 03-1 original effective date of July 1, 2004 related to steps two and three of the impairment model introduced. The delay is in effect until a final consensus can be reached on such guidance. Despite the delay of the implementation of steps two and three, other-than-temporary impairments are still to be recognized as required by existing guidance.

     Earlier consensus reached by the EITF on this issue required that certain quantitative and qualitative disclosures be made for unrealized losses on debt and equity securities that have not been recognized as other-than-temporary impairments. These disclosures were adopted by the Company, effective December 31, 2003, and are included in the Investments footnote.

     ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     The Derivative Implementation Group ("DIG"), responsible for issuing guidance on behalf of the FASB for implementation of FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," issued Statement No. 133 Implementation Issue No. B36, "Embedded Derivatives:
     Modified Coinsurance Arrangements and Debt Instruments That Incorporate Credit Risk Exposures That Are Unrelated or Only Partially Related to the Credit Worthiness of the Obligor under Those Instruments" ("DIG B36"). Under this interpretation, modified coinsurance and coinsurance with funds withheld reinsurance agreements as well as other types of receivables and payables where interest is determined by reference to a pool of fixed maturity assets or a total return debt index may be determined to contain embedded derivatives that are required to be bifurcated from the host instrument. The required date of adoption of DIG B36 for the Company was October 1, 2003. The adoption did not have an impact on the Company's financial position, results of operations, or cash flows.

     VARIABLE INTEREST ENTITIES

     In January 2003, the FASB issued FASB Interpretation 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46"). In December 2003, the FASB modified FIN 46 to make certain technical revisions and address certain implementation issues that had arisen. FIN 46 provides a new framework for identifying variable interest entities ("VIEs") and determining when a company should include the assets, liabilities, noncontrolling interests, and results of activities of a VIE in its consolidated financial statements.

     In general, a VIE is a corporation, partnership, limited-liability corporation, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

     FIN 46 requires a VIE to be consolidated if a party with an ownership, contractual, or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

1.   SIGNIFICANT ACCOUNTING POLICIES (continued)

     VIE's activities, is entitled to receive a majority of the VIE's residual returns (if no party absorbs a majority of the VIE's losses), or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE's assets, liabilities, and noncontrolling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN 46 also requires disclosures about VIEs that the variable interest holder is required to consolidate and those VIEs it is not required to consolidate, but in which it has a significant variable interest.

     The Company holds investments in VIEs in the form of private placement securities, structured securities, securitization transactions, and limited partnerships with an aggregate fair value of $53.2 as of December 31, 2004. These VIEs are held by the Company for investment purposes. Consolidation of these investments in the Company's financial statements is not required as the Company is not the primary beneficiary for any of these VIEs. Book value as of December 31, 2004 of $52.7 represents the maximum exposure to loss except for those structures for which the Company also receives asset management fees.

     GUARANTEES

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"), to clarify accounting and disclosure requirements relating to a guarantor's issuance of certain types of guarantees or groups of similar guarantees, even if the likelihood of the guarantor's having to make any payments under the guarantee is remote. The disclosure provisions are effective for financial statements for fiscal years ended after December 15, 2002. For certain guarantees, the interpretation also requires that guarantors recognize a liability equal to the fair value of the guarantee upon its issuance. This initial recognition and measurement provision is to be applied only on a prospective basis to guarantees issued or modified after December 31, 2002. The Company has performed an assessment of its guarantees and believes that all of its guarantees are excluded from the scope of this interpretation.

     GOODWILL IMPAIRMENT

     During 2002, the Company adopted FAS No. 142, "Goodwill and Other Intangible Assets." The adoption of this standard resulted in recognition of an impairment loss of $101.8, net of taxes of $54.8, recorded retroactive to the first quarter of 2002. Prior quarters of 2002 were restated accordingly. This impairment loss represented the entire carrying amount of goodwill, net of accumulated amortization, related to prior acquisitions. This impairment charge was shown as a change in accounting principle on the Statement of Operations for the year ended December 31, 2002.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

1.   SIGNIFICANT ACCOUNTING POLICIES (continued)

     RECLASSIFICATIONS

     Certain reclassifications have been made to prior year financial information to conform to the current year presentation (see footnote 2).

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand, money market instruments and other debt issues with a maturity of 90 days or less when purchased.

     INVESTMENTS

     All of the Company's fixed maturity and equity securities are currently designated as available-for-sale. Available-for-sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in shareholder's equity, after adjustment for related changes in value of business acquired ("VOBA"), and deferred income taxes.

     OTHER-THAN-TEMPORARY IMPAIRMENTS

     The Company analyzes the General Account investments to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis in accordance with FAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management considers the length of the time and the extent to which the market value has been less than cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in fair value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other-than-temporary impairment is considered to have occurred.

     In addition, the Company invests in structured securities that meet the criteria of EITF Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under EITF Issue No. 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company's ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been an adverse change in cash flow since the last remeasurement date.

     When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value and the loss accounted for as a realized loss.

     EXPERIENCE-RATED PRODUCTS

     Included in available-for-sale securities are investments that support experience-rated products. Experience-rated products are products where the customer, not the Company, assumes investment (including realized capital gains and losses) and other risks, subject to, among other things, minimum principal and interest rate guarantees. Unamortized realized gains and losses on the sale of, and unrealized

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

1.   SIGNIFICANT ACCOUNTING POLICIES (continued)

     capital gains and losses on, investments supporting these products, are included in future policy benefits and claim reserves on the Balance Sheets. Realized capital gains and losses on all other investments are included in the Statements of Operations. Unrealized capital gains and losses on all other investments are reflected in shareholder's equity, net of related income taxes.

     PURCHASES AND SALES

     Purchases and sales of fixed maturities (excluding private placements) are recorded on the trade date. Purchases and sales of private placements are recorded on the closing date.

     VALUATION

     Fair values for fixed maturities are obtained from independent pricing services or broker/dealer quotations. Fair values for privately placed bonds are determined using a matrix-based model. The matrix-based model considers the level of risk-free interest rates, current corporate spreads, the credit quality of the issuer, and cash flow characteristics of the security.

     Short-term investments, consisting primarily of money market instruments and other fixed maturities issues purchased with an original maturity of 91 days to one year, are considered available-for-sale and are carried at fair value, which approximates amortized cost.

     SECURITIES LENDING

     The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent, and retained and invested by the lending agent according to the Company's guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

     VALUE OF BUSINESS ACQUIRED

     VOBA represents the outstanding value of in force business capitalized and is subject to amortization in purchase accounting when the Company was acquired. The value is based on the present value of estimated net cash flows embedded in the Company's contracts.

     The amortization methodology used for VOBA varies by product type. Statement of Financial Accounting Standards ("FAS") No. 97 applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, VOBA is amortized, with interest, over the life of the related contracts (usually 25 years) in relation to the present value of estimated future gross profits from investment, mortality, and expense margins; asset-based fees, policy administration, and surrender charges; less policy maintenance fees and non-capitalized commissions, as well as realized gains and losses on investments.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

1.   SIGNIFICANT ACCOUNTING POLICIES (continued)

     Changes in assumptions can have a significant impact on VOBA balances and amortization rates. Several assumptions are considered significant in the estimation of future gross profits associated with variable deferred annuity products. One of the most significant assumptions involved in the estimation of future gross profits is the assumed return associated with the variable account performance. To reflect the volatility in the equity markets, this assumption involves a combination of near-term expectations and long-term assumptions regarding market performance. The overall return on the variable account is dependent on multiple factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds, as well as equity sector weightings. Other significant assumptions include surrender and lapse rates, estimated interest spread, and estimated mortality.

     Due to the relative size and sensitivity to minor changes in underlying assumptions of VOBA balances, the Company performs a quarterly and annual analysis of VOBA for the annuity and life businesses, respectively. The VOBA balances are evaluated for recoverability and are reduced to the extent that estimated future gross profits are inadequate to recover the asset.

     At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued reasonableness. Any adjustment in estimated profit requires that the amortization rate be revised ("unlocking"), retroactively to the date of the policy or contract issuance. The cumulative prior period adjustment is recognized as a component of current period amortization. In general, increases in investment, mortality, and expense margins, and thus estimated future profits, lower the rate of amortization. However, decreases in investment, mortality, and expense margins, and thus estimated future profits, increase the rate of amortization.

     Deferred policy acquisition costs ("DAC") represents policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and agency expenses, related to the production of new and renewal business. DAC, in the amount of $0.9 as of December 31, 2004 and 2003, is included in other assets on the Balance Sheets and the related amortization is included in VOBA amortization.

     RESERVES

     The Company establishes and carries actuarially determined reserve liabilities which are calculated to meet its future obligations. Changes in or deviations from the assumptions used can significantly affect the Company's reserve levels and related future operations.

     Reserves for deferred annuity investment contracts and immediate annuities without life contingent benefits are equal to cumulative deposits less charges and withdrawals plus credited interest thereon (rates range from 3.0% to 7.8% for all years presented) net of adjustments for investment experience that the Company is entitled to reflect in future credited interest. These reserves also include unrealized gains/losses related to investments and unamortized realized gains/losses on investments for experience-rated contracts. Reserves on experience-rated contracts reflect the rights of contractowners, plan participants, and the Company.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

1.   SIGNIFICANT ACCOUNTING POLICIES (continued)

     Reserves for immediate annuities with life contingent benefits are computed on the basis of assumed interest discount rates, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by plan, year of issue and policy duration. Reserve interest rates range from 4.9% to 8.0% for all years presented.

     REVENUE RECOGNITION

     For most annuity contracts, fee income for the cost of insurance, surrenders, expenses, and other fees are recorded as revenue as charges are assessed against contractowners. Other amounts received for these contracts are reflected as deposits and are not recorded as premiums or revenue. Related policy benefits are recorded in relation to the associated premiums or gross profit so that profits are recognized over the expected lives of the contracts. When annuity payments with life contingencies begin under contracts that were initially investment contracts, the accumulated balance in the account is treated as a single premium for the purchase of an annuity and reflected as an offsetting amount in both premiums and current and future benefits in the Statements of Operations.

     SEPARATE ACCOUNTS

     Separate Account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners who bear the investment risk, subject, in limited cases, to minimum guaranteed rates. Investment income and investment gains and losses generally accrue directly to such contractowners. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company or its affiliates.

     Separate Account assets supporting variable options under annuity contracts are invested, as designated by the contractowner or participant (who bears the investment risk subject, in limited cases, to minimum guaranteed rates) under a contract in shares of mutual funds which are managed by its affiliates, or other selected mutual funds not managed by the Company or its affiliates.

     Separate Account assets and liabilities are carried at fair value and shown as separate captions in the Balance Sheets. Deposits, investment income, and net realized and unrealized capital gains and losses of the Separate Accounts are not reflected in the Financial Statements (with the exception of realized and unrealized capital gains and losses on the assets supporting the guaranteed interest option). The Statements of Cash Flows do not reflect investment activity of the Separate Accounts.

     Assets and liabilities of separate account arrangements that do not meet the criteria in SOP 03-1 for presentation in the separate caption in the Balance Sheets (primarily guaranteed interest options), and revenue and expenses related to such arrangements, are consolidated in the financial statements with the General Account. At December 31, 2004 and 2003, unrealized gains (losses) of $(0.1) and $5.0, respectively, on assets supporting a guaranteed interest option are reflected in shareholder's equity.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

1.   SIGNIFICANT ACCOUNTING POLICIES (continued)

     REINSURANCE

     The Company utilizes indemnity reinsurance agreements to reduce its exposure to large losses in all aspects of its insurance business. Such reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the primary liability of the Company as direct insurer of the risks reinsured. The Company evaluates the financial strength of potential reinsurers and continually monitors the financial condition of reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Balance Sheets.

     INCOME TAXES

     The Company is taxed at regular corporate rates after adjusting income reported for financial statement purposes for certain items. Deferred income tax expenses/benefits result from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

2.   RECLASSIFICATIONS AND CHANGES TO PRIOR YEAR PRESENTATION

     During 2004, certain changes were made to the 2003 and 2002 Statements of Operations to reflect the correct balances, as follows:

     - Certain changes were made to the classification of guaranteed minimum death benefit ("GMDB") excess reserves, which were included as a reduction to fee income.

     - Certain changes were made to the classification of reinsurance ceded related to certain products, which were included in interest credited and other benefits to contractowners.

     In addition, certain reclassifications have been made to financial information to conform to the current year presentation.

     These changes had no impact on net income or shareholder's equity of the Company. We deemed these changes to the Statement of Operations as immaterial, and, as such, have not labeled the Statement of Operations as restated. The following summarizes the corrections to each financial statement line item:

                                                                    PREVIOUSLY
                                                                     REPORTED    ADJUSTMENT    REVISED
     -----------------------------------------------------------------------------------------------------
      Year ended 12/31/2003
     -----------------------------------------------------------------------------------------------------
      Fee income                                                    $      6.7   $      1.6   $      8.3
     -----------------------------------------------------------------------------------------------------
      Total revenue                                                       15.6          1.6         17.2
     -----------------------------------------------------------------------------------------------------
      Interest credited and other benefits to contractowners               0.3          1.6          1.9
     -----------------------------------------------------------------------------------------------------
      Total expense                                                        7.3          1.6          8.9
     =====================================================================================================

      Year ended 12/31/2002
     -----------------------------------------------------------------------------------------------------
      Fee income                                                    $      8.5   $      1.8   $     10.3
     -----------------------------------------------------------------------------------------------------
      Total revenue                                                       12.8          1.8         14.6
     -----------------------------------------------------------------------------------------------------
      Interest credited and other benefits to contractowners               4.0          1.8          5.8
     -----------------------------------------------------------------------------------------------------
      Total expense                                                       18.1          1.8         19.9
     =====================================================================================================

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

2.   RECLASSIFICATIONS AND CHANGES TO PRIOR YEAR PRESENTATION (Continued)

Also, during 2004, certain changes were made to the 2003 and 2002 Statements of Cash Flows to reflect the correct balances, primarily related to interest credited to contractowners for investment type contracts. As a result of these adjustments, we have labeled the Statements of Cash Flows for 2003 and 2002 as restated. The following summarizes the adjustments:


                                                                     PREVIOUSLY
                                                                      REPORTED          ADJUSTMENT       RESTATED
                                                                     ----------         ----------       --------
YEAR ENDED 12/31/2003
  Net cash provided by (used for) operating activities                   $  2.0              $ 8.0         $ 10.0
  Net cash provided by (used for) financing activities                      1.8               (8.0)          (6.2)

YEAR ENDED 12/31/2002
  Net cash provided by (used for) operating activities                   $ 18.1             $ (2.6)        $ 15.5
  Net cash provided by (used for) financing activities                    (18.0)               2.6          (15.4)


3.   INVESTMENTS

     Fixed maturities available-for-sale as of December 31, 2004, were as follows:

                                                                                     GROSS        GROSS
                                                                      AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                                                        COST         GAINS       LOSSES        VALUE
     -------------------------------------------------------------------------------------------------------------------
      Fixed maturities:
      U.S. government and government agencies and
         authorities                                                 $     47.2   $      0.2   $      0.4   $     47.0
      U.S. corporate securities:
            Public utilities                                                9.8          0.3          0.1         10.0
            Other corporate securities                                     64.3          2.5          0.3         66.5
     -------------------------------------------------------------------------------------------------------------------
         Total U.S. corporate securities                                   74.1          2.8          0.4         76.5
     -------------------------------------------------------------------------------------------------------------------

      Foreign securities                                                    6.6          0.5           --          7.1
      Residential mortgage-backed securities                               30.6          0.1          0.3         30.4
      Commercial mortgage-backed securities                                 9.2          0.5          0.1          9.6
      Other asset-backed securities                                        14.2          0.4           --         14.6
     -------------------------------------------------------------------------------------------------------------------
         Total fixed maturities including fixed
            maturities, pledged to creditors                              181.9          4.5          1.2        185.2
     -------------------------------------------------------------------------------------------------------------------

      Less: fixed maturities pledged to creditors                          20.4           --          0.2         20.2
     -------------------------------------------------------------------------------------------------------------------

      Fixed maturities                                               $    161.5   $      4.5   $      1.0   $    165.0
     ===================================================================================================================

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

3.   INVESTMENTS (Continued)

     Fixed maturities available-for-sale as of December 31, 2003, were as follows:

                                                                                     GROSS        GROSS
                                                                      AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                                                        COST         GAINS       LOSSES        VALUE
     -------------------------------------------------------------------------------------------------------------------
      Fixed maturities:
      U.S. government and government agencies and
         authorities                                                 $      7.6   $      0.4   $       --   $      8.0
      U.S. corporate securities:
            Public utilities                                                4.1          0.1           --          4.2
            Other corporate securities                                     68.3          3.5          0.3         71.5
     -------------------------------------------------------------------------------------------------------------------
         Total U.S. corporate securities                                   72.4          3.6          0.3         75.7
     -------------------------------------------------------------------------------------------------------------------

      Foreign securities                                                    9.0          0.6           --          9.6
      Residential mortgage-backed securities                               26.3          0.2          0.3         26.2
      Commercial mortgage-backed securities                                 4.9          0.4           --          5.3
      Other asset-backed securities                                         7.7          0.6           --          8.3
     -------------------------------------------------------------------------------------------------------------------

      Fixed maturities                                               $    127.9   $      5.8   $      0.6   $    133.1
     ===================================================================================================================

     At December 31, 2004 and 2003, net unrealized appreciation of $3.3 and $5.2, respectively, on total fixed maturities, including fixed maturities pledged to creditors, included $2.8 and $5.1, related to experience-rated contracts, which were not reflected in shareholder's equity but in future policy benefits and claim reserves.

     The aggregate unrealized losses and related fair values of investments with unrealized losses as of December 31, 2004, are shown below by duration:

                                                                             UNREALIZED      FAIR
                                                                                LOSS        VALUE
     -------------------------------------------------------------------------------------------------
      Duration category:
        Less than six months below cost                                      $      0.6   $     65.9
        More than six months and less than twelve months below cost                 0.3         16.5
        More than twelve months below cost                                          0.3         20.8
     -------------------------------------------------------------------------------------------------
      Fixed maturities                                                       $      1.2   $    103.2
     =================================================================================================

     Of the unrealized losses, less than 6 months in duration, of $0.6, there were $0.5 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $0.1, as of December 31, 2004, related to securities reviewed for impairment under the guidance proscribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities which did not have an adverse change in cash flows for which the carrying amount was $10.9.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

3.   INVESTMENTS (continued)

     Of the unrealized losses, more than 6 months and less than 12 months in duration, of $0.3, there were $0.2 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $0.1 million, as of December 31, 2004, related to securities reviewed for impairment under the guidance proscribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities which did not have an adverse change in cash flows for which the carrying amount was $3.9.

     Of the unrealized losses, more than 12 months in duration, of $0.3. There were $0.1 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $0.2, as of December 31, 2004, related to securities reviewed for impairment under the guidance proscribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities which did not have an adverse change in cash flows for which the carrying amount was $18.6.

     The amortized cost and fair value of total fixed maturities for the year-ended December 31, 2004 are shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called, or prepaid.

                                                          AMORTIZED       FAIR
                                                             COST        VALUE
     ------------------------------------------------------------------------------
      Due to mature:
        One year or less                                  $      2.7   $      2.8
        After one year through five years                       81.8         82.3
        After five years through ten years                      28.3         29.2
        After ten years                                         15.1         16.3
        Mortgage-backed securities                              39.8         40.0
        Other asset-backed securities                           14.2         14.6
        Less: fixed maturities pledged                          20.4         20.2
     ------------------------------------------------------------------------------
        Fixed maturities                                  $    161.5   $    165.0
     ==============================================================================

     At December 31, 2004 and 2003, fixed maturities with carrying values of $6.6 and $6.7 were on deposit as required by regulatory authorities.

     The Company did not have any investments in a single issuer, other than obligations of the U.S. government, with a carrying value in excess of 10% of the Company's shareholder's equity at December 31, 2004 or 2003.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

3.   INVESTMENTS (continued)

     NET INVESTMENT INCOME

     Sources of net investment income were as follows:

                                                  YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                      2004          2003           2002
     ----------------------------------------------------------------------------------------
      Fixed maturities                           $       10.0   $        7.4   $        7.9
      Cash equivalents                                    0.1             --            0.1
     ----------------------------------------------------------------------------------------
      Gross investment income                            10.1            7.4            8.0
      Less: investment expenses                           0.6            0.8            1.3
     ----------------------------------------------------------------------------------------
      Net investment income                      $        9.5   $        6.6   $        6.7
     ========================================================================================

     NET REALIZED CAPITAL GAINS AND LOSSES

     Net realized capital gains (losses) are comprised of the difference between the carrying value of investments and proceeds from sale, maturity, and redemption. Net realized capital gains (losses) on investments were as follows:

                                                  YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                      2004          2003           2002
     -----------------------------------------------------------------------------------------
      Fixed maturities                           $        1.3   $        2.3   $       (2.4)
     -----------------------------------------------------------------------------------------
      Pretax net realized capital gains (losses) $        1.3   $        2.3   $       (2.4)
     =========================================================================================
      After-tax net realized capital gains
        (losses)                                 $        0.8   $        1.5   $       (1.6)
     =========================================================================================

     Net realized capital gains, allocable to experience-rated contracts of $0.6, $1.6 and $1.7, for the years ended December 31, 2004, 2003 and 2002, respectively, were deducted from net realized capital gains (losses) and an offsetting amount was reflected in future policy benefits and claim reserves on the Balance Sheets. Net unamortized realized capital gains allocable to experience-rated contractowners were $1.4, $1.3, and $0.1 at December 31, 2004, 2003 and 2002, respectively.

     Proceeds from the sale of total fixed maturities and the related gross gains and losses, excluding those related to experience-related policyholders, were as follows:

                                                  YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                      2004          2003           2002
     -----------------------------------------------------------------------------------------
      Proceeds on sales                          $      201.9   $      192.0   $      117.2
      Gross gains                                         2.8            4.4            0.6
      Gross losses                                       (0.9)          (2.1)          (3.0)
     -----------------------------------------------------------------------------------------

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

3.   INVESTMENTS (continued)

     Changes in shareholder's equity related to changes in accumulated other comprehensive income (net unrealized capital gains and losses on securities, including securities pledged, excluding those related to experience-rated contractowners) were as follows:

                                                  YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                      2004          2003           2002
     -----------------------------------------------------------------------------------------
      Fixed maturities                           $        4.9   $       (0.6)  $        0.4
      Other                                              (8.3)           1.2            0.4
     -----------------------------------------------------------------------------------------
        Subtotal                                         (3.4)           0.6            0.8
      Less: (increase) decrease in deferred
        income taxes                                     (1.2)           0.2            0.3
     -----------------------------------------------------------------------------------------
      Net (decrease) increase in accumulated
        other comprehensive income               $       (2.2)  $        0.4   $        0.5
     =========================================================================================

     Net unrealized capital gains (losses) allocable to experience-rated contracts of $2.8 and $5.1, at December 31, 2004 and 2003, respectively, are reflected on the Balance Sheets in other future policy benefits and claim reserves and are not included in shareholder's equity. Shareholder's equity included the following accumulated other comprehensive income, net of amounts allocated to experience-rated policyholders:

                                                         YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                        DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                            2004           2003           2002
     -----------------------------------------------------------------------------------------------
      Net unrealized capital gains (losses):
        Fixed maturities                                $        5.0   $        0.1   $        0.7
        Other                                                   (5.0)           3.3            2.1
     -----------------------------------------------------------------------------------------------
          Subtotal                                                --            3.4            2.8
     -----------------------------------------------------------------------------------------------
      Less: Deferred income taxes                                 --            1.2            1.0
     -----------------------------------------------------------------------------------------------
      Net accumulated other comprehensive income        $         --   $        2.2   $        1.8
     ===============================================================================================

     Changes in accumulated other comprehensive income related to changes in net unrealized gains (losses) on securities; including securities pledged and excluding those related to experience-rated contractowners, were as follows:

                                                         YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                        DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                            2004           2003           2002
     -----------------------------------------------------------------------------------------------
      Unrealized holding (losses) gains arising
        during the year (1)                             $       (1.2)  $        0.6   $        0.8
      Less: reclassification adjustment for gains
        (losses) and other items included in
        net income (2)                                           1.0            0.2            0.3
     -----------------------------------------------------------------------------------------------
      Net unrealized (losses) gains on securities       $       (2.2)  $        0.4   $        0.5
     ===============================================================================================

     (1) Pretax unrealized holding gains (losses) were $(1.8), $0.9 and $1.2, for the years ended December 31, 2004, 2003, and 2002, respectively.

     (2) Pretax reclassification adjustments for gains (losses) and other items included in net income were $1.5, $0.3, and $0.5, for the years ended December 31, 2004, 2003, and 2002, respectively.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

4.   FINANCIAL INSTRUMENTS

     ESTIMATED FAIR VALUE

     The following disclosures are made in accordance with the requirements of FAS No. 107, "Disclosures about Fair Value of Financial Instruments." FAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates, in many cases, could not be realized in immediate settlement of the instrument.

     FAS No. 107 excludes certain financial instruments, including insurance contracts, and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     The following valuation methods and assumptions were used by the Company in estimating the fair value of the following financial instruments:

     FIXED MATURITIES: The fair values for the actively traded marketable bonds are determined based upon the quoted market prices. The fair values for marketable bonds without an active market are obtained through several commercial pricing services which provide the estimated fair values. Fair values of privately placed bonds are determined using a matrix-based pricing model. The model considers the current level of risk-free interest rates, current corporate spreads, the credit quality of the issuer, and cash flow characteristics of the security. Also considered are factors such as the net worth of the borrower, the value of collateral, the capital structure of the borrower, the presence of guarantees, and the Company's evaluation of the borrower's ability to compete in their relevant market. Using this data, the model generates estimated market values which the Company considers reflective of the fair value of each privately placed bond.

     CASH AND CASH EQUIVALENTS: The carrying amounts for these assets approximate the assets' fair value.

     ASSETS HELD IN SEPARATE ACCOUNTS: Assets held in separate accounts are reported at the quoted fair values of the individual securities in the separate accounts.

     INVESTMENT CONTRACT LIABILITIES (INCLUDED IN FUTURE POLICY BENEFITS AND CLAIM RESERVES):

     WITH A FIXED MATURITY: Fair value is estimated by discounting cash flows at interest rates currently being offered by, or available to, the Company for similar contracts.

     WITHOUT A FIXED MATURITY: Fair value is estimated as the amount payable to the contractowner upon demand. However, the Company has the right under such contracts to delay payment of withdrawals which may ultimately result in paying an amount different than that determined to be payable on demand.

     LIABILITIES RELATED TO SEPARATE ACCOUNTS: The carrying amounts for these liabilities approximate the fair value.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

4.   FINANCIAL INSTRUMENTS (continued)

     The carrying values and estimated fair values of certain of the Company's financial instruments at December 31, 2004 and 2003 were as follows:

                                                                2004                   2003
                                                         -------------------   -------------------
                                                         CARRYING     FAIR     CARRYING     FAIR
                                                          VALUE      VALUE      VALUE      VALUE
     -----------------------------------------------------------------------------------------------
      Assets:
        Fixed maturities, including securities pledged   $  185.2   $  185.2   $  133.1   $  133.1
        Cash and cash equivalents                            11.4       11.4        4.8        4.8
        Assets held in separate accounts                    540.3      540.3      660.7      660.7
      Liabilities:
        Investment contract liabilities:
          With a fixed maturity                              55.7       55.5       64.9       64.5
          Without a fixed maturity                           61.1       61.5       72.9       72.1
          Liabilities held in separate accounts             540.3      540.3      660.7      660.7
     -----------------------------------------------------------------------------------------------

     Fair value estimates are made at a specific point in time, based on available market information and judgments about various financial instruments, such as estimates of timing and amounts of future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instruments. In evaluating the Company's management of interest rate, price and liquidity risks, the fair values of all assets and liabilities should be taken into consideration, not only those presented above.

5.   VALUE OF BUSINESS ACQUIRED

     Activity for the years ended December 31, 2004, 2003 and 2002 within VOBA were as follows:

     Balance at December 31, 2001                                      $   46.5
     Adjustment for unrealized gain (loss)                                 (2.1)
     Additions                                                              0.2
     Amortization                                                         (10.4)
     ----------------------------------------------------------------------------
     Balance at December 31, 2002                                          34.2
     Adjustment for unrealized gain (loss)                                  0.6
     Interest accrued at 5%-7%                                              1.7
     Amortization                                                          (4.9)
     ----------------------------------------------------------------------------
     Balance at December 31, 2003                                          31.6
     Adjustment for unrealized gain (loss)                                  1.0
     Interest accrued at 6%                                                 1.8
     Amortization                                                          (6.2)
     ----------------------------------------------------------------------------
     Balance at December 31, 2004                                      $   28.2
     ============================================================================

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

5.   VALUE OF BUSINESS ACQUIRED (continued)

     The estimated amount of VOBA to be amortized, net of interest, over the next five years is $5.0, $4.6, $3.3, $2.5 and $2.2, for the years 2005, 2006, 2007, 2008 and 2009, respectively. Actual amortization incurred during these years may vary as assumptions are modified to incorporate actual results.

     During 2004, VOBA amortization increased principally due to a decrease in estimated future profits, due to higher surrenders and a decrease in assets under management.

     During 2003 the Company reset long-term assumptions for the Separate Account returns from 9.0% to 8.5% (gross before fund management fees and mortality, expense, and other policy charges), reflecting a blended return of equity and other sub-accounts. The 2003 unlocking adjustment was primarily driven by improved market performance compared to expected performance during 2003. For the year ended December 31, 2003, the Company recorded a deceleration of VOBA amortization totaling $1.1 before tax, or $0.7, net of $0.4 of federal income tax expense.

     As part of the regular analysis of VOBA, at the end of 2002, the Company unlocked its long-term rate of return assumptions. The Company reset long-term return assumptions for the Separate Account returns to 9.0% (gross before fund management fees and mortality, expense, and other policy charges), as of December 31, 2002, reflecting a blended return of equity and other sub-accounts. The unlocking adjustment in 2002 was primarily driven by the sustained downturn in the equity markets and revised expectations for future returns. During 2002, the Company recorded an acceleration of VOBA amortization totaling $3.5 before tax, or $2.3, net of $1.2 of federal income tax benefit.

6.   DIVIDEND RESTRICTIONS AND SHAREHOLDER'S EQUITY

     The Company's ability to pay dividends is subject to the prior approval of the insurance regulatory authorities of the State of Florida for payment of any dividend, which exceeds certain statutorily prescribed thresholds that are calculated in relation to a company's statutory surplus and/or its net gains from operations.

     The Company did not pay dividends to its parent or receive capital contributions from its parent in 2004, 2003, or 2002.

     The Insurance Departments of the State of Florida and the State of Connecticut (the "Departments") recognize as net income and capital and surplus those amounts determined in conformity with statutory accounting practices prescribed or permitted by the Department, which differ in certain respects from accounting principles generally accepted in the United States. Statutory net income was $6.2, $5.0, and $2.5, for the years ended December 31, 2004, 2003, and 2002, respectively. Statutory capital and surplus was $75.2 and $68.3 as of December 31, 2004 and 2003, respectively.

     As of December 31, 2004, the Company does not utilize any statutory accounting practices, which are not prescribed by state regulatory authorities that, individually or in the aggregate, materially affect statutory capital and surplus.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

7.   ADDITIONAL INSURANCE BENEFITS AND MINIMUM GUARANTEES

     Under SOP 03-1, the Company calculates an additional liability (the "SOP reserve") for certain GMDBs in order to recognize the expected value of death benefits in excess of the projected account balance over the accumulation period based on total expected assessments.

     The Company regularly evaluates estimates used and adjusts the SOP reserve, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised.

     As of December 31, 2004, the separate account liability subject to SOP 03-1 for GMDBs and the additional liability recognized related to GMDBs was $500.2 and $0.1, respectively.

     The aggregate fair value of equity securities (including mutual funds) supporting separate accounts with additional insurance benefits and minimum investment return guarantees as of December 31, 2004 was $500.2.

8.   INCOME TAXES

     IICA files a consolidated federal income tax return with its parent, ILIAC. IICA has a federal tax allocation agreement with its parent whereby the Company is charged for federal taxes it would have incurred were it not a member of a consolidated group and is credited for losses at the federal statutory tax rate.

     Income taxes (benefits) from continuing operations consist of the following:

                                                               YEAR ENDED        YEAR ENDED         YEAR ENDED
                                                              DECEMBER 31,      DECEMBER 31,       DECEMBER 31,
                                                                  2004              2003               2002
     ----------------------------------------------------------------------------------------------------------
      Current tax expense (benefit):
        Federal                                                 $    0.2          $   (0.1)          $   (1.4)
        State                                                         --                --                0.2
        Net realized capital gains                                    --               0.9                0.5
     ----------------------------------------------------------------------------------------------------------
          Total current tax expense (benefit)                        0.2               0.8               (0.7)
     ----------------------------------------------------------------------------------------------------------
      Deferred tax expense (benefit):
        Federal                                                      1.3               1.3                0.1
        Net realized capital losses                                   --              (0.1)              (1.4)
     ----------------------------------------------------------------------------------------------------------
          Total deferred tax expense (benefit)                       1.3               1.2               (1.3)
     ----------------------------------------------------------------------------------------------------------
          Total income tax expense (benefit)                    $    1.5          $    2.0           $   (2.0)
     ==========================================================================================================

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

8.   INCOME TAXES (continued)

     Income taxes were different from the amount computed by applying the federal income tax rate to income from continuing operations before income taxes for the following reasons:

                                                               YEAR ENDED     YEAR ENDED      YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                                                  2004           2003            2002
     ----------------------------------------------------------------------------------------------------
      Income (loss) before income taxes and
        cumulative effect of change in accounting principle     $    7.4       $    8.3      $   (5.3)
      Tax rate                                                        35%            35%           35%
     ----------------------------------------------------------------------------------------------------
      Income tax at federal statutory rate                           2.6            2.9          (1.9)
      Tax effect of:
        State income tax, net of federal benefit                      --             --           0.1
        Dividends received deduction                                (0.3)          (0.6)         (0.3)
        IRS audit settlement                                        (0.8)            --            --
        Other, net                                                    --           (0.3)          0.1
     ----------------------------------------------------------------------------------------------------
          Income tax expense (benefit)                          $    1.5       $    2.0      $   (2.0)
     ====================================================================================================

     The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31, are presented below:

                                                                                   2004          2003
     -----------------------------------------------------------------------------------------------------
      Deferred tax assets:
        Insurance reserves                                                       $    0.9      $    2.9
        Deferred policy acquisition costs                                             1.0           1.4
        Unrealized gains allocable to experience-rated contracts                      1.0           1.8
        Guaranty fund assessments                                                     0.1           0.1
        Other, net                                                                    0.6           0.6
     -----------------------------------------------------------------------------------------------------
      Total gross assets                                                              3.6           6.8
     -----------------------------------------------------------------------------------------------------

      Deferred tax liabilities:
        Value of business acquired                                                    9.9          11.0
        Net unrealized capital gains                                                  0.9           3.6
        Other, net                                                                    0.8           0.1
     -----------------------------------------------------------------------------------------------------
      Total gross liabilities                                                        11.6          14.7
     -----------------------------------------------------------------------------------------------------
      Net deferred tax liability                                                 $   (8.0)     $   (7.9)
     =====================================================================================================

     Net unrealized capital gains and losses are presented as a component of Other Comprehensive Income in shareholder's equity, net of deferred taxes.

     Valuation allowances are provided when it is considered more likely than not that deferred tax assets will not be realized. No valuation allowance has been established at this time as management believes the above conditions presently do not exist.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

8.   INCOME TAXES (continued)

     The Company establishes reserves for probable proposed adjustments by various taxing authorities. Management believes there are sufficient reserves provided for, or adequate defenses against any such adjustments. The Internal Revenue Service (the "Service") has completed examinations of the federal income tax returns of the Company for all years through the December 13, 2000 short period. The tax benefit associated with the settlement of the most recent audit is included in the 2004 financial statements. The Service has commenced its examination for the tax years ended December 31, 2000 and 2001, and various state tax audits are in progress.

9.   BENEFIT PLANS

     The Company utilizes the employees of ING North America Insurance Corporation, Inc. and its affiliates, primarily ILIAC. Benefit charges to the Company for the years ended December 31, 2004, 2003, and 2002 were not significant. There were no pension benefit charges allocated to the Company from the ING Americas Retirement Plan for 2004, 2003, or 2002. During 2004 and 2003, the Company was not allocated charges related to the Supplemental ING Retirement Plan for Aetna Financial Services that covers certain employees of ING Life Insurance Company of America and its affiliates. During 2002, liabilities totaling $0.3 were allocated to the Company related to the Supplemental Executive Retirement Plan ("SERP"). During 2004, 2003, or 2002, there were no matching contribution charges allocated to the Company from the ING Americas Savings Plan and ESOP.

10.  RELATED PARTY TRANSACTIONS

     OPERATING AGREEMENTS

     IICA has certain agreements whereby it incurs expenses with affiliated entities. The agreements are as follows:

     - Underwriting agreement with ING Financial Advisors, LLC ("ING FA"), for the variable insurance products issued by IICA. ING FA is authorized to enter into agreements with broker-dealers to distribute the IICA's variable products and appoint representatives of the broker-dealers as agents. For the years ended December 31, 2004, 2003 and 2002, expenses were incurred in the amount of $34.6, $36.9, and $47.7, respectively.

     - Investment advisory agreement with ING Investment Management, LLC ("IIM"), an affiliate, effective March 31, 2001 and amended January 1, 2003 and August 26, 2003, under which IIM provides asset management and accounting services. Under the agreement, the Company records a fee based on the value of the assets under management. The fee is payable quarterly. For the years ended December 31, 2004, 2003, and 2002, the Company incurred fees of $0.6, $0.6, $1.2, respectively, under this agreement.

     - Service agreement between the Company and its affiliates effective January 2001, and amended effective January 1, 2002. For the year ended December 31, 2004, net expenses related to the agreement were incurred in the amount of $0.9. No significant expenses were incurred during the years ended December 31, 2003 and 2002.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

10.  RELATED PARTY TRANSACTIONS (continued)

     - Expense sharing agreement with ING North America Insurance Corporation for administrative, management, financial, and information technology services, which was approved in 2001. For the years ended December 31, 2004 and 2003, expenses were incurred in the amounts of $.05 and $1.1, respectively. No significant expenses were incurred during 2002.

     Management and service contracts and all cost sharing arrangements with other affiliated companies are allocated in accordance with the Company's expense and cost allocation methods.

     RECIPROCAL LOAN AGREEMENT

     IICA maintains a reciprocal loan agreement with ING AIH, a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective in June 2001 and expires on April 1, 2011, IICA and ING AIH can borrow up to 0.5% of IICA's statutory admitted assets as of the prior December 31 from one another. Interest is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Under this agreement, IICA incurred an immaterial amount of interest expense for the years ended December 31, 2004, 2003, and 2002, respectively. At December 31, 2004 and 2003, IICA did not have any outstanding borrowing from ING AIH under this agreement.

     CAPITAL TRANSACTIONS

     The Company did not receive capital contributions from its parent in 2004, 2003, or 2002.

     TAX SHARING AGREEMENTS

     The Company files a consolidated federal income tax return with its parent, ING Life Insurance and Annuity Company. The Company has a federal tax allocation agreement with its parent, whereby the Company is charged for taxes it would have incurred were it not a member of a consolidated group and is credited for losses at the statutory federal tax rate.

     The Company has entered into a state tax sharing agreement with ING AIH and each of the specific subsidiaries that are parties to the agreement. The state tax agreement applies to situations in which ING AIH and all or some of the subsidiaries join in the filing of a state or local franchise, income tax, or other tax return on a consolidated, combined, or unitary basis.

11.  FINANCING AGREEMENTS

     The Company maintains a revolving loan agreement with SunTrust Bank ("the Bank"). Under this agreement, which expires July 30, 2005, the Company can borrow up to $30.0 from the Bank. Interest on any company borrowing accrues at an annual rate equal to (1) the cost of funds for the Bank for the period applicable for the advance plus .225% or (2) a rate quoted by the Bank to the Company for the borrowing. Under this agreement, the Company incurred minimal interest expense for the years ended December 31, 2004, 2003, and 2002, respectively. At December 31, 2004, the Company did not have any balances payable to the Bank.

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

11.  FINANCING AGREEMENTS (continued)

     The Company also maintains a revolving loan agreement with Bank of New York ("BONY"). Under this agreement, the Company can borrow up to $30.0 from BONY. Interest on any company borrowing accrues at an annual rate equal to (1) the cost of funds for BONY for the period applicable for the advance plus .35% or (2) a rate quoted by BONY to the Company for the borrowing. Under this agreement, the Company incurred minimal interest expense for the years ended December 31, 2004, 2003, and 2002. At December 31, 2004 and 2003, the Company did not have any balances payable to BONY.

     Also see Note 10 for reciprocal loan agreement with an affiliate.

12.  COMMITMENTS AND CONTINGENT LIABILITIES

     LEASES

     The Company occupies space that is leased by ILIAC or other affiliates. Expenses associated with these offices are allocated on a direct and indirect basis to the Company. Under the lease agreements, the Company incurred an immaterial amount of rent expense for the years ended December 31, 2004, 2003, and 2002, respectively.

     COMMITMENTS

     At December 31, 2004 and 2003, the Company had no commitments or contingent liabilities.

     LITIGATION

     The Company is a party to threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitration, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance, and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company's operations or financial position.

     REGULATORY MATTERS

     As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

     FUND REGULATORY ISSUES

     Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares,

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

12.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)

     revenue sharing and directed brokerage, compensation, sales practices and suitability, arrangements with service providers, pricing, compliance and controls, and adequacy of disclosure.

     In addition to responding to governmental and regulatory requests on fund regulatory issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

     The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of certain affiliates of the Company, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended.

     An affiliate of the Company, ING Funds Distributors, LLC ("IFD") has received notice from the staff of the National Association of Securities Dealers ("NASD") that the staff has made a preliminary determination to recommend that disciplinary action be brought against IFD and one of its registered persons for violations of the NASD Conduct Rules and federal securities laws in connection with frequent trading arrangements.

     Other regulators, including the SEC and the New York Attorney General, are also likely to take some action with respect to certain ING affiliates before concluding their investigation of ING relating to fund trading. The potential outcome of such action is difficult to predict but could subject certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of such action will have a material adverse effect on ING or ING's U.S.-based operations, including the Company.

     ING has agreed to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC. Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING's U.S.-based operations, including the Company.

     OTHER REGULATORY MATTERS

     The New York Attorney General and other regulators are also conducting broad inquiries and investigations involving the insurance industry. These initiatives currently focus on, among other things, compensation and other sales incentives, potential conflicts of interest, potential anti-competitive activity, marketing practices, certain financial reinsurance arrangements, and disclosure. It is likely that the scope of these investigations will further broaden before the investigations are concluded. U.S. affiliates of ING have

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

NOTES TO FINANCIAL STATEMENTS (continued)
(DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)

12.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)

     received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information.

     These initiatives may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged.

     In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

QUARTERLY DATA (UNAUDITED)

      Restatement of Financial Information:

      - During the quarterly period ended June 30, 2003, the Company incorrectly recorded investment income and realized capital gains related to Separate Accounts. The Company noted the effect during the compilation of the December 31, 2003 financial statements and made the appropriate changes to the quarterly periods ended June 30, 2003 and September 30, 2003.
      - In addition, during each of the quarters in 2003, the Company classified GMDB excess reserves as a reduction to fee income, rather than as interest credited and other benefits to contractowners. The Company noted the effect during the compilation of the March 31, 2004 financial statements and made the appropriate changes to the periods affected.

      The following tables show the previously reported and reclassified amounts for each of the periods affected.


      As Restated
      2004 (In millions)                      FIRST*      SECOND*       THIRD*       FOURTH
     -------------------------------------------------------------------------------------------
      Total revenue                         $      5.0   $      4.4   $      5.1    $      4.4
     -------------------------------------------------------------------------------------------
      Income before income taxes                   1.8          1.2          2.3           2.1
      Income tax expense (benefit)                 0.5          0.4         (0.1)          0.7
     -------------------------------------------------------------------------------------------
      Net income                            $      1.3   $      0.8   $      2.4    $      1.4
     ===========================================================================================
      As Reported
      2004 (In millions)                      FIRST       SECOND        THIRD
     -----------------------------------------------------------------------------
      Total revenue                         $      5.3   $      4.6   $      5.4
     -----------------------------------------------------------------------------
      Income before income taxes                   1.8          1.2          2.3
      Income tax expense (benefit)                 0.5          0.4         (0.1)
     -----------------------------------------------------------------------------
      Net income                            $      1.3   $      0.8   $      2.4
     =============================================================================

      As Restated
      2003 (In millions)                      FIRST*      SECOND*       THIRD*       FOURTH*
     -------------------------------------------------------------------------------------------
      Total revenue                         $      4.7   $      5.9   $      4.5    $      2.1
     -------------------------------------------------------------------------------------------
      Income before income taxes                   0.2          2.8          3.0           2.3
      Income tax expense                            --          0.5          0.8           0.7
     -------------------------------------------------------------------------------------------
      Net income                            $      0.2   $      2.3   $      2.2    $      1.6
     ===========================================================================================

      As Reported
      2003 (In millions)                      FIRST       SECOND        THIRD        FOURTH
     -------------------------------------------------------------------------------------------
      Total revenue                         $      4.7   $      5.7   $      3.8    $      1.4
     -------------------------------------------------------------------------------------------
      Income before income taxes                   0.2          3.5          2.9           1.7
      Income tax expense                            --          0.8          0.7           0.5
     -------------------------------------------------------------------------------------------
      Net income                            $      0.2   $      2.7   $      2.2    $      1.2
     ===========================================================================================

     *  Reclassified

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

          None.

ITEM 9A.  CONTROLS AND PROCEDURES

          a) The Company carried out an evaluation, under the supervision and with the participation of its management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934) as of the end of the period covered by this report. Based on that evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that the Company's current disclosure controls and procedures are effective in ensuring that material information relating to the Company required to be disclosed in the Company's periodic SEC filings is made known to them in a timely manner.

          b) There has not been any change in the internal controls over financial reporting of the Company that occurred during the period covered by this report that has materially affected or is reasonably likely to materially affect these internal controls.

ITEM 9B.  OTHER INFORMATION

          None.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

          Omitted pursuant to General Instruction I(2) of Form 10-K, except with respect to compliance with Sections 406 and 407 of the Sarbanes-Oxley Act of 2002:

          a)   CODE OF ETHICS FOR FINANCIAL PROFESSIONALS

               The Company has approved and adopted a Code of Ethics for Financial Professionals, pursuant to the requirements of Section 406 of the Sarbanes-Oxley Act of 2002 (which was filed as Exhibit 14 to the Company's Form 10-K, as filed with the SEC on March 29, 2004 (File No. 033-81010)). Any waiver of the Code of Ethics will be disclosed by the Company by way of a Form 8-K filing.

          b)   DESIGNATION OF BOARD FINANCIAL EXPERT

               The Company has designated David A. Wheat, Director, Senior Vice President and Chief Financial Officer of the Company, as its Board Financial Expert, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002. Because the Company is a wholly-owned subsidiary of ILIAC, it does not have any outside directors sitting on its board.

ITEM 11.  EXECUTIVE COMPENSATION

          Omitted pursuant to General Instruction I(2) of Form 10-K.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          Omitted pursuant to General Instruction I(2) of Form 10-K.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Omitted pursuant to General Instruction I(2) of Form 10-K.

ITEM 14.  PRINCIPAL ACCOUNTANT FEES AND SERVICES
          (Dollar amounts in millions, unless otherwise stated)

          In 2004 and 2003, Ernst & Young LLP ("Ernst & Young") served as the principal external auditing firm for ING including IICA. ING subsidiaries, including IICA, are allocated Ernst & Young fees attributable to services rendered by Ernst & Young to each subsidiary. Ernst & Young fees allocated to the Company for the years ended December 31, 2004 and 2003 are detailed below along with a description of the services rendered by Ernst & Young to the Company:

                                                       2004            2003
          ----------------------------------------------------------------------
          Audit fees                                 $    0.1        $    0.1
          Audit--related fees                              --*             --*
          Tax fees                                         --*             --
          All other fees                                   --*             --*
          ----------------------------------------------------------------------
                                                     $    0.1        $    0.1
          ======================================================================

          * Less than $0.1

          AUDIT FEES

          Fees for audit services include fees associated with professional services rendered by the auditors for the audit of the annual financial statements of the Company and review of the Company's interim financial statements.

          AUDIT-RELATED FEES

          There were minimal audit-related fees allocated to IICA in 2004 and 2003. This category typically includes assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported under the audit fee item above. These services typically consist primarily of IT audits, work performed relating to comfort letters issued in connection with prospectuses, audit of SEC product filings, advice on accounting matters, and progress review on International Financial Reporting Standards and Sarbanes-Oxley projects.

          TAX FEES

          There were minimal tax fees allocated to IICA in 2004 and no fees in 2003. This category typically includes tax compliance, tax advice and tax planning professional services. These services typically consist of: tax compliance including the review of original and amended tax returns, assistance with questions regarding tax audits, and tax planning and advisory services relating to common forms of domestic taxation (i.e. income tax and capital tax).

          ALL OTHER FEES

          There were minimal fees allocated to IICA under the category "all other fees" in 2004 and 2003. This category typically includes fees paid for products and services other than the audit fees, audit-related fees and tax fees described above, and consists primarily of non-recurring support and advisory services.

          PRE-APPROVAL POLICIES AND PROCEDURES

          IICA has adopted the pre-approval policies and procedures of ING. Audit, audit-related and non-audit services provided to the Company by ING's independent auditors are pre-approved by ING's audit committee. Pursuant to ING's pre-approval policies and procedures, the ING audit committee is required to pre-approve all services provided by ING's independent auditors to ING and its majority owned legal entities, including the Company. The ING pre-approval policies and procedures distinguish four types of services: (1) audit services, (2) audit-related services, (3) non-audit services, and (4) prohibited services (as described in the Sarbanes-Oxley Act).

          The ING pre-approval procedures consist of a general pre-approval procedure and a specific pre-approval procedure.

          GENERAL PRE-APPROVAL PROCEDURE

          ING's audit committee pre-approves audit, audit-related, and non-audit services to be provided by ING's external audit firms on an annual basis, provided that the amount for such pre-approved service may not be exceeded. ING's audit committee receives an overview of all services provided, including related fees and supported by sufficiently detailed information. ING's audit committee evaluates this overview retrospectively on a semi-annual basis.

          SPECIFIC PRE-APPROVAL PROCEDURE

          In addition to audit committee pre-approval, all audit-related and non-audit engagements that are expected to generate fees in excess of EUR 100,000 need specific approval of ING's Chief Financial Officer ("CFO"). These engagements are submitted in advance to the General Manager of ING Corporate Audit Services, who will advise ING's CFO on the compatibility of such services with the independence policy. Further, in addition to audit committee pre-approval under the general pre-approval procedures, the audit committee must approve on a case-by-case basis:

          (i) Each individual audit-related and non-audit engagement which is expected to generate fees in excess of EUR 250,000;
          (ii) All further audit-related and non-audit engagements over and above the pre-approved amounts.

          In 2004, 100% of each of the audit-related services, tax services and all other services were pre-approved by ING's audit committee.

                                     PART IV

ITEM 15.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  The following documents are filed as part of this report:

     1.   Financial statements. See Item 8 on Page 28.

     2. Financial statement schedules. See Index to Financial Statement Schedules on Page 64.

     EXHIBITS

     3.(i) Articles of Incorporation, as restated January 1, 2002, incorporated by reference to the Registrant's Form 10-K, as filed with the SEC on March 28, 2002 (File No. 33-81010).

       (ii) By-Laws, as amended and restated January 1, 2002, incorporated by reference to the Registrant's Form 10-K, as filed with the SEC on March 28, 2002 (File No. 33-81010).

     4.(a) Instruments Defining the Rights of Security Holders, Including Indentures (Annuity Contracts)

             Incorporated herein by reference to Registration Statement on Form N-4, File No. 33-80750, as amended and filed with the SEC on April 23, 1997.

             Incorporated herein by reference to Registration Statement on Form N-4, File No. 33-59749, as filed with the SEC on June 1, 1995.

             Incorporated herein by reference to Post-Effective Amendment No. 4 to Registration Statement on Form N-4, File No. 33-59749, as filed with the SEC on April 16, 1997.

             Incorporated herein by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4, File No. 33-59749, as filed with the SEC on November 26, 1997.

             Incorporated herein by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4, File No. 33-59749, as filed with the SEC on April 17, 1998.

             Incorporated herein by reference to Registration Statement on Form S-2, File No. 33-63657, as filed with the SEC on October 25, 1995.

             Incorporated herein by reference to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-2, File No. 33-63657, as filed with the SEC on January 17, 1996.

             Incorporated herein by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-2, File No. 33-63657, as filed with the SEC on November 24, 1997.

     10.    MATERIAL CONTRACTS

        (a) Distribution Agreement, dated as of December 13, 2000, between Aetna Inc., renamed Lion Connecticut Holdings Inc. ("Lion") and Aetna U.S. Healthcare Inc., renamed Aetna Inc., incorporated by reference to ING Life Insurance and Annuity Company's ("ILIAC") Form 10-K filed with the SEC on March 30, 2001 (File No. 033-23376).

        (b) Employee Benefits Agreement, dated as of December 13, 2000, between Aetna Inc., renamed Lion, and Aetna U.S. Healthcare Inc., renamed Aetna Inc., incorporated by reference to ILIAC's Form 10-K filed with the SEC on March 30, 2001 (File No. 033-23376).

        (c) Tax Sharing Agreement, dated as of December 13, 2000, among Aetna Inc., renamed Lion, Aetna U.S. Healthcare, renamed Aetna Inc., and ING America Insurance Holdings, Inc., incorporated by reference to ILIAC's Form 10-K filed with the SEC on March 30, 2001 (File No. 033-23376).

        (d) Lease Agreement, dated as of December 13, 2000 between the Aetna Life Insurance Company and ILIAC, incorporated by reference to ILIAC's Form 10-K filed with the SEC on March 30, 2001 (File No. 033-23376).

        (e) Real Estate Services Agreement, dated as of December 13, 2000, between Aetna Inc. and ILIAC, incorporated by reference to ILIAC's Form 10-K filed with the SEC on March 30, 2001 (File No. 033-23376).

        (f) Tax Sharing Agreement between IICA and ILIAC, effective January 1, 2001, incorporated by reference to IICA's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-81010).

        (g) Tax Sharing Agreement between IICA, ING America Insurance Holdings, Inc. and affiliated companies, effective January 1, 2001, incorporated by reference to IICA's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-81010).

        (h) Investment Advisory Agreement between IICA and ING Investment Management LLC, effective March 31, 2001, incorporated by reference to IICA's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-81010).

        (i) Services Agreement between IICA and the affiliated companies listed on Exhibit B to the Agreement, dated January 1, 2001, as amended effective January 1, 2002, incorporated by reference to IICA's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-81010).

        (j) Service Agreement between IICA and ING North America Insurance Corporation, effective January 1, 2001, incorporated by reference to IICA's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-81010).

        (k) Investment Advisory Agreement between IICA and ING Investment Management LLC, dated March 31, 2001, as amended effective January 1, 2003, incorporated by reference to IICA's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-81010).

        (l) Amendment to Investment Advisory Agreement between IICA and ING Investment Management LLC, effective August 26, 2003, incorporated by reference to IICA's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-81010).

        (m) Principal Underwriting Agreement between Aetna Insurance Company of America (now ING Insurance Company of America ("IICA" or "Registrant")) and Aetna Investment Services, LLC

              (now ING Financial Advisers, LLC) effective as of November 17, 2002, incorporated by reference to Post-Effective Amendment No. 2 to Registration Statement on Form N-4, filed with the Securities and Exchange Commission ("SEC") on December 13, 2000 (File No. 333-87131).

     14. ING Code of Ethics for Financial Professionals, incorporated by reference to IICA's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-81010).

     31.1 Certificate of David A. Wheat pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

     31.2 Certificate of Brian D. Comer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

     32.1 Certificate of David A. Wheat pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

     32.2 Certificate of Brian D. Comer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                     INDEX TO FINANCIAL STATEMENT SCHEDULES

                                                                                                 PAGE
                                                                                                 ----
    Report of Independent Registered Public Accounting Firm                                       67

    I.   Summary of Investments-Other than Investments in Affiliates as of December
           31, 2004                                                                               68

Schedules other than those listed above are omitted because they are not required or not applicable.

             Report of Independent Registered Public Accounting Firm

The Board of Directors
ING Insurance Company of America

We have audited the financial statements of ING Insurance Company of America as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, and have issued our report thereon dated March 31, 2005. Our audits also included the financial statement schedule listed in Item
15. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                                           /s/ Ernst & Young LLP


Atlanta, Georgia
March 31, 2005

                        ING INSURANCE COMPANY OF AMERICA
      (A wholly-owned subsidiary of ING Life Insurance and Annuity Company)

                                    SCHEDULE I
          Summary of Investments--Other than Investments in Affiliates
                             As of December 31, 2004
                                  (In Millions)

                                                                                                            AMOUNT
                                                                                                           SHOWN ON
                          TYPE OF INVESTMENT                                  COST           VALUE*      BALANCE SHEET
                          ------------------                             -------------   -------------   -------------
     Fixed maturities:
       U.S. government and government agencies and authorities           $        47.2   $        47.0   $        47.0
       U.S. corporate securities                                                  74.1            76.5            76.5
       Foreign securities(1)                                                       6.6             7.1             7.1
       Mortgage-backed securities                                                 30.6            30.4            30.4
       Commercial mortgage-backed securities                                       9.2             9.6             9.6
       Other asset-backed securities                                              14.2            14.6            14.6
                                                                         -------------   -------------   -------------
         Total investments                                               $       181.9   $       185.2   $       185.2
                                                                         =============   =============   =============

  *  See Notes 3 and 4 of Notes to Financial Statements.

(1) The term "foreign" includes foreign governments, foreign political subdivisions, foreign public utilities and all other bonds of foreign issuers. Substantially all of the Company's foreign securities are denominated in U.S. dollars.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               ING INSURANCE COMPANY OF AMERICA
                                         (Registrant)

(Date)  March 28, 2005       By /s/ David A. Wheat
        --------------         -------------------
                               David A. Wheat
                               Director, Senior Vice President and
                                 Chief Financial Officer
                               (Duly Authorized Officer and Principal Financial
                                 Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on or before March 28, 2005.

         SIGNATURES                           TITLE
/s/ David A. Wheat
----------------------------
David A. Wheat                 Director, Senior Vice President and
                               Chief Financial Officer


/s/ Brian D. Comer
----------------------------
Brian D. Comer                 President


/s/ Catherine H. Smith
----------------------------
Catherine H. Smith             Director


/s/ Thomas J. McInerney
----------------------------
Thomas J. McInerney            Director and Chairman


/s/ Jacques de Vaucleroy
----------------------------
Jacques de Vaucleroy           Director and Senior Vice President


/s/ Kathleen A. Murphy
----------------------------
Kathleen A. Murphy             Director

/s/ Roger W. Fisher
----------------------------
Roger W. Fisher                Vice President and Chief Accounting Officer

                                                                    EXHIBIT 31.1

                                  CERTIFICATION

I, David A. Wheat, certify that:

1. I have reviewed this annual report on Form 10-K of ING Insurance Company of America;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:     March 28, 2005
          ---------------------------

By        /s/ David A. Wheat
          ----------------------------------------------------
          David A. Wheat
          Director, Senior Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

                                                                    EXHIBIT 31.2

                                  CERTIFICATION

I, Brian D. Comer, certify that:

2. I have reviewed this annual report on Form 10-K of ING Insurance Company of America;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:     March 28, 2005
          ---------------------------

By        /s/ Brian D. Comer
          --------------------------------------------
          Brian D. Comer
          President
          (Duly Authorized Officer and Principal Officer)

                                                                    EXHIBIT 32.1

                                  CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of ING Insurance Company of America (the "Company") hereby certifies that, to the officer's knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date March 28, 2005
     ---------------                By /s/  David A. Wheat
                                      --------------------
                                      David A. Wheat
                                      Director, Senior Vice President and
                                        Chief Financial Officer

                                                                    EXHIBIT 32.2

                                  CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of ING Insurance Company of America (the "Company") hereby certifies that, to the officer's knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date   March 28, 2005
       ---------------              By /s/ Brian D. Comer
                                      -------------------
                                      Brian D. Comer
                                      President

                           PART II

           INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

Not Applicable

Item 15.   Indemnification of Directors and Officers

Florida Statutes chapter 607.0850 governs the indemnification of officers, directors, employees and agents of a Florida corporation. Section 607.0850(1) provides that a corporation shall have power to indemnify a person who was or is a party to a proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that the person who is or was a director, officer, employee or agent of the corporation (or in certain other defined circumstances) against liability (defined as obligations to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to any employee benefit plan, and expenses actually and reasonably incurred with respect to the proceeding). Section 607.0850(2) provides that a corporation may indemnify a person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason that the person is or was connected to the corporation as noted in subsection (1) against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal. Indemnification under both subsection (1) and (2) is subject to a determination that the person seeking indemnification has met the standard of conduct set forth in the applicable subsection. However, pursuant to section 607.0850(3), to the extent that the person seeking indemnification has been successful on the merits or otherwise in defense of any proceeding, claim or issue referred to in subsection (1) or (2), that person shall be indemnified against expenses that he or she actually and reasonably incurred. Expenses incurred by an officer or director in defending any civil or criminal proceeding may be paid in advance of the final disposition of the proceeding, provided that such person undertakes to repay any such amount if he or she is ultimately found not to be entitled to indemnification pursuant to section 607.0850. Expenses incurred by other employees and agents may be advanced upon such terms and conditions deemed appropriate by the board of directors.

Section 607.0850(4) provides that any indemnification under subsection (1) or
(2), unless made pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that that indemnification is proper in the circumstances because the party has met the applicable standard of conduct set forth in subsection (1) or (2). Such determination may be made (a) by the disinterested directors, pursuant to section 607.0850(4)(a); (b) by a committee duly designated by the board of directors, pursuant to section 607.0850(4)(b); (c) by independent legal counsel, pursuant to section 607.0850(4)(c); or (d) by the shareholders, pursuant to section 607.0850(4)(d). The reasonableness of expenses and authorization of indemnification shall be made in the same manner, except as otherwise required by section 607.0850(5).

The indemnification and advancement of expenses provisions of section 607.0850 are not exclusive, and a corporation may make other or further provisions for the indemnification or advancement of expenses of parties identified in section 607.0850(1), except as otherwise prohibited by section 607.0850(7). Indemnification and advancement of expenses may also be ordered by a court of competent jurisdiction, pursuant to section 607.0850(9). Section 607.0850(12) specifically authorizes a corporation to procure indemnification insurance on behalf of an individual who was a director, officer, employee or agent of the corporation. Consistent with this statute, ING Groep N.V. maintains an umbrella insurance policy with an international insurer to cover errors and omissions, directors and officers, employment practices, fiduciary and fidelity. The policy covers ING Groep N.V. and any company in which ING Groep N.V. has controlling interest of 50% or more. This would encompass the principal and underwriter as well as the depositor.

Section 20 of the ING Financial Advisers, LLC Limited Liability Company Agreement provides that ING Financial Advisers, LLC will indemnify certain persons against any loss, damage, claim or expenses (including legal fees) incurred by such person if he is made a party or is threatened to be made a party to a suit or proceeding because he was a member, officer, director, employee or agent of ING Financial Advisers, LLC as long as he acted in good faith on behalf of ING Financial Advisers, LLC and in a manner reasonably believed to be within the scope of his authority. An additional condition requires that no person shall be entitled to indemnity if his loss, damage, claim or expense was incurred by reason of his gross negligence or willful misconduct. This indemnity provision is authorized by and is consistent with Title 8, Section 145 of the General Corporation Law of the State of Delaware.

Item 16.   Exhibits

Exhibit No.

      (1) Principal Underwriting Agreement between Aetna Insurance Company of America and Aetna Investment Services, LLC o Incorporated by reference to Post-Effective Amendment No. 2 to Registration Statement on Form N-4 (File No. 333-87131), as filed on December 13, 2000.

      (4)  Instruments Defining the Rights of Security Holders

           (a) Group Annuity Contract (Form No. G2-MGA-95) o Incorporated by reference to Registration Statement on Form S-2 (File No. 33-63657), as filed on October 25, 1995.

           (b) Individual Annuity Contract (Form No. I2-MGA-95) o Incorporated by reference to Pre-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on January 17, 1996.

           (c) Certificate (G2CC-MGA-95) to Group Annuity Contract Form No. G-MGA-95 o Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on November 24, 1997.

           (d)   Endorsement (E2-MGAIRA-95-2) to Group Annuity Contract Form No.

                 G2-MGA-95 and Certificate No. G2CC-MGA-95 o Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on November 24, 1997.

           (e) Endorsement (E2-MGAROTH-97) to Group Annuity Contract Form No.

                 G2-MGA-95 and Certificate No. G2CC-MGA-95 o Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on November 24, 1997.

      (5)  Opinion re Legality

      (10) Material contracts are listed under exhibit 10 in the Company's Form 10-K for the fiscal year ended December 31, 2004 (File No. 33-81010), as filed with the Commission on March 31, 2005. Each of the exhibits so listed is incorporated by reference as indicated in the Form 10-K

      (13) ING Insurance Company of America Form 10-K for the fiscal year ended December 31, 2004

      (23)(a) Consent of Independent Registered Public Accounting Firm

          (b) Consent of Legal Counsel (included in Exhibit (5) above)

      (24)(a) Powers of Attorney o Incorporated herein by reference to Registration Statement on Form S-2 for ING Insurance Company of America Guaranteed Account, as filed with the Securities and Exchange Commission on April 7, 2005 (File Nos. 333-49581).

          (b) Certificate of Resolution Authorizing Signature by Power of Attorney o Incorporated by reference to Registration Statement on Form N-4 (File No. 33-59749), as filed on June 1, 1995.

Exhibits other than these listed are omitted because they are not required or are not applicable.

Item 17.   Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

     (a) Rule 415 offerings:

           (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (h) Request for Acceleration of Effective Date:

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 18.   Financial Statements and Schedules

Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 14 to the Registration Statement on Form S-2 (File No. 33-63657) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Chester, Commonwealth of Pennsylvania, on this 7th day of April, 2005.

                                             ING INSURANCE COMPANY OF AMERICA
                                             (REGISTRANT)

                                             By: Brian Comer*

                                                 ------------------------------
                                                 Brian Comer
                                                 President
                                                 principal executive officer

By:  /s/  Linda E. Senker
     ------------------------
     Linda E. Senker
     Counsel of Registrant


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 14 to Registration Statement on Form S-2 has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                  Date

Brian Comer*             President                              )
--------------------                                            )
Brian Comer              (principal executive officer)          )
                                                                )
Thomas J. McInerney*     Director                               )  April
--------------------                                            )  7, 2005
Thomas J. McInerney                                             )
                                                                )
Kathleen A. Murphy*      Director                               )
--------------------                                            )
Kathleen A. Murphy                                              )
                                                                )
Jacques de Vaucleroy*    Director                               )
--------------------                                            )
Jacques de Vaucleroy                                            )
                                                                )
David Wheat*             Director and Chief Financial Officer   )
--------------------                                            )
David Wheat                                                     )
                                                                )
Roger Fisher*            Chief Accounting Officer               )
--------------------                                            )
Roger Fisher                                                    )



By: /s/ Linda E. Senker
    -------------------------------------
    Linda E. Senker
    Counsel of Registrant

* Executed by Linda E. Senker on behalf of those indicated pursuant to Power of Attorney.

                                  EXHIBIT INDEX

Exhibit No.   Exhibit

16(5)         Opinion re Legality                                        EX-5

16(13)        ING Insurance Company of America Form 10-K for the
              fiscal year ended December 31, 2004                        **

16(23)(a)     Consent of Independent Registered Public Accounting Firm   EX-23.A

16(23)(b)     Opinion and Consent of Legal Counsel                       *


*Included in Exhibit 16(5) above
**Filed as Module No. IICA_10K-1204